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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM SB-2
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

EAST KANSAS AGRI-ENERGY, L.L.C.
(Name of small business issuer in its charter)

Kansas	2860	48-1251578
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

P.O. Box 225, 210 1/2 East 4th Avenue, Garnett, Kansas 66093
(785) 448-2888
(Address and telephone number of principal executive offices)

P.O. Box 225, 210 1/2 East 4th Avenue, Garnett, Kansas 66093
(785) 448-2888
(Address of principal place of business or intended principal place of business)

William R. Pracht
P.O. Box 225
210 1/2 East 4th Avenue
Garnett, Kansas 66093
(785) 448-2888
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of Communications to:

William E. Hanigan
Brown, Winick, Graves, Gross, Baskerville & Schoenebaum, P.L.C.
666 Grand Avenue, Suite 2000, Des Moines, Iowa 50309-2510
(515) 242-2400

        Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is post-effective amendment filed pursuant to Rule 462(d) under the Securities act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Dollar Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee

Membership Units	$10,000,100	$1,100	$10,000,100	$759.01(1)

(1)
Determined pursuant to Section 6(b) of the Securities Act of 1933 and offset by a $418.00 filing fee previously paid for the Registrant's Registration Statement on Form SB-2 initially filed on July 18, 2002 as File No. 333-96703.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Preliminary Prospectus
Dated December 16, 2004

        The information in this prospectus is not complete and may be changed. The securities offered by this prospectus may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is neither an offer to sell these securities nor a solicitation of an offer to buy these securities in any state where an offer or sale is not permitted.

EAST KANSAS AGRI-ENERGY, L.L.C.,
a Kansas Limited Liability Company

[DATE]

The Securities being offered by East Kansas Agri-Energy, L.L.C. are
Limited Liability Company Membership Units:

Minimum Offering Amount	$2,000,900	Minimum Number of Units	1,819
Maximum Offering Amount	$10,000,100	Maximum Number of Units	9,091
Minimum Purchase Requirement Ten Units (10 Units)—$11,000 Minimum Investment

	Price to Investors	Proceeds to Company before deducting Offering Expenses

Per Unit	$1,100	$1,100

Total Minimum Offering	$2,000,900	$2,000,900

Total Maximum Offering	$10,000,100	$10,000,100

        We are offering limited liability company membership units in East Kansas Agri-Energy, L.L.C., a Kansas limited liability company (referred to herein as "we," "us," or the "Company"). We intend to use the proceeds to redeem units from ICM, Inc. and Fagen, Inc. who contributed additional capital to fund expansion of the ethanol plant we are currently building from 25 million gallons per year plant to 35 million gallons per year. If we successfully raise equity of up to $6,875,000 in this offering, we will redeem a total of 6,250 units from ICM, Inc. and Fagen, Inc. at a price of $1,100 per unit. To the extent we obtain proceeds exceeding the minimum offering amount but less than $6,875,000, we will redeem the units owned by ICM, Inc. and Fagen, Inc. to the extent of the proceeds received at a redemption price of $1,100 per unit. If our proceeds are insufficient to redeem the entire 6,250 units from ICM, Inc., and Fagen, Inc., we must redeem the remaining units at their current fair market value on the date of redemption. If we obtain proceeds of more than $6,875,000 from this offering, we expect to retain the balance for working capital and other operating expenses to supplement funding of the operation of the 35 million gallon per year ethanol plant to be located in Garnett, Kansas.

Offering Terms

        The offering price for the units will be $1,100 per unit. A unit represents a pro rata ownership interest in our capital, profits, losses, and distributions. An investor must purchase a minimum of 10 units for a minimum investment of $11,000. Investors may subscribe to purchase any quantity of units greater than 10. Investments will be held in an escrow account either until we sell the minimum number of units or the offering is closed or terminated. We are selling the units directly to investors without using an underwriter. We intend to raise a minimum of $2,000,900 and a maximum of $10,000,100 through this offering.

        That these securities have been registered with the Securities and Exchange Commission does not indicate that the securities have been either approved or disapproved by the Securities and Exchange Commission or any state securities commission or that the Securities and Exchange Commission or any state securities commission has passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

        These securities are speculative securities and involve a significant degree of risk (see "RISK FACTORS" starting on page 5), and will constitute an investment in an illiquid security since no public or other market for the units now exists or is expected to develop. Risk factors include, but are not limited to, the following:

  •
  We are a development-stage company and have not yet generated any revenue and do not expect to generate revenue until plant operations begin, which may not happen for another 5-8 months;

  •
  Cash distributions depend upon our future performance and are affected by debt covenants, our obligation to redeem units from other members, reserves, and operating expenditures;

  •
  Our operations are subject to construction risks, fluctuations in the price of grain, utilities and ethanol, which are affected by various factors including weather, production levels, supply, demand, and government support and regulations;

  •
  We are very dependent on ICM, Inc., Fagen, Inc., and United Bio Energy, LLC, which is owned by an affiliate of ICM, Inc. and an affiliate of Fagen, Inc., for the construction, design, management, and operation of our plant;

  •
  Conflicts of interest exist and may arise in the future between us, our members, our directors and the companies upon which we will depend;

  •
  The units are subject to a number of transfer restrictions, and no public market exists for our units and none is expected to develop; and

  •
  Members' voting rights are limited and the Company is managed by our board of directors and officers.

  •
  We may have to close the offering prior to [one year from effective date of this prospectus] if the market price of our units falls significantly below the offering price.

EXHIBITS
Exhibit A	Articles of Organization
Exhibit B	Amended and Restated Operating Agreement and First Amendment to the Amended and Restated Operating Agreement dated September 16, 2004
Exhibit C	Subscription Agreement

i

PROSPECTUS SUMMARY

        This summary only highlights selected information from this prospectus and may not contain all of the information that is important to you. You should carefully read this entire document, including the Risk Factors and financial statement, and the attached exhibits before you decide whether to invest.

The Company

        We are organized as a Kansas limited liability company. The Company is organized with membership interests, which are designated as units. Our principal address and location is P.O. Box 225, 210 1/2 East 4th Ave., Garnett, KS 66032. Our telephone number is (785) 448-2888. Our website address is www.ekaellc.com.

        We intend to use the proceeds of this offering to redeem a total of 6,250 units from ICM, Inc. and Fagen, Inc. at a price of $1,100 per unit for a total of $6,875,000. If we obtain proceeds of less than $6,875,000 but in excess of the minimum offering amount, we will redeem the units owned by ICM, Inc. and Fagen, Inc. to the extent of sales proceeds received. If we obtain proceeds of more than $6,875,000, we will retain the balance for working capital and other operating expenses to supplement funding of construction and start-up operations of the 35 million gallon per year ethanol plant to be located in Garnett, Kansas.

The Offering

        We are offering a minimum of 1,819 units and a maximum of 9,091 units at a purchase price of $1,100 per unit. The units will be sold by certain of our authorized directors, who are listed on page 4 of this prospectus. We will not pay commissions to our directors for these sales.

The Project

        We were formed on October 16, 2001 for the purpose of constructing and operating a 20 million gallon per year denatured fuel grade ethanol plant. Subsequently, we revised our business plan to expand the plant capacity to produce 35 million gallons per year. On September 28, 2004 we began construction of the plant near Garnett, Kansas. We expect that the plant will be substantially complete in the summer of 2005. The plant will produce ethanol, distillers grains, and carbon dioxide.

        ICM, Inc. and Fagen, Inc. each agreed to purchase 3,125 additional units of the Company so that we can increase the size of our plant without delaying the anticipated date of substantial completion. In exchange, we agreed to repurchase the units as soon as possible. If we are successful in selling the maximum number of units in this offering, we will be able to redeem 3,125 units from ICM, Inc. and 3,125 units from Fagen, Inc. at $1,100 per unit and we will have approximately $3,125,000 remaining for working capital, operating expenses, and the cost of this offering. ICM, Inc. and Fagen, Inc., including their related entities and common owners, presently own 4,000 units excluding the combined 6,250 units subject to the Unit Purchase and Redemption agreement. Accordingly, they will continue to own a significant number of our units regardless of whether this offering succeeds.

Redemption of Units from ICM, Inc., and Fagen, Inc.

        The Unit Purchase and Redemption Agreement dated October 11, 2004, describes the terms and conditions under which ICM, Inc. and Fagen, Inc. provided us additional equity. The Unit Purchase and Redemption Agreement provides for the issuance of up to 6,250 of our units to ICM, Inc. and Fagen, Inc. at a purchase price of $1,000 per unit in exchange for their combined capital contribution of up to $6,250,000. The closing of the purchase of these units by ICM, Inc. and Fagen, Inc. is conditioned upon us depleting the proceeds that we raised from our initial registered offering to $1,000,000 or less. Due to our obligation to redeem these units from ICM, Inc. and Fagen, Inc., our financial statements will reflect the $6,250,000 as a liability at the time the units are issued. The liability will be identified as units subject to mandatory redemption. For all other purposes, the $6,250,000 will be considered equity.

        In exchange for the contributions made for these units, ICM, Inc. and Fagen, Inc. are entitled to appoint a total of 3 directors to our board of directors, subject to our ability to terminate one of their director positions for every $2,000,000 in units redeemed from either ICM, Inc. or Fagen, Inc.

        Before we could offer these units to ICM, Inc. and Fagen, Inc. under the terms and conditions provided for in the Unit Purchase and Redemption Agreement, it was necessary for us to amend our operating agreement. On

September 16, 2004 our members voted to amend our operating agreement to authorize the issuance of 20,000 additional units and to add provisions regarding ICM, Inc.'s and Fagen, Inc.'s rights to appoint directors.

        We initiated this offering to raise the proceeds necessary to redeem the units in accordance with the terms of the Unit Purchase and Redemption Agreement. The first $6,875,000 raised in this offering will be used to redeem the units owned by ICM, Inc. and Fagen, Inc. at a redemption price of $1,100 per unit. To the extent that we obtain proceeds of less than $6,875,000, we intend to redeem the units through a distribution of our net cash flow from operations at a redemption price equal to the fair market value of the units as of the date of the redemption. The amount of yearly net cash flow available for redemption payments will be subject to further reductions for distributions to our members to cover the tax liability arising from owning our units and certain other reductions pursuant to loan covenants and restrictions.

Our Financing Plan

        We expect the total funding requirement for the plant to be $46,793,000. Our design/build agreement with ICM, Inc. provides that the proposed plant will cost no more than $35,900,000. We expect that expenses incidental to construction and start-up will cost approximately an additional $10,453,000.

        We raised $610,000 of seed capital in a private placement, and $13,457,000 of equity through an initial public offering registered with the Securities and Exchange Commission ("SEC") on Form SB-2 (SEC Registration No. 333-96703) as amended, which was declared effective on January 24, 2003 and terminated on January 24, 2004. We secured $6,250,000 in additional equity from ICM, Inc. and Fagen, Inc. on the condition that we undertake a second registered offering to raise proceeds to redeem these investments. We have received approximately $476,000 in state and federal grants.

        We entered into debt financing agreements with Home Federal Savings Bank of Rochester, Minnesota on November 23, 2004 pursuant to which it will lend us $26,000,000 to complete capitalization of our project. Based upon initial registered offering proceeds of $13,457,000, seed capital proceeds of $610,000, additional equity from ICM, Inc. and Fagen, Inc. of $6,250,000, a term loan of $26,000,000, and grant financing of $476,000, we expect that we will have approximately $46,793,000 of debt and equity available which would provide us with sufficient cash on hand to cover construction and related start-up costs necessary to make the plant operational.

Financial Information

        Please see "SELECTED FINANCIAL DATA" on page 20 for a summary of our finances and the index to our financial statements for our detailed financial information.

Operating Agreement

        As a limited liability company, we are governed by an operating agreement. Our operating agreement provides that our business and affairs be exclusively managed by a board of directors. We are served by a board of directors consisting of at least 7 but no more than 11 directors. Unit holders may vote on a limited number of issues, such as dissolving the Company, amending the operating agreement, and electing future directors.

        As a unit holder, you will have a capital account to which your contributions will be credited. We will increase unit holders' accounts by the holders' allocated share of our profits and other applicable items of income or gain. We will decrease capital accounts by the share of our losses and other applicable items of expenses or losses and any distributions that are made. Generally, we will allocate our profits and losses based upon the ratio each investor's units bear to total units outstanding.

        We expect to be treated as a partnership for federal income tax purposes. As such, we will not pay any federal income taxes at the company level and will instead allocate net income to unit holders. Our unit holders must then include that income in his or her taxable income. This means that each unit holder will need to pay taxes upon the allocated shares of our income regardless of whether we make a distribution in that year. See "FEDERAL INCOME TAX CONSEQUENCES OF OWNING OUR UNITS" on page 66.

        The transfer of units is restricted by our operating agreement. Generally, unless a transfer is permitted under our operating agreement or by operation of law, such as upon death, units cannot be transferred without the prior written approval of a majority of directors. Except in limited circumstances, directors may not approve transfers until the plant is substantially operational. This means that units will not be transferring for at least [INSERT NUMBER depending on effective date] months, and possibly longer than [INSERT NUMBER depending on effective date] months after we close the offering. We will not be generating revenue during that time. Your investment in us may remain illiquid for the life of the Company. See "DESCRIPTION OF MEMBERSHP UNITS" on page 57.

Distributions

        We have not declared or paid any distributions on our units and will not pay or declare any distributions until after we begin generating revenue and satisfy our loans covenants. We will not begin generating any revenue until we begin operations of the ethanol plant. Subject to loan covenants and restrictions and our obligation to redeem units from ICM, Inc. and Fagen, Inc., we will distribute our net cash flow to holders of our units in proportion to their units held. By net cash flow, we mean our gross cash proceeds received less any portion that our board of directors, in its sole discretion shall determine should be used to pay or establish reserves for our expenses, debt obligations, capital improvements, replacements, and contingencies.

Suitability of Investors

        Investing in the units offered hereby involves a high degree of risk. Accordingly, the purchase of units is suitable only for persons of substantial financial means that have no need for liquidity in their investments and can bear the economic risk of loss of any investment in the units. Units will be sold only to persons that meet these and other requirements.

Subscription Period

        The offering will close upon the earliest occurrence of (1) our acceptance of subscriptions for units equaling the maximum amount of $10,000,100; (2) our redemption of 3,125 units from ICM, Inc. and 3,125 units from Fagen, Inc. at $1,100 per unit; or (3) [one year from the effective date of this registration statement]. We will admit to the Company as members and continue to offer any remaining units to reach the maximum number to be sold until the offering closes. We reserve the right to cancel or modify the offering, to reject subscriptions for units in whole or in part and to waive conditions to the purchase of units. Additionally, in our sole discretion, we may also determine that it is not necessary to sell all available units.

Subscription Procedures

        Before purchasing any units, investors must complete the subscription agreement included as exhibit C to this prospectus, draft a check payable to "Home Federal Savings Bank, Escrow Agent for East Kansas Agri-Energy, L.L.C." in the amount of not less than 10% of the amount due for the units for which subscription is sought, which amount will be deposited in the escrow account; sign a full recourse promissory note and security agreement; and deliver to us these items and an executed copy of the signature page of our operating agreement. Once we sell the minimum aggregate offering amount, we will give written demand for payment and you will have 20 days to pay the balance of the purchase price. If we acquire sufficient equity proceeds to release funds from escrow prior to your initial investment, then you must pay the full purchase price at the time of subscription for the total number of units you wish to purchase.

        In the subscription application, an investor must make representations to us concerning, among other things, that he or she has received our prospectus and any supplements, agrees to be bound by the operating agreement and understands that the units are subject to significant transfer restrictions. The subscription application also requires information about the nature of your desired ownership, your state of residence, and your taxpayer identification or social security number. We encourage you to read the subscription agreement carefully.

Escrow Procedures

        Proceeds from subscriptions for the units will be deposited in an interest-bearing escrow account that we have established with Home Federal Savings Bank, as escrow agent under a written escrow agreement. We will not release funds from the escrow account until specific conditions are satisfied. Those conditions are (1) the subscription proceeds in the escrow account equals or exceeds $2,000,900, exclusive of interest; (2) we elect, in writing, to terminate the escrow agreement; and (3) release is approved by the Kansas Securities Commission and the Missouri Securities Division.

        Even if we are successful in releasing funds from escrow, we intend to allow the offering to continue until [one year from date of effectiveness of this prospectus] or some earlier date, at our discretion. We may terminate the offering prior to closing the offering in which event we will return your investment, with interest, less escrow fees, by the close of the next business day or as soon as possible after the termination of the offering under the following scenarios:

    •
    If we determine in our sole discretion to terminate the offering prior to [one year from effective date of this prospectus]

    •
    If we do not raise the $2,000,900 minimum by [one year from effective date of this prospectus]

Important Notices to Investors

        This prospectus does not constitute an offer to sell or the solicitation of an offer to purchase any securities in any jurisdiction in which or to any person to whom it would be unlawful to do so.

        No representations or warranties of any kind are intended or should be inferred with respect to economic returns or tax benefits of any kind that may accrue to the investors of the securities.

        These securities have not been registered under the securities laws of any state other than the states of Kansas and Missouri and are being offered and sold in other states in reliance on exemptions from the registration requirements of the laws of those other states.

        In making an investment decision, investors must rely upon their own examination of the entity creating the securities and the terms of the offering, including the merits and risks involved. Investors should not invest any funds in this offering unless they can afford to lose their entire investment. There is no public market for the resale of the units in the foreseeable future. Furthermore, there are substantial restrictions on the transferability of the units within state securities laws and the operating agreement to which the units are subject. Investors should be aware that they will be required to bear the financial risks of this investment for an indefinite period of time.

        All funds we receive from investors will be held in an interest-bearing escrow account with Home Federal Savings Bank, until the minimum subscription amount of $2,000,900 is received. We will return your investment to you promptly with nominal interest if we do not raise $2,000,900 by [one year from effective date].

        During the course of the offering of the units and prior to the sale of the units, each prospective purchaser and his representatives, if any, are invited to ask questions of and obtain additional information from our representatives concerning the terms and conditions of this offering, us, our business, and other relevant matters. We will provide the requested information to the extent that we possess such information or can acquire it without unreasonable effort or expense. Prospective purchasers or representatives having questions or desiring additional information should contact us at (785) 448-2888, at our business address: East Kansas Agri-Energy, L.L.C., P.O. Box 225, 210 1/2 East 4th Ave., Garnett, KS 66032, or any of the board members listed below:

NAME	POSITION	PHONE NUMBER
William R. Pracht	Director and Chairman/President	785-489-2413
Roger Brummel	Director and Vice Chairman/Vice President	785-448-5720
Daniel V. Morgan	Director and Secretary	785-867-2318
Jill A. Zimmerman	Director and Treasurer	785-448-5968
Scott A. Burkdoll	Director	785-869-3860
Glenn A. Caldwell	Director	785-448-4174
Daniel L. Guetterman	Director	913-533-2443
Douglas L. Strickler	Director	620-365-2739
James A. Westagard	Director	785-835-6496

RISK FACTORS

        The purchase of units involves substantial risks and the investment is suitable only for persons with the financial capability to make and hold long-term investments not readily converted into cash. Investors must, therefore, have adequate means of providing for their current and future needs and personal contingencies. Prospective purchasers of the units should carefully consider the Risk Factors set forth below, as well as the other information appearing in this prospectus, before making any investment in the units. Investors should understand that there is a possibility that they could lose their entire investment in us.

Risks Related to Tax Issues

EACH PROSPECTIVE MEMBER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR CONCERNING THE IMPACT THAT HIS OR HER PARTICIPATION IN THE COMPANY MAY HAVE ON HIS OR HER FEDERAL INCOME TAX LIABILITY AND THE APPLICATION OF STATE AND LOCAL INCOME AND OTHER TAX LAWS TO HIS OR HER PARTICIPATION IN THIS OFFERING.

IRS Classification of the Company as a Corporation Rather Than as a Partnership Would Result in Higher Taxation and Reduced Profits, Which Could Reduce the Value of Your Investment in Us.

        We are a Kansas limited liability company that has elected to be taxed as a partnership for federal and state income tax purposes, with income, gain, loss, deduction and credit passed through to the holders of the units. However, if for any reason the Internal Revenue Service ("IRS") would successfully determine that we should be taxed as a corporation rather than as a partnership, we would be taxed on our net income at rates of up to 35% for federal income tax purposes, and all items of our income, gain, loss, deduction, and credit would be reflected only on our tax returns and would not be passed through to the holders of the units. If we were to be taxed as a corporation for any reason, distributions we make to investors will be treated as ordinary dividend income to the extent of our earnings and profits, and the payment of dividends would not be deductible by us, thus resulting in double taxation of our earnings and profits. See "FEDERAL INCOME TAX CONSEQUENCES OF OWNING OUR UNITS—Partnership Status" on page 67. If we pay taxes as a corporation, we will have less cash to distribute as a distribution to our unit holders.

The IRS May Classify Your Investment as Passive Activity Income, Resulting in Your Inability to Deduct Losses Associated with Your Investment.

        It is likely that an investor's interest in us will be treated as a "passive activity." If an investor is either an individual or a closely held corporation, and if the investor's interest is deemed to be "passive activity," then the investor's allocated share of any loss we incur will be deductible only against income or gains the investor has earned from other passive activities. Passive activity losses that are disallowed in any taxable year are suspended and may be carried forward and used as an offset against passive activity income in future years. These rules could restrict an investor's ability to currently deduct any of our losses that are passed through to such investor.

Income Allocations Assigned to an Investor's Units May Result in Taxable Income in Excess of Cash Distributions, Which Means You May have to Pay Income Tax on Your Investment with Personal Funds.

        Investors will pay tax on their allocated shares of our taxable income. An investor may receive allocations of taxable income that result in a tax liability that is in excess of any cash distributions we may make to the investor. Among other things, this result might occur due to accounting methodology; lending covenants that restrict our ability to pay cash distributions; our obligation to redeem units from ICM, Inc. and Fagen, Inc.; or our decision to retain the cash generated by the business to fund our operating activities and obligations. Accordingly, investors may be required to pay some or all of the income tax on their allocated shares of our taxable income with personal funds.

An IRS Audit Could Result in Adjustments to the Company's Allocations of Income, Gain, Loss and Deduction Causing Additional Tax Liability to our Members.

        The IRS may audit the income tax returns of the Company and may challenge positions taken for tax purposes and allocations of income, gain, loss, and deduction to investors. If the IRS were successful in challenging the Company's allocations in a manner that reduces loss or increases income allocable to investors, you may have additional tax liabilities. In addition, such an audit could lead to separate audits of an investor's tax returns, especially if adjustments are required, which could result in adjustments on your tax returns. Any of these events could result in additional tax liabilities, penalties and interest to you, and the cost of filing amended tax returns.

Risks Related to the Offering

We Are Not Experienced Selling Securities and No One Has Agreed to Assist Us or Purchase Any Units That We Cannot Sell Ourselves, Which May Result in the Failure of This Offering.

        The Company is making this offering on a "best efforts" basis, which means that we will not use an underwriter or placement agent. We have no firm commitment to purchase our units and there can be no assurance that the offering will be successful. We plan to offer the units directly to investors in the State of Kansas and the State of Missouri. We plan to advertise in local media and by mailing information to area residents. We also plan to hold informational meetings throughout eastern Kansas and western Missouri. Our directors have significant responsibilities in their primary occupations in addition to trying to raise capital. These individuals have no broker-dealer experience and have limited experience with public offerings of securities. There can be no assurance that our directors will be successful in seeking investors for the offering.

We Will Only Sell Our Units Regionally, Which Will Limit the Number of Available Investors.

        We do not plan to register the offering with any state securities regulatory body other than the Kansas Securities Commission and the Missouri Securities Division. As a result, we may not generally solicit investors in any jurisdictions other than these states. This limitation may result in the offering being unsuccessful.

The Regional Market for Our Units May be Saturated Due to Our Recent Initial Registered Offering, Which May Cause This Offering to be Unsuccessful.

        We already raised $13,457,000 of equity primarily from investors in Kansas and Missouri in a public offering registered with the SEC. Our first registered offering was terminated on January 24, 2004. As a result, the regional market for our units may be saturated and we may not be able to sell the minimum amount of units required to close this offering.

We May Have to Close the Offering Prior to [one year from effective date of this prospectus] if the Market Price of Our Units Falls Significantly Below the Offering Price.

        The price that we are offering our units may be undercut by our selling unit holders. Once our plant becomes operational, members may buy and sell our units. We have no agreements with our selling unit holders that will prevent them from selling their units at a price below the offering price. If the market price of our units falls significantly below the offering price in this registration statement prior to the closing date of [one year from effective date of this prospectus], we may be forced to withdraw the unsold units from this offering or file a post-effective amendment to this registration statement offering the unsold units at a lower per share price. If a post-effective registration statement is filed, we will be unable to continue the offering until such post-effective amendment is declared effective. Withdrawing this offering before it is completely sold or filing a post-effective amendment to this registration statement will result in us receiving less equity capital than anticipated and the receipt of this equity capital may be delayed. Any delay will impact our ability to grow our business and achieve profitable operations.

Failure to Sell the Minimum Number of Units Will Result in the Failure of This Offering, Which Means Your Investment May be Returned to You with Nominal Interest.

        We may not be able to sell the minimum amount of units required to close on this offering. We must sell at least $2,000,900 worth of units to close on the offering. If we do not sell units with a purchase price of at least $2,000,900 by the termination date, we cannot close on this offering and must return investors' money with nominal interest, less expenses for escrow agency fees. This means that from the date of an investor's investment, the investor would earn a nominal rate of return on the money he, she, or it deposits with us in escrow. We do not expect the termination date to be later than [one year from effective date of this prospectus].

Proceeds of This Offering Are Subject to Promissory Notes Due After the Offering is Closed.

        Ninety percent (90%) of the proceeds of this offering will be subject to promissory notes that may not be due until after the offering is closed. In order to become a member in the Company, each person must, among other requirements, submit a check in the amount of 10% of the total amount due for the number of units for which subscription is sought, and a promissory note for the balance of the 90% of the total amount due for the units. That balance will become due within 20 days of the date of our notice that our sales of units, including the amounts owed under the promissory notes, have exceeded the minimum escrow deposit of $2,000,900. The satisfaction of the promissory notes will depend upon the investors' ability to pay. We will retain a security interest in the investor's units. We intend to retain the initial payment and to seek damages from any investor who defaults on the promissory note obligation. Nonetheless, the success of the offering depends on the payment of these amounts by the obligors.

Investors Will Not be Allowed to Withdraw Their Investments, Which Means that You Should Invest Only if You are Willing to Have Your Investment Unavailable to You Indefinitely.

        Investors will not be allowed to withdraw their investments for any reason, absent a rescission offer tendered by the Company. We do not anticipate making a rescission offer. This means that from the date of your investment through [the ending date of this offering], your investment will be unavailable to you. You should only invest in us if you are willing to have your investment be unavailable for this period of time, which could be up to one year. If our offering succeeds, and we convert your cash investment into units of the Company, your investment will be denominated in our units until you transfer those units. There are significant transfer restrictions on our units as well. You will not have a right to withdraw from the Company and demand a cash payment from us.

Our Agreements with Lenders Require Us to Abide By Restrictive Loan Covenants That May Hinder Our Ability to Operate.

        The loan agreements governing our secured debt financing contain a number of restrictive affirmative and negative covenants. Among other things, these covenants limit our ability to:

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    Incur additional indebtedness;

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    Make capital expenditures or enter into lease arrangements in excess of prescribed thresholds;

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    Make distributions to unit holders, or redeem or repurchase units;

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    Make various investments;

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    Create liens on our assets;

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    Utilize the proceeds of asset sales; and

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    Merge or consolidate or dispose of all or substantially all of our assets.

        We are required to maintain specified financial ratios, including, without limitation, minimum cash flow coverage, minimum working capital and minimum net worth. We are also required to utilize a portion of any excess cash flow generated by operations and a portion of all USDA Commodity Credit Corporation Bio Energy Program payments to prepay our term debt. A breach of any of these covenants or requirements could result in a default under our debt agreements. If we default, and if such default is not cured or waived, our lender could, among other remedies, accelerate our debt and declare that such debt is immediately due and payable. If this occurs, we may not be able to repay such debt or borrow sufficient funds to refinance. Even if new financing is available, it may not be on terms that are acceptable. Such an occurrence could cause us to cease building the plant, or if the plant is constructed, such an occurrence could cause us to cease operations. No assurance can be given that our future operating results will be sufficient to achieve compliance with such covenants and requirements, or in the event of a default, to remedy such default.

Risks Related to the Units

There Has Been No Independent Valuation of the Units, Which Means That the Units May Be Worth Less Than the Purchase Price.

        The per unit purchase price has been determined by us without independent valuation of the units. We established the offering prices based on our estimate of capital and expense requirements, not based on perceived market value, book value, or other established criteria. We did not obtain an independent appraisal opinion on the valuation of the units. The units may have a value significantly less than the offering prices and there is no guarantee that the units will ever obtain a value equal to or greater than the offering price.

We Will Construct the Plant By Means of Substantial Leverage of Equity, Resulting in Substantial Debt Service Requirements That Could Reduce the Value of Your Investment.

        The debt requirements necessary to implement our business plan will result in substantial debt service requirements. Upon completion of the plant, we anticipate that our total term debt obligations will be approximately $26,000,000. As a result, our capital structure will be highly leveraged. Our debt load and service requirements could have important consequences which could reduce the value of your investment, including:

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    Limiting our ability to borrow additional amounts for operating capital and other purposes or creating a situation in which such ability to borrow may be available on terms that are not favorable to us;

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    Reducing funds available for operations and distributions because a substantial portion of our cash flow will be used to pay interest and principal on our debt;

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    Making us vulnerable to increases in prevailing interest rates;

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    Placing us at a competitive disadvantage because we may be substantially more leveraged than some of our competitors;

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    Subjecting all, or substantially all of our assets to liens, which means that there will be virtually no assets left for members in the event of a liquidation; and

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    Limiting our ability to adjust to changing market conditions, which could make us more vulnerable to a downturn in general economic conditions or our business.

        In the event that we are unable to pay our debt service obligations, we could be forced to (1) reduce or eliminate distributions to unit holders, even those we hope to make for taxes, or (2) reduce or eliminate needed capital expenditures. It is possible that we could be forced to sell assets, seek to obtain additional equity capital or refinance or restructure all or a portion of our debt. In the event that we are unable to refinance our indebtedness or raise funds through asset sales, sales of equity or otherwise, we may be forced to cease operations and liquidate our assets and you may lose all or most of your investment.

No Public Trading Market Exists for Our Units and We Do Not Anticipate the Creation of Such a Market, Which Means That it will be Difficult for you to Liquidate Your Investment.

        There is currently no established public trading market for our units and an active trading market will not develop despite this offering. To maintain partnership tax status, you may not trade the units on an established securities market or readily trade the units on a secondary market (or the substantial equivalent thereof). We therefore will not apply for listing of the units on any securities exchange or on the NASDAQ Stock Market. As a result, you will not be able to readily sell your units.

We Have Placed Significant Restrictions on Transferability of The Units, Limiting an Investor's Ability to Withdraw from the Company.

        The units are subject to substantial transfer restrictions pursuant to our operating agreement. In addition, transfers of the units may be restricted by state securities laws. As a result, investors may not be able to liquidate their investments in the units and therefore may be required to assume the risks of investments in us for an indefinite period of time. See "SUMMARY OF OUR OPERATING AGREEMENT" on page 61.

        To help ensure that a secondary market does not develop, our operating agreement prohibits transfers without the approval of our board of directors. The board of directors will not approve transfers unless they fall within "safe harbors" contained in the publicly-traded partnership rules under the tax code, which include, without limitation, the following:

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    Transfers by gift;

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    Transfer upon the death of a member;

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    Transfers between family members; and

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    Transfers that comply with the "qualifying matching services" requirements.

These Units Will Be Subordinate to Company Debts and Other Liabilities, Resulting in a Greater Risk of Loss for Investors.

        The units are unsecured equity interests in the Company and are subordinate in right of payment to all our current and future debt. In the event of our insolvency, liquidation, dissolution or other winding up of our affairs, all of our debts, including winding-up expenses, must be paid in full before any payment is made to the holders of the units. In the event of our bankruptcy, liquidation, or reorganization, all units will be paid ratably with all our other equity holders, and there is no assurance that there would be any remaining funds after the payment of all our debts for any distribution to the holders of the units.

Investors Purchasing Our Units in This offering Will Have Essentially No Control of Company Affairs.

        Investors are relying entirely on our directors to manage our business. Investors have no right to take part in our management, except through the exercise of limited voting rights described in our operating agreement. Investors will not have any right to determine the amount or timing of any distributions, which right is reserved to the sole judgment of the Board of Directors. See "SUMMARY OF OUR OPERATING AGREEMENT" on page 61.

ICM, Inc. and Fagen, Inc. Will Have More Control of the Company Than Most Other Unit Holders Because of Their Right to Appoint Up to Three Directors to Our Board.

        Our operating agreement provides that ICM, Inc. and Fagen, Inc. are entitled to jointly appoint up to three directors to our board of directors in exchange for their combined capital contribution of up to $6,250,000. The appointed directors will serve at ICM, Inc.'s and Fagen, Inc.'s pleasure so long as they own units that were purchased in exchange for this $6,250,000 capital contribution provided, however, that for every $2,000,000 in redemption payments made by us to ICM, Inc. and/or Fagen, Inc., one of their director positions shall be terminated. See "SUMMARY OF OUR OPERATING AGREEMENT" on page 61.

Risks Related to the Company

We Have No Operating History or Experience, Which Could Result in Errors in Management and Operations Causing a Reduction in the Value of Your Investment.

        We were recently formed and have no history of operations. We cannot provide assurance that the Company can manage start-up effectively and properly staff operations, and any failure by us to manage our start-up effectively could delay the commencement of plant operations. Our proposed operations are subject to all the risks inherent in the establishment of a new business enterprise. We anticipate a period of significant growth, involving the construction and start-up of operations of the plant and the hiring of our employees. This period of growth and the start-up of the plant are likely to be a substantial challenge to us. If we fail to manage start-up effectively, you could lose all or a substantial part of your investment.

We Have No Experience in the Ethanol Industry, Which Increases Risk Relating to Our Ability to Build and Operate the Plant.

        We are presently, and will likely continue to be dependent upon our founding members for some time. Some of our founding members are serving as our initial directors. These individuals have general business experience but have little or no experience raising capital from the public, organizing and building an ethanol plant, or governing and operating a public company. None of the directors has expertise in the ethanol industry. In addition, certain directors on our board of directors are presently engaged in business and other activities outside of and in addition to our business. These other activities all impose substantial demand on the time and attention of such directors.

        We have entered into a Management Agreement with United Bio Energy Management, LLC pursuant to which United Bio Energy Management, LLC will appoint a general manager for the plant to be located on our site. However, we may have difficulty in attracting other competent personnel to relocate to Garnett, Kansas in the event that such personnel are not available locally. Our failure to attract and retain such individuals could limit or eliminate any profit that we might make and could result in our failure. If we fail, you could lose all or a substantial part of your investment in us. Accordingly, no person should purchase units unless such person is willing to entrust all aspects of our management to the board of directors.

We Will Be Very Dependent on United Bio Energy, LLC and its Subsidiaries to Manage and Operate Our Plant, Which Means Our Operational Risk is Heavily Concentrated On These Companies.

        We have entered into agreements for the operation of the ethanol plant with United Bio Energy Management, LLC; United Bio Energy Fuels, LLC; United Bio Energy Ingredients, LLC; and United Bio Energy Trading, LLC. United Bio Energy Management, LLC will manage the ethanol plant and United Bio Energy Fuels, LLC will provide us ethanol marketing services. In addition, United Bio Energy Ingredients, LLC will provide us distillers grains marketing and grain origination services. United Bio Energy Trading, LLC, will provide us with overall risk management. All of these companies are wholly-owned subsidiaries of United Bio Energy, LLC. United Bio Energy, LLC is owned by an affiliate of ICM, Inc. and an affiliate of Fagen, Inc. We will be very dependent on these companies after we begin operations. As a result, almost all of our operational risk is concentrated on United Bio Energy, LLC and its subsidiaries, which means that their inability to perform or their substandard performance will significantly impact our ability to generate revenue, and may cause your investment to lose value.

Our Lack of Business Diversification Could Result in the Devaluation of Our Units if Our Revenues from Our Primary Products Decrease.

        It is anticipated that our business will be that of the production of ethanol and its by-products, such as distillers grains and carbon dioxide. We do not have any other lines of business or other sources of revenue if we are unable to complete the construction and operation of the plant.

We Will be Dependent on ICM, Inc. and Fagen, Inc. for Expertise in the Commencement of Operation in the Ethanol Industry and Any Loss of this Relationship Could Cause Us Delay and Added Expense, Placing Us at a Competitive Disadvantage.

        We are dependent upon our relationships with ICM, Inc. and Fagen, Inc., and their employees. Any loss of our relationship with ICM, Inc. and/or Fagen, Inc. particularly during the construction and start-up period for the plant, may prevent us from commencing operations and result in the failure of our business. The time and expense of locating new consultants and contractors would result in unforeseen expenses and delays. Unforeseen expenses and delays may reduce our ability to generate revenue and profitability and significantly damage our competitive position in the ethanol industry such that you could lose some or all of your investment. See "DESCRIPTION OF BUSINESS—Strategic Partners and Development Services Team" on page 43.

We Have a History of Losses and May not Ever Operate Profitably.

        For the period of January 3, 2001 through September 30, 2004, we incurred an accumulated net loss of $457,036.00. We will continue to incur significant losses until we successfully complete construction and commence operations of the plant. There is no assurance that we will be successful in completing this offering and/or in our efforts to build and operate an ethanol plant. Even if we successfully meet all of these objectives and begin operations at the ethanol plant, there is no assurance that we will be able to operate profitably.

Risks Related to Regulation and Governmental Action

Loss of Favorable Tax Benefits for Ethanol Production Could Hinder Our Ability to Operate at a Profit and Reduce the Value of Your Investment in Us.

        The ethanol industry and our business depend on the continuation of federal ethanol tax incentives. These incentives have supported a market for ethanol that might disappear without the incentives. As of December 2004, the federal tax incentives were scheduled to expire September 30, 2007. However, pursuant to new legislation signed in October of 2004, the incentives are extended to September 30, 2010. These tax incentives to the ethanol industry may not continue beyond their scheduled expiration date or, if they continue, the incentives may not be at the same level. The elimination or reduction of tax incentives to the ethanol industry could reduce the market for ethanol, which could reduce prices and our revenues by making it more costly or difficult for us to produce and sell ethanol. If the federal tax incentives are eliminated or sharply curtailed, we believe that a decreased demand for ethanol will result, which could result in the failure of the business and the potential loss of some or all of your investment. See "DESCRIPTION OF BUSINESS—Federal Ethanol Supports" on page 35.

Discontinuation of Kansas Tax Incentives Concerning Ethanol Could Hinder Our Ability to Operate at a Profit.

        Under current Kansas law, ethanol producers may qualify to receive a production incentive from the State of Kansas. Failure to qualify for the program, in full or in part, or the modification or cessation of the program will reduce our profitability, causing a reduction in the value of your investment. For a producer who commences production after July 1, 2001, the amount of the production incentive is 7.5¢ per gallon sold to an alcohol blender for up to 15 million gallons annually until the program expires in 2011. The producer may receive the payments for no more than 7 years. In order to qualify, the producer must sell at least 5 million gallons of agricultural ethanol. In addition, the producer's principal place of business and facility for the production of ethanol must be located within the state of Kansas. Finally, the producer must have made formal application to and conformed to the requirements by the Kansas Department of Revenue.

        If our plant becomes operational, we expect to qualify for the production incentive payments. We expect to produce approximately 35 million gallons of ethanol annually for sale to alcohol blenders when the plant becomes operational. In addition, our principal place of business and facility for the production of ethanol will be located within the state of Kansas. Finally, we intend to make formal application to and conform to the requirements of the Kansas Department of Revenue.

        There can be no assurance that we will qualify for the full amount or any amount available under the program. Furthermore, there can be no assurance that the Kansas legislature will not modify or cancel the program.

A Change in Environmental Regulations or Violations Thereof Could Result in the Devaluation of Our Units and a Reduction in the Value of Your Investment.

        We will be subject to extensive air, water and other environmental regulation and we will need to obtain a number of environmental permits to construct and operate the plant.

        We have applied for a number of these permits and do not anticipate a problem receiving all required environmental permits. However, if for any reason any of these permits are not granted, construction costs for the plant may increase, or the plant may not be constructed at all. See "DESCRIPTION OF BUSINESS—Regulatory Permits" on page 49.

        Additionally, environmental laws and regulations, both at the federal and state level, are subject to change and changes can be made retroactively. Consequently, even if we have the proper permits at the present time, we may be required to invest or spend considerable resources to comply with future environmental regulations or new or modified interpretations of those regulations, which may reduce our profitability and you may lose some or all of your investment.

Expiration of the Commodity Credit Corporation Bio Energy Program Could Hinder Our Ability to Operate at a Profit and Reduce the Value of Your Investment in Us.

        The United States Department of Agriculture's (the "USDA") Commodity Credit Corporation Bio Energy Program is scheduled to expire on September 30, 2006. The grants available under the CCC program may not continue beyond their scheduled expiration date or if they do continue, the grants may not be at the same level. If the ethanol plant is not operational by the expiration of the CCC program, or has not had substantial operations, we may not be eligible for the grants or may receive a substantially reduced amount. This could result in decreased profitability and you could lose some or all of your investment.

Risks Related to Construction of the Plant

We Will Depend on Key Suppliers, Whose Failure to Perform Could Force Us to Abandon Our Business, Hinder Our Ability to Operate Profitably or Decrease the Value of Your Investment.

        We are highly dependent upon ICM, Inc. and Fagen, Inc. to design and build the plant. If ICM, Inc. or Fagen, Inc. were to terminate their relationship with us, there is no assurance that we would be able to obtain a replacement design/builder or principal subcontractor. Any such event may force us to abandon our business. We are also highly dependent upon ICM, Inc.'s and Fagen, Inc.'s experience and ability to train our personnel in operating the plant. If the plant is built and does not operate to the level anticipated by us in our business plan, we will rely on ICM, Inc. and Fagen, Inc. to adequately address such deficiency. There is no assurance that ICM, Inc. and/or Fagen, Inc. will be able to address such deficiency in an acceptable manner. Failure to do so could cause us to halt or discontinue our production of ethanol, which could damage our ability to generate revenues and reduce the value of your units.

We Will Depend on ICM, Inc. and Fagen, Inc. for Timely Completion of Our Plant, However, ICM, Inc's. and Fagen, Inc.'s Involvement in Other Projects Could Delay the Commencement of Our Operations and Further Delay Our Ability to Generate Revenue and Distribute Any Profits.

        ICM, Inc. is engaged as our design/builder and general contractor, and Fagen, Inc. is engaged as our principal subcontractor for our plant. Both ICM, Inc. and Fagen, Inc. are involved with several other ethanol projects. Their involvement with other ethanol projects may delay the completion of our plant and commencement of plant operations. Any delay in construction of our plant and/or commencement of plant operations could further delay our ability to generate revenue and distributions of any profits to our members.

Construction Delays Could Result in Devaluation of Our Units if Our Production and Sale of Ethanol and Its By-Products Are Similarly Delayed.

        We currently expect our plant to be operating by Summer 2005, however, construction projects often involve delays in obtaining permits, construction delays due to weather conditions, or other events that delay the construction schedule. In addition, changes in interest rates or the credit environment or changes in political administrations at the federal, state or local level that result in policy change towards ethanol or this project, could cause construction and operation delays. If it takes longer to construct the plant than we anticipate, it would delay our ability to generate revenue and make it difficult for us to meet our debt service obligations. This could reduce the value of the units.

Defects in Plant Construction Could Result in Devaluation of Our Units if Our Plant Does Not Produce Ethanol and Its By-Products as Anticipated.

        There is no assurance that defects in materials and/or workmanship in the plant will not occur. Under the terms of the design/build agreement, ICM, Inc. warrants that the material and equipment furnished to build the plant will be new, of good quality, and free from material defects in material or workmanship at the time of delivery. Though the design/build agreement requires ICM, Inc. to correct all defects in material or workmanship for a period of one year after substantial completion of the plant, material defects in material or workmanship may still occur. Such defects could cause us to delay the commencement of operations of the plant, or, if such defects are discovered after operations have commenced, to halt or discontinue the plant's operation. Halting or discontinuing plant operations could delay our ability to generate revenues and reduce the value or your units.

The Plant Site May Have Environmental Problems That Are Not Yet Known to Us, Remediation of Which Could Result in Loss of Capital.

        We finalized our purchase of 23 acres of land in the Golden Prairie Industrial Park on the edge of Garnett, Kansas. Although we have conducted a Phase I Environmental Study and begun construction at this site, there can be no assurance that we will not encounter hazardous conditions at the site that may delay the construction of the plant. ICM, Inc. is not responsible for any hazardous conditions encountered at the site. Upon encountering a hazardous condition, ICM, Inc. may suspend work in the affected area. If we receive notice of a hazardous condition, we may be required to correct the condition prior to continuing construction. The presence of a hazardous condition will likely delay construction of the plant and may require significant expenditure of our resources to correct the condition. In addition, ICM, Inc. will be entitled to an adjustment in price and time of performance if it has been adversely affected by the hazardous condition. If we encounter any hazardous conditions during construction that require time or money to correct, such event could delay our ability to generate revenues and reduce the value or your units.

General Risks Associated with Major Construction Projects May Delay or Prevent Our Ability to Generate Revenue.

        The construction of an ethanol plant is a major project. There are general risks and potential delays associated with such a project, including, but not limited to, fire, weather, permitting issues, and delays in the provision of materials or labor to the construction site. Any significant delay in the planned completion date could delay our ability to generate revenues and reduce the value or your units.

We May Need to Revise Cost Estimates for the Construction of the Plant Upwardly, and Such Revision Could Result in Devaluation of Our Units if Plant Construction Requires Additional Capital.

        It is anticipated that ICM, Inc. will construct the plant for $35,900,000, based on the plans and specifications in the design/build agreement. We have based our capital needs on a design for the plant that will cost $36,340,000 with additional start-up and development costs of $10,453,000, for a total completion cost of $46,793,000. This price includes construction period interest. There is no assurance that there will not be design changes or cost overruns associated with the construction of the plant. In addition, shortages of steel could affect the final completion date of the project. Any significant increase in the estimated construction cost of the plant could delay our ability to generate revenues and reduce the value of your units because our revenue stream may not be able to adequately support the increased cost and expense attributable to increased construction costs. Furthermore, although we will acquire insurance that we believe to be adequate to prevent loss from foreseeable risks, events occur for which no insurance is available or for which insurance is not available on terms that are acceptable to us. Loss from such an event, such as, but not limited to, earthquake, war, riot, or other risks, may not be insured and such a loss may reduce our profitability causing a reduction in the value of your investment.

Risks Related to Ethanol Production

Our Ability to Operate at a Profit is Largely Dependent on Grain Prices and Market Prices for Ethanol and Distillers Dried Grains and the Value of Your Investment in Us May be Directly Affected by these Market Prices.

        Our results of operations and financial condition will be significantly affected by the cost and supply of grain and by the selling price for ethanol and distillers dried grains. Price and supply are subject to and determined by market forces over which we have no control.

        We will be dependent on the availability and price of the raw grains we will use to produce ethanol, including corn and milo. We will purchase our grain in the cash market and hedge grain price risk through futures contracts to reduce short-term exposure to price fluctuations. See "DESCRIPTION OF BUSINESS—Corn and Milo Feedstock Supply" on page 30. Generally, higher grain prices will produce lower profit margins. This is especially true if market conditions do not allow us to pass through increased grain costs to our customers. There is no assurance that we will be able to pass through higher grain prices. If a period of high grain prices were to be sustained for some time, such pricing may reduce our ability to generate revenues because of the higher cost of operating and could potentially lead to the loss of some or all of your investment.

        Our revenues will be exclusively dependent on the market prices for ethanol and distillers grains. These prices can be volatile as a result of a number of factors. These factors include the overall supply and demand, the price of gasoline, level of government support, and the availability and price of competing products. For instance, the price of ethanol tends to increase as the price of gasoline increases, and the price of ethanol tends to decrease as the price of gasoline decreases. Any lowering of gasoline prices will likely also lead to lower prices for ethanol, which may decrease our ethanol sales and reduce revenues, causing a reduction in the value of your investment.

        We believe that ethanol production is expanding rapidly at this time. Increased production of ethanol may lead to lower prices. The increased production of ethanol could have other adverse effects as well. For example, the increased production could lead to increased supplies of by-products from the production of ethanol, such as distillers grains. Those increased supplies could outpace demand, which would lead to lower prices for those by-products. Also, the increased production of ethanol could result in increased demand for corn. This could result in higher prices for corn and corn production creating lower profits. There can be no assurance as to the price of ethanol or distillers grains in the future. Any downward changes in the price of ethanol and/or distillers grains may result in less income which would decrease our revenues and you could lose some or all of your investment as a result.

All of our Grain will be Sourced By United Bio Energy Ingredients, LLC Which May Put Us at a Competitive Disadvantage and Reduce Our Profitability.

        We have entered into a Raw Grains Agreement with United Bio Energy Ingredients, LLC for the procurement of all raw grains necessary for ethanol production for a period of at least 5 years. Under the agreement, United Bio Energy Ingredients, LLC will use its best efforts to procure grain at the lowest price available under prevailing market conditions, however, there is no assurance that they will be successful in purchasing grain at competitive market prices. We are very dependent on United Bio Energy Ingredients, LLC to keep our grain costs low and if they are unable to procure grain at competitive prices, our profitability will be reduced and we may not be as cost-effective at producing ethanol as our competition.

We Will Be Dependent on Another for Sales of Our Products, Which May Place Us at a Competitive Disadvantage and Reduce Our Profitability.

        We currently have no sales force of our own to market ethanol and distillers dried grains and do not intend to establish such a sales force. We have entered into an Ethanol Agreement with United Bio Energy Fuels, LLC for the marketing of our ethanol, and a Distillers Grains Marketing Agreement with United Bio Energy Ingredients, LLC for the marketing of our distillers grains. As a result, we will be dependent on the ethanol broker and the feed broker. If either United Bio Energy entity breaches the contract or does not have the ability, for financial or other reasons, to purchase all of the ethanol and distillers grains we produce, we will not have any readily available means to sell our ethanol or distillers grains. Our lack of a sales force and reliance on third parties to sell and market our products may place us at a competitive disadvantage. Our failure to sell all of our ethanol and distillers dried grains feed products may result in less income from sales, reducing our revenue stream, which could reduce the value of your investment.

Changes In Production Technology Could Require Us to Commit Resources to Updating the Plant or Could Otherwise Hinder Our Ability to Compete in the Ethanol Industry or to Operate at a Profit.

        Advances and changes in the technology of ethanol production are expected to occur. Such advances and changes may make the ethanol production technology less desirable or obsolete. The plant is a single-purpose entity and has no use other than the production of ethanol and associated products. Much of the cost of the plant is attributable to the cost of production technology, which may be impractical or impossible to update. The value of your investment could decline if changes in technology cause us to operate our plant at less than full capacity for an extended period of time or cause us to abandon our business.

Risks Related to Ethanol Industry

Competition from the Advancement of Alternative Fuels May Lessen the Demand for Ethanol and Negatively Impact Our Profitability, Which Could Reduce the Value of Your Investment.

        Alternative fuels, gasoline oxygenates and ethanol production methods are continually under development. A number of automotive, industrial and power generation manufacturers are developing alternative clean power systems using fuel cells or clean burning gaseous fuels. Like ethanol, the emerging fuel cell industry offers a technological option to address increasing worldwide energy costs, the long-term availability of petroleum reserves and environmental concerns. Fuel cells have emerged as a potential alternative to certain existing power sources because of their higher efficiency, reduced noise and lower emissions. Fuel cell industry participants are currently targeting the transportation, stationary power and portable power markets in order to decrease fuel costs, lessen dependence on crude oil and reduce harmful emissions. If the fuel cell industry and hydrogen economy continue to expand and gain broad acceptance and hydrogen becomes readily available to consumers for motor vehicle use, we may not be able to compete effectively. This additional competition could reduce the demand for ethanol, which would negatively impact our profitability, causing a reduction in the value of your investment.

Corn-Based Ethanol May Compete With Cellulose-Based Ethanol in the Future, Which Could Make It More Difficult for Us to Produce Ethanol on a Cost-Effective Basis and Could Reduce the Value of Your Investment.

        Most ethanol is currently produced from corn and other raw grains, such as milo or sorghum—especially in the Midwest. The current trend in ethanol production research is to develop an efficient method of producing ethanol from cellulose-based biomass such as agricultural waste, forest residue, municipal solid waste, and energy crops. This trend is driven by the fact that cellulose-based biomass is generally cheaper than corn and producing ethanol from cellulose-based biomass would create opportunities to produce ethanol in areas which are unable to grow corn. Although current technology is not sufficiently efficient to be competitive, a recent report by the U.S. Department of Energy entitled "Outlook for Biomass Ethanol Production and Demand" indicates that new conversion technologies may be developed in the future. If an efficient method of producing ethanol from cellulose-based biomass is developed, we may not be able to compete effectively. We do not believe it will be cost-effective to convert the ethanol plant we are proposing into a plant which will use cellulose-based biomass to produce ethanol. If we are unable to produce ethanol as cost-effectively as cellulose-based producers, our ability to generate revenue will be negatively impacted and your investment could lose value.

Competition from Ethanol Imported from Caribbean Basin Countries May Be a Less Expensive Alternative to Our Ethanol, Which Would Cause Us to Lose Market Share and Reduce the Value of Your Investment.

        Ethanol produced or processed in certain countries in Central American and the Caribbean region is eligible for tariff reduction or elimination upon importation to the United States under a program known as the Caribbean Basin Initiative. Large ethanol producers, such as Cargill, have expressed interest in building dehydration plants in participating Caribbean Basin countries, such as El Salvador, which would convert ethanol into fuel-grade ethanol for shipment to the United States. Ethanol imported from Caribbean Basin countries may be a less expensive alternative to domestically produced ethanol. Competition from ethanol imported from Caribbean Basin countries may affect our ability to sell our ethanol profitably, which would reduce the value of your investment.

Risks Related to Conflicts of Interest

We May Have Conflicts of Interest With Our Directors and Consultants, Which Could Result in Their Incomplete Devotion to Us.

        Our directors also have management responsibilities and conflicts of interest with respect to other entities with which we do or may do business with in the future.

        Our directors and officers have and may purchase our units. Any purchases of units by the directors and officers should not be relied upon as an indication of the merits of this offering. In addition, conflicts of interest may arise if the directors and officers, either individually or collectively, hold a substantial percentage of the units because of their position to substantially influence our business and management.

We May Have Conflicts of Interest With ICM, Inc. and Fagen, Inc, Which May Cause Difficulty in Enforcing Claims Against Them.

        In exchange for the capital contributions made by ICM, Inc. and Fagen, Inc., they are entitled to appoint a total of 3 directors to our board of directors, subject to our ability to terminate one of their director positions for every $2,000,000 of units redeemed from either ICM, Inc. or Fagen, Inc. ICM, Inc. and Fagen, Inc. are expected to continue to be involved in substantially all material aspects of our formation, capital formation, and operations. In addition, we have negotiated contracts for the operation of the ethanol plant with United Bio Energy Management, LLC; United Bio Energy Fuels, LLC; United Bio Energy Ingredients, LLC; and United Bio Energy Trading, LLC. Affiliates of ICM, Inc. and Fagen, Inc. own and control United Bio Energy, LLC. Consequently, the terms and conditions of our agreements and understandings with ICM, Inc. and Fagen, Inc. have not been negotiated at arm's length. Therefore, there is no assurance that our arrangements with such parties are as favorable to us as could have been if obtained from unaffiliated third parties. In addition, because of the extensive roles that ICM, Inc. and Fagen, Inc. will have in the construction and operation of the plant, it may be difficult or impossible for us to enforce claims that we may have against ICM, Inc. and/or Fagen, Inc. Such conflicts of interest may reduce our profitability and the value of the units and could result in reduced distributions to investors. See "CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS" on page 56.

        ICM, Inc. and/or Fagen, Inc. and their affiliates may also have conflicts of interest because employees or agents of ICM, Inc. and/or Fagen, Inc. are involved as owners, creditors and in other capacities with other ethanol plants in the United States. We cannot require ICM, Inc. and/or Fagen, Inc. to devote their full time or attention to our activities. As a result, ICM, Inc. and/or Fagen, Inc. may have or come to have a conflict of interest in allocating personnel, materials, and other resources to our plant.

        Our board of directors will have no independent directors as defined by the North American Securities Administrators Association. Accordingly, the contract with ICM, Inc. and the United Bio Energy, LLC agreements have not been approved by independent directors since there are none at this time. We do not believe that this poses a problem, however, because the directors may have an adverse interest to that of ICM, Inc. and United Bio Energy, LLC with regard to some contracts because of their investment interest in our plant. Therefore, because the directors' investment interest in our plant is directly adverse to ICM, Inc.'s and United Bio Energy, LLC's interest in their contracts, the adverse interests constitute sufficient protection to justify our lack of independent directors.

        Investors are not to construe this prospectus as constituting legal or tax advice. Before making any decision to invest in us, investors should read this entire prospectus, including all of its exhibits, and consult with their own investment, legal, tax and other professional advisors.

        An investor should be aware that we will assert that the investor consented to the risks and the conflicts of interest described or inherent in this prospectus if the investor brings a claim against us or any of our directors, officers, managers, employees, advisors, agents, or representatives.

FORWARD LOOKING STATEMENTS

        Throughout this prospectus, we make "forward-looking statements" that involve future events, our future performance, and our expected future operations and actions. In some cases, you can identify forward-looking statements by the use of words such as "may," "should," "plan," "future," "intend," "could," "estimate," "predict," "hope," "potential," "continue," "believe," "expect," or "anticipate" or the negative of these terms or other similar expressions. The forward-looking statements are generally located in the material set forth under the headings "PLAN OF DISTRIBUTION," "RISK FACTORS," "USE OF PROCEEDS," and "DESCRIPTION OF BUSINESS," but may be found in other locations as well. These forward-looking statements generally relate to our plans and objectives for future operations and are based upon management's reasonable estimates of future results or trends. Although we believe that our plans and objectives reflected in or suggested by such forward-looking statements are reasonable, we may not achieve such plans or objectives. Actual results may differ from projected results due, but not limited to, unforeseen developments, including developments relating to the following:

    •
    The availability and adequacy of our cash flow to meet its requirements, including payment of loans;

    •
    Economic, competitive, demographic, business and other conditions in our local and regional markets;

    •
    Changes or developments in laws, regulations, or taxes in the ethanol, agricultural, or energy industries;

    •
    Actions taken or not taken by third parties including our suppliers and competitors, as well as legislative, regulatory, judicial, and other governmental authorities;

    •
    Competition in the ethanol industry;

    •
    The loss of any license or permit;

    •
    The loss of our plant due to casualty, weather, mechanical failure, or any extended or extraordinary maintenance or inspection that may be required;

    •
    Changes in our business strategy, capital improvements, or development plans;

    •
    The availability of additional capital to support capital improvements and development; and

    •
    Other factors discussed under the section entitled "RISK FACTORS" or elsewhere in this prospectus.

        You should read this prospectus completely and with the understanding that actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus have been compiled as of the date of this prospectus and should be evaluated with consideration of any changes occurring after the date of this prospectus. We will not update forward-looking statements even though our situation may change in the future.

OFFERING PROCEEDS

	Maximum Offering	Minimum Offering
Offering Proceeds ($1,100 per unit)	$10,000,100	$2,000,900
Less Estimated Offering Expenses	$160,000	$160,000
Net Proceeds from Offering	$9,840,900	$1,840,900

USE OF PROCEEDS

        The gross proceeds from this offering will be $2,000,900 before deducting expenses, if the minimum amount of equity offered is sold, and $10,000,100, before deducting expenses, if the maximum number of units offered is sold for $1,100 per unit. We estimate the offering expenses to be approximately $160,000. Therefore, we estimate the net proceeds of the offering to be $1,840,900 if the minimum amount of equity is raised, and $9,840,100 if the maximum number of units offered is sold.

        On October 11, 2004, we entered into a Unit Purchase and Redemption Agreement with ICM, Inc. and Fagen, Inc. for the purpose of securing $6,250,000 in additional equity to fund expansion of our plant from 25 million gallons per year to 35 million gallons per year. In the Unit Purchase and Redemption Agreement, we agreed to issue a maximum of 6,250 membership units to ICM, Inc. and Fagen, Inc. at a purchase price of $1,000 per unit in exchange for a capital contribution from them of up to $6,250,000. The agreement provides that we are to close on the purchase of these units with ICM, Inc. and Fagen, Inc. once we have depleted our proceeds from the initial registered offering to $1,000,000 or less.

        We intend to use the net proceeds of the offering to redeem 6,250 units from ICM, Inc. and Fagen, Inc. at a price of $1,100 per unit for a total redemption payment of $6,875,000. If we obtain proceeds exceeding the minimum offering amount but less than $6,875,000, we will redeem the units owned by ICM, Inc. and Fagen, Inc. to the extent of the proceeds received. If we obtain proceeds of more than $6,875,000, we will retain the balance for working capital and operating expenses to supplement funding of the construction and operation of the 35 million gallon per year ethanol plant to be located in Garnett, Kansas. The table below illustrates our proposed use of proceeds.

Use of Proceeds	Minimum Offering Amount(1)	Maximum Offering Amount(1)
Redemption of Units from ICM, Inc., and Fagen, Inc.	$2,000,900	$6,875,000

Operating Expenses and Working Capital	-0-	$3,125,100

Total:	$2,000,900	$10,000,100

(1)
Excludes offering expenses.

DETERMINATION OF OFFERING PRICE

        There is no established market for our units. We established the offering price without an independent valuation of the units. We established the offering price based on our estimate of capital and expense requirements, not based on perceived market value, book value, or other established criteria. The units may have a value significantly less than the offering price and there is no guarantee that the units will ever obtain a value equal to or greater than the offering price.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

        The following table sets forth certain informatn regarding the beneficial ownership of our units as of December 13, 2004, by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding units:

Title of Class	Name and Address	Amount and nature of beneficial owner	Percent of Class
Membership Unit	Ron Fagen Fagen, Inc. 501 West Highway 212 P.O. Box 159 Granite Falls, MN 56241	2,000(1)	14%
Membership Unit	Dave Vander Griend ICM, Inc. 310 N. First Street P.O. Box 397 Colwich, KS 67030	2000(2)	14%

(1)
Includes 1,000 units held in the name of Fagen, Inc. and 1,000 units held in the name of Fagen Energy, Inc. Ron Fagen owns and controls both Fagen, Inc. and Fagen Energy, Inc.

(2)
Includes 400 units held in the name of Dave Vander Griend individually, 1,500 units held in the name of ICM, Inc. and 100 units held in the name of United Bio Energy, LLC.

UNITS BENEFICIALLY OWNED BY DIRECTORS AND OFFICERS

				Percentage of Total After the Offering
Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class Prior to Offering	Maximum Units Sold in Offering	Minimum Units Sold in Offering
Membership Units	William R. Pracht, Director and Chairman/President 20477 SW Florida Rd. Westphalia, KS 66093	60 Units	0.408%	0.252%	0.363%
Membership Units	Roger Brummel, Director and Vice Chairman/Vice President 802 S. Oak St. Garnett, KS 66032	60 Units	0.408%	0.252%	0.363%
Membership Units	Jill A. Zimmerman, Director and Treasurer 420 S. Cottonwood St. Garnett, KS 66032	15 Units	0.102%	0.063%	0.091%
Membership Units	Daniel V. Morgan, Director and Secretary 196 Texas Rd. Greeley, KS 66033	10 Units	0.068%	0.042%	0.061%
Membership Units	Scott A. Burkdoll, Director 3939 Ellis Rd. Rantoul, KS 66079	60 Units	0.408%	0.252%	0.363%
Membership Units	Glenn A. Caldwell, Director P.O. Box 181 Garnett, KS 66032	100 Units	0.680%	0.420%	0.605%
Membership Units	Daniel L. Guetterman, Director P.O. Box 32 Bucyrus, KS 66013	25 Units	0.170%	0.105%	0.151%
Membership Units	Donald S. Meats, Director 724 2nd Rd. S.E. Neosho Falls, KS 66758	10 Units	0.068%	0.042%	0.061%
Membership Units	Douglas L. Strickler, Director 218 Cardinal Dr. Iola, KS 66749	20 Units	0.136%	0.084%	0.121%
Membership Units	James A. Westagard, Director 32376 N.W. Idaho Rd. Richmond, KS 66080	60 Units	0.408%	0.252%	0.363%
All Directors and Officers as a Group		420 Units(1)	2.856%	1.765%	2.541%

SELECTED FINANCIAL DATA

        The following table summarizes important financial information from our September 30, 2004 unaudited financial statements. You should read this table in conjunction with the financial statements and the notes included elsewhere in this prospectus.

From Inception to September 30, 2004
Statement of Operations Data:
Revenue	$0
Operating expenses:
Organizational expenses	3,643
Start-up Expenses	496,807

500,450

Other Income (Expense):
Interest Income	46,200
Interest Expense	(4,786)
Other Income	2,000

43,414

Net Loss	$(457,036)

September 30, 2004
Balance Sheet Data:
Assets:
Cash and cash equivalents	$9,093,646
Grant receivable	102,585
Interest receivable	30,846
Prepaid expense	11,160
Net Property, Plant & Equipment	4,181,279
Financing costs	46,477
Land Option	20,000

Total Assets	13,485,993

Liabilities and members' equity:
Current liabilities	124,556
Total members' equity	13,361,437

Total liabilities and members' equity	$13,485,993

MANAGEMENT'S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION

Overview

        This prospectus contains forward-looking statements that involve risks and uncertainties. Actual events or results may differ materially from those indicated in such forward-looking statements. The following discussion of the financial condition and results of our operations should be read in conjunction with the financial statements and related notes thereto included elsewhere in this prospectus.

        East Kansas Agri-Energy, LLC was formed as a Kansas limited liability company on October 16, 2001, for the purpose of constructing and operating an ethanol plant near Garnett, Kansas. We have begun construction of a corn- and milo-based ethanol plant that will produce ethanol, distillers grains and carbon dioxide. The corn we will use is field corn, which is a tall growing cereal grain containing both hard and soft starches. Milo or grain sorghum is a coarse annual cereal grass with large white or yellow grains. One bushel of milo produces approximately as much ethanol as one bushel of corn and the distillers grains produced from corn and milo has equivalent uses.

        We originally expected to build a 20 million gallon per year ethanol plant. We subsequently revised our business plan to expand the plant capacity to produce 25 million gallons of denatured fuel-grade ethanol. After further review, we determined that increasing our production capacity to 35 million gallons of denatured fuel-grade ethanol would likely result in more efficient operations for our ethanol plant. We do not expect this change to delay our anticipated date of start-up operation, which is currently summer 2005.

        Based on the increased capacity of our ethanol plant, we now expect that the project will cost approximately $46,793,000 instead of the $37,000,000 as previously planned. This includes approximately $36,340,000 to build the plant. We are still in the development phase, and until the proposed ethanol plant is operational, we will generate no revenue. We anticipate that accumulated losses will continue to increase until the ethanol plant is operational.

        Due to the increase in our anticipated total project cost, we received an increase in our written debt financing commitment from $20,000,000 to $26,000,000. To supplement this debt financing, we entered into an agreement to secure additional equity proceeds of $6,250,000 from Fagen, Inc, our principal contractor, and ICM, Inc., our design/builder. As incentive for ICM, Inc. and Fagen, Inc. to contribute equity capital to purchase our units, we engaged United Bio Energy Management, LLC; United Bio Energy Fuels, LLC; United Bio Energy Ingredients, LLC; and United Bio Energy Trading, LLC to provide us services including ethanol plant general management, ethanol and distillers grains marketing, grain origination services and overall risk management. As such, we expect to be very dependent on United Bio Energy, LLC and its subsidiaries. These companies are owned by United Bio Energy, LLC of Wichita, Kansas. United Bio Energy, LLC is owned by an affiliate of ICM, Inc and an affiliate of Fagen, Inc.

Plan of Operations for the Next 12 Months

        In the next 12 months, we plan to focus on three primary activities: (1) completing construction of the plant, site development and permitting; (2) implementing our financing plan including the redemption of 6,250 units from ICM, Inc. and Fagen, Inc.; and (3) preparing for and commencing start-up operations.

Plant Construction, Site Development and Permitting

        On September 28, 2004, we instructed ICM, Inc. to commence construction of the ethanol plant on our 23-acre site located in the Golden Prairie Industrial Park on the outskirts of Garnett, Kansas. ICM, Inc. is serving as the design/builder and Fagen, Inc. is serving as the principal subcontractor. We anticipate that we will need to purchase significant amounts of equipment in the next 12 months, all of which will be necessary for successful plant operations. We expect the plant to be substantially complete, which means ready for occupancy and ethanol production, no later than 345 days after September 28, 2004 assuming a constant availability of supplies and labor and assuming reasonable winter weather.

        We will be required to make progress payments to ICM, Inc. based upon applications of payment made by ICM, Inc. for all work performed as of the date of the application. Initially we will retain 10% of the amount submitted in each application for payment. When at least 50% of the work has been completed, we will no longer withhold a retainage amount. Once ICM, Inc. has substantially completed the project, we will make a payment to ICM, Inc. equal to 100% of the contract, less $500,000. We will also withhold amounts for any defective work. We will pay $250,000 of the $500,000 to ICM, Inc. once we are satisfied that ICM, Inc. has satisfied its obligations under the contract. We will pay the remaining $250,000 to ICM, Inc. after we receive a written emissions compliance report documenting compliance with the applicable atmospheric emission criteria.

        The following chart summarizes the anticipated progress on the construction of our plant.

Projects
December 2004	Install Dryer
Install Energy Center Structural Steel, Electrical, and Instrumentation
Install Distillers Dried Grains Equipment
Install Chiller and Master Control Center
Install Fermenters
Install Evaporators/Distillers
Process Building Structural Steel
Work on Electrical System
January 2005	Erect office building Install Cooling Tower Install Piping for Fermentation Set Distillers and Install Piping for them Work on Alcohol Storage Work on Energy Center
February 2005	Work on Energy Center
Install Centrifuges and Process Equipment
Install Piping, Electric, and Instrumentation for Piping
Work on Fermenters
Work on field-erected tanks
Continue work on Alcohol Storage
Work on Installation of Cooling Tower
Install Evaporators
March 2005	Install Electric and Instrumentation of Distillers Install Rail Spur Continue work on Alcohol Storage Install Pumps on Cooling Towers Install Truck Scales
April 2005	Complete Distillers Dried Grains Building Train Plant Personnel Complete Administration Building
May 2005	Test Equipment and Prepare for Start-up Operations Perform Water Trials and Hydrology Testing Commence Operations

        On November 18, 2004, we purchased approximately 19 acres of real estate in Anderson County, Kansas to allow the placement of a railroad spur from the proposed plant site to existing Union Pacific Railroad track in Garnett, Kansas. We purchased the real estate pursuant to an option that granted us the right to purchase it for $9,000 per acre. We obtained the option at a cost of $5,000. The real estate was used as a surface dumpsite many years ago resulting in the need to move and bury waste. The clean-up required has now been completed and paid for by grant funds applied for and received by the City of Garnett, Kansas. The commitment for title insurance from First American Title Insurance Company of Kansas applies to this real estate.

        On September 2, 2004, we finalized our purchase of 23 acres of land in the Golden Prairie Industrial Park on the edge of Garnett, Kansas where we are constructing our ethanol plant. We are currently negotiating an agreement with the City of Garnett, Kansas, which we expect will provide for improvements to the real estate, grants, tax abatement and bonds.

        We engaged Natural Resource Group of Minneapolis, Minnesota to coordinate and assist us with proper permitting. It has submitted the application for the NPDES Wastewater Discharge Permit to the Kansas Department of Health and Environment ("KDHE") and is currently working with the KDHE to modify the construction air permit previously issued for the ethanol plant. This modification is necessary to accommodate the anticipated increased production capacity of our ethanol plant.

        ICM, Inc. provided the preliminary civil engineering and site development for the ethanol plant and continues to provide assistance in this area. A Phase 1 Environmental Study on our proposed site was completed on April 23, 2004. Natwick & Associates of Fargo, North Dakota conducted an appraisal of the property and we engaged Taylor Design Group of Ottawa to conduct a survey of the property. The survey was completed on November 22, 2004.

Implementing Our Financing Plan

        Due to the increase of our project cost and overall capitalization, our financing needs have changed. On November 23, 2004, we entered into revised debt financing agreements with Home Federal Savings Bank of Rochester, Minnesota consisting of a term loan of $26,000,000.

        To supplement our debt financing and complete our capitalization plan we entered into a Unit Purchase and Redemption Agreement with ICM, Inc. and Fagen, Inc. In the Unit Purchase and Redemption Agreement we agreed to issue up to 6,250 of our units to ICM, Inc. and Fagen, Inc. at a purchase price of $1,000 per unit in exchange for a combined capital contribution from them of up to $6,250,000. The closing of the purchase of these units by ICM, Inc. and Fagen, Inc. is conditioned upon us depleting the proceeds that we raised from our initial registered offering to $1,000,000 or less. To raise the proceeds necessary to redeem the units in accordance with the terms of Unit Purchase and Redemption Agreement, we are undertaking this registered offering for additional membership units. Due to our obligation to redeem these units from ICM, Inc. and Fagen, Inc., our financial statements will reflect the $6,250,000 as a liability at the time the units are issued. The liability will be identified as units subject to mandatory redemption. For all other purposes, the $6,250,000 will be considered equity.

Use of Funds

        We expect the total funding required for the plant to be $46,793,000. We estimate that we will need approximately $36,340,000 to construct the plant, which includes the $35,900,000 payable to ICM, Inc. under the design/build agreement, and a total of approximately $10,453,000 to cover all capital expenditures necessary to complete the project, make the plant operational and produce revenue. The total project cost has increased by $9,793,000 due to the increase in plant production capacity. The change includes an $8,640,000 increase in plant construction costs, an increase of $610,000 in land and site improvement and a $480,000 increase to Inventory and Working Capital resulting from our decision to increase our expected annual production of fuel grade ethanol from 25 million gallons to 35 million gallons.

        Based upon initial registered offering proceeds of $13,457,000, seed capital proceeds of $610,000, additional equity from ICM, Inc. and Fagen, Inc. of $6,250,000, a term loan of $26,000,000, and grant financing of $476,000, we expect that we will have approximately $46,793,000 of debt and equity available which would provide us with sufficient cash on hand to cover construction and related start-up costs necessary to make the plant operational.

        With receipt of the previously stated debt and equity financing, we expect to have sufficient cash available to cover our costs over the next 12 months, including construction, staffing, office, audit, legal, compliance costs and start up working capital costs. The following is our estimate of our costs and expenditures for the next 12 months. These estimates are based upon consultation with ICM, Inc. and Fagen, Inc. It is only an estimate and our actual expenses could be much higher due to a variety of factors including those described elsewhere in this prospectus.

USE OF FUNDS

Plant construction	$36,340,000
Land & site development costs	1,510,000
Railroad	1,500,000
Fire Protection / Water Supply	280,000
Construction insurance costs	96,000
Construction contingency	582,000
Capitalized interest	350,000
Rolling stock	190,000
Start up costs:
Financing costs	578,000
Organization costs	1,002,000
Pre Production period costs	385,000
Spare parts—process equipment	250,000
Working capital	1,900,000
Inventory—corn and milo	830,000
Inventory—chemicals and ingredients	250,000
Inventory—Ethanol and DDGS	750,000

Total	$46,793,000

  Liquidity and Capital Resources

        As of September 30, 2004, we had cash and cash equivalents of $9,093,646 and total current assets of $9,238,237. To date, we have sold units in our public offering with a price of $13,457,000 and have raised an additional $610,000 in seed capital. We released proceeds of our initial equity offering from escrow on March 22, 2004, and issued a total of 13,487 membership units, including 13,457 units sold in our offering and an additional 30 units issued as compensation. We placed $150,000 of the proceeds in our money market account with Garnett State Savings Bank of Garnett, Kansas to cover our short-term development needs. The remaining proceeds were placed in a separate account with Garnett State Savings Bank and will be held and invested pursuant to a master repurchase agreement executed with Garnett State Savings Bank on March 16, 2004. In September 2004 we began drawing on these funds when we commenced construction of the ethanol plant.

        As of September 30, 2004, we had current liabilities of $124,556 consisting primarily of our accounts payable. Our note payable to the Kansas Department of Commerce and Housing was paid off on September 30, 2004. Since our inception through September 30, 2004, we have an accumulated deficit of $1,345,563. We have reduced members' equity by $264,129, the amount of the prepaid offering costs related to the offering. Total members' equity as of September 30, 2004, was $13,361,437. Since our inception, we have generated no revenue from operations. For the quarter ended September 30, 2004, we have a net loss of $30,713 primarily due to start-up business costs.

  Debt Financing

        We had originally received a written debt financing commitment consisting of a term loan of $20,000,000 and a $1,000,000 line of credit from Home Federal Savings Bank of Rochester, Minnesota. We had also received a written commitment from Fagen, Inc. to provide subordinated debt financing of up to $2,000,000. Due to the increase of our project cost, we needed to increase our debt financing.

        On November 23, 2004 we entered into a Credit Agreement with Home Federal Savings Bank, establishing a construction loan facility for the construction of a 35 million gallon per year ethanol plant. The construction financing is in the amount of $26,000,000 consisting of a $21,000,000 conventional term loan and a $5,000,0000 USDA 80% guaranteed loan, and is secured by substantially all of our assets.

        During the construction phase, we will make monthly payments of interest only at a variable interest rate equal to prime plus 1.75% with a floor of 6%. The construction phase shall end no later than September 1, 2005. Following construction completion, the loan will be segmented into two loans (1) a $21,000,000 conventional term loan, and (2) a $5,000,000 USDA 80% guaranteed loan. The $5,000,000 USDA guaranteed loan will have an amortization period and maturity date of 10 years. We will make monthly payments of principal and interest on the $5,000,000 loan at a variable interest rate of prime plus 1.25%. This variable rate will be adjusted quarterly. The $21,000,000 conventional loan will have an amortization period of 10 years but will mature at the end of 5 years. We will make monthly payments of principal and interest on the $21,000,000 loan at a variable rate equal to prime plus 1.75% with a floor of 6%.

        The Company paid an origination fee of $367,750 to Home Federal Savings Bank and will pay an $80,000 origination fee for the USDA loan guarantee. We will also pay a $30,000 annual administration fee related to the credit facility. The credit facility is secured by a mortgage on our real property and a security interest in all personal and intangible assets of the Company, including assignment of all material contracts.

        During the construction phase, a 1% prepayment penalty of the total construction of $26,000,000 will be assessed if the loan is placed with a lender other than Home Federal Savings Bank. After the construction phase, the $5,000,000 USDA 80% guaranteed loan will impose a prepayment penalty depending on the year of refinancing starting with the 5% penalty in year one and decreasing to 1% in year 5. With respect to the $21,000,000 conventional loan, a prepayment penalty will be imposed starting with a 3% penalty in year one and decreasing to 1% in year 3.

        During the term of the loan, all deposit accounts related to the Company must be maintained at Home Federal Savings Bank. We will also be subject to certain financial loan covenants consisting of minimum working capital, minimum fixed coverage, minimum current ratio, minimum net worth and maximum debt/net worth covenants during the term of the loan. We will also be prohibited from making distributions to our members, however, we will be allowed to distribute 40% of our net income to our members after our lender has received audited financial statements for the fiscal year. We must be in compliance with all financial ratio requirements and loan covenants before and after any distributions to the members.

        After the construction phase, the Company will only be allowed to make annual capital expenditures up to $400,000 annually without the lender's prior approval. During the term of the loan, we are required to pay to the lender an annual amount equal to the greater of (1) 75% of any Commodity Credit Corporation Bio Energy income payments received during the year or (2) 25% of the Company's free cash flow for each year. Payments consisting of USDA Commodity Credit Corporation Bio Energy income must be paid to the lender within 15 days of receipt of any such payments. These payments will continue until an aggregate sum of $7,500,000 has been received by the lender.

        We expect our initial equity proceeds to fall below the $1,000,000 mark sometime within the next quarter at which time we intend to issue units to ICM, Inc. and Fagen, Inc. in exchange for their combined capital contribution of $6,250,000. To the extent that we obtain proceeds of less than $6,875,000 in this offering, we intend to redeem the units through a distribution of our net cash flow from operations at a redemption price equal to the fair market value of the units as of the date of the redemption. The amount of yearly net cash flow available for redemption will be subject to a reduction due to distributions to our members (including ICM, Inc. and Fagen, Inc.) in an aggregate amount equal to 40% of our net income for the purpose of paying income taxes related to the ownership of our units. The amount of yearly net cash flow available for redemption will be subject to a further reduction equal to the greater of 75% of any Commodity Credit Corporation Bio Energy income payments we receive during such year or 25% of our free cash flow. Any redemption of our units by us is further subject to the terms and conditions of any and all debt financing agreements executed between our lenders and us.

  Grants

        We received a Value-Added Agricultural Product Market Development Grant of $450,000 from the USDA, which is a matching grant to be used for start-up costs. We have applied with the City of Garnett, Kansas under the Neighborhood Revitalization Program for a rebate of any additional property taxes attributable to our site improvements. The City of Garnett, Kansas was awarded an Economic Development grant and loan through the U.S. Small Cities Community Development Block Program for $750,000 to assist with water infrastructure improvements at the plant site. The City has also applied for highway improvements with the Kansas Department of Transportation and for grant funds that would assist with rail improvements. These grants are still pending.

        We have applied for a grant from the USDA's Commodity Credit Corporation. Under the grant program, the Commodity Credit Corporation will reimburse eligible ethanol producers of less than 65 million gallons of bioenergy one bushel of corn for every two and one-half bushels of corn used for the increased production of ethanol. Under the program, no eligible producer may receive more than $7,500,000 in any fiscal year. However, some ethanol producers have received more than this amount when the start-up period has extended over more than one fiscal year of the U.S. government. Because we expect to be an eligible producer and to annually utilize approximately 13 million bushels of corn in the increased production of ethanol, we expect to potentially receive a maximum award of approximately $7,500,000. However, the Commodity Credit Corporation may award only $150,000,000 annually in fiscal years 2003 through 2006, and any award we receive may be reduced based upon the volume of applications from other eligible producers. In addition, payments under the program in any one fiscal year may be less if Congress does not fully fund the program for that fiscal year (funding for the program is subject to an annual appropriation). We expect to be eligible to receive an award under the program only once during the life of our project. The Commodity Credit Corporation Bio Energy Program is scheduled to expire on September 30, 2006. The grants available under the program may not continue beyond their scheduled expiration date or if they do continue, the grants may not be at the same level. If our ethanol plant is not operational by the expiration of the program or has not had substantial operations, we may not be eligible for the grants or may receive a reduced amount.

  Sources of Funds

        The following schedule sets forth our estimated sources of funds. This schedule could change in the future depending on whether we receive additional grants. The schedule may also change depending on the level of additional equity raised.

Source of Funds		Percent of Total
Seed Capital Proceeds	$610,000	1.30
Initial Registered Offering Proceeds	$13,457,000	28.76
Proceeds from additional units purchased by ICM, Inc. and Fagen, Inc.(1)	$6,250,00	13.36
Term Debt	$26,000,000	55.56
Grants	$476,000	1.02

Total Sources of Funds	$46,793,000	100.00%

(1)
These units are subject to our redemption obligations described in MANAGEMENT'S DISCUSSION AND ANALYSIS AND PLAN OF OPERATIONS, page 21.

Start-up of Plant Operations

        We have entered into agreements for the operation of the ethanol plant with United Bio Energy Management, LLC; United Bio Energy Fuels, LLC; United Bio Energy Ingredients, LLC; and United Bio Energy Trading, LLC. United Bio Energy Management, LLC will manage the ethanol plant and United Bio Energy Fuels, LLC will provide us ethanol marketing services. United Bio Energy Ingredients, LLC will provide us distillers grains marketing and grain origination services. United Bio Energy Trading, LLC will provide us with overall risk management. We expect to be very dependent on these companies after we begin operations. As a result, any agreements negotiated will not be arms' length transactions and may not be as favorable as those negotiated with an independent third party.

        We expect to negotiate and execute contracts for the provision of electricity, natural gas, water and other utilities to the site in the coming months. We are currently working with Kansas City Power & Light and Southern Star Central Gas Pipeline Company to finalize utility prices for plant operations. We have engaged U.S. Energy Services, Inc. of Wayzata, Minnesota, to provide consulting and energy management services for supplies of electricity and natural gas. We have also executed a Letter of Agreement with Southern Star Central Gas Pipeline for a complete engineering evaluation related to the costs of delivering natural gas to the site. We are currently negotiating with U.S. Water Services for the provision of water treatment chemicals and services.

        We also plan to market and distribute the carbon dioxide that will be produced at the plant as a by-product of our ethanol production. On January 28, 2004, we entered in to a letter of intent with BOC Group, Inc. of Murray Hill, New Jersey. The terms of the letter of intent provide that we will make available to BOC Group, Inc. for purchase all of the carbon dioxide produced at the plant. The letter of intent contemplates that BOC Group, Inc. will purchase a substantial quantity of our raw carbon dioxide gas annually and will construct a carbon dioxide liquefaction plant. We expect to lease a parcel of our land adjacent to our ethanol plant to BOC Group, Inc. for construction of the liquefaction plant. The letter of intent was scheduled to expire by its terms on March 31, 2004, but was extended to July 31, 2004. The letter of intent was extended a second time to September 30, 2004 and a third time to December 31, 2004. We are currently negotiating a legally binding contract with BOC Group, Inc. However, there is no guarantee that a final contract will be executed or that it will be executed upon terms as favorable as those currently anticipated.

DESCRIPTION OF BUSINESS

        The Company is a development-stage Kansas limited liability company. It was formed on October 16, 2001 with the goal to raise capital to develop, construct, own, and operate a 20 million gallon dry mill corn- and milo-based ethanol plant in Garnett, Kansas. The ethanol plant was originally expected to process approximately 7.5 million bushels of corn and milo per year into 20 million gallons of denatured fuel grade ethanol, 64,000 tons of dried distillers grains with solubles and 63,000 tons of raw carbon dioxide gas. In anticipation of the construction of a 20 million gallon plant, we raised $13,457,000 of equity through a public offering registered with the SEC on Form SB-2 (SEC Registration No. 333-96703) as amended, which was declared effective on January 24, 2003 and terminated on January 24, 2004.

        We determined that increasing our production capacity to 35 million gallons of denatured fuel grade ethanol, approximately 68,000 tons of dried distillers grains with solubles, 110 tons of wet distillers grains, and approximately 92,000 tons of raw carbon dioxide gas will likely result in more efficient operations for our ethanol plant. We determined that it would be necessary to raise additional capital and increase our debt financing in order to increase our production capacity from the planned 20 million gallons to the current planned 35 million gallon size.

        We gave notice to proceed with plant construction in September 2004. We expect to complete construction of the plant and begin producing ethanol and by-products in the summer of 2005.

Primary Product—Ethanol

        Ethanol is a chemical produced by the fermentation of sugars found in grains and other biomass. Ethanol can be produced from a number of different types of grains, such as wheat and milo, as well as from agricultural waste products such as rice hulls, cheese whey, potato waste, brewery and beverage wastes and forestry and paper wastes. However, according to the table of U.S. ethanol production facilities prepared by the Renewable Fuels Association and located on page 38 of this prospectus, approximately 85% of ethanol in the United States today is produced from corn, and approximately 90% of ethanol is produced from a corn and other input mix. Corn produces large quantities of carbohydrates, which convert into glucose more easily than most other kinds of biomass. The U.S. Department of Energy projects domestic ethanol production to be approximately 3.25 billion gallons in 2004.

        We anticipate that our business will be that of the production and marketing of ethanol and its by-products such as distillers dried grains and carbon dioxide. We do not have any other lines of business or other sources of revenue if we are unable to complete the construction and operation of the plant, or if we are not able to market ethanol and its by-products.

Description of Dry Mill Process

        Our plant will produce ethanol by processing corn and milo. The grain will be received by rail and by truck, then weighed and unloaded in a receiving building. It will then be transported to storage bins. Thereafter, it will be converted to a scalper to remove rocks and debris before it is transported to a hammermill or grinder where it is grounded into a mash and conveyed into a slurry tank for enzymatic processing. Then, water, heat, and enzymes are added to break the ground grain into a fine slurry. The slurry will be heated for sterilization and pumped to a liquefaction tank where additional enzymes are added. Next, the grain slurry is pumped into fermenters, where yeast is added, to begin a batch fermentation process. A vacuum distillation system will divide the alcohol from the grain mash. Alcohol is then transported through a rectifier column, a side stripper and a molecular sieve system where it is dehydrated. The 200 proof alcohol is then pumped to farm shift tanks and blended with 5% percent denaturant, usually gasoline, as it is pumped into storage tanks. The 200 proof alcohol and five percent denaturant constitute ethanol.

        Corn mash from the distillation stripper is pumped into one of several decanter type centrifuges for dewatering. The water ("thin stillage") is then pumped from the centrifuges to an evaporator where it is dried into thick syrup. The solids that exit the centrifuge or evaporators (the "wet cake") are conveyed to the distillers dried grains dryer system. Syrup is added to the wet cake as it enters the dryer, where moisture is removed. The process will produce distillers grains, which is processed corn mash that can be used as animal feed.

        The following flow chart illustrates the dry mill process:

Corn Receiving
Corn Storage
Hammermill
CO_2 Scrubber
CO_2 Plant
CO_2
Ethanol Dehydration
Beer Stripper Rectifier
Mash Preparation
Enzyme Liquefaction
Yeast Propagation
88F
150° Storage
200° Storage
Denaturant Storage
Ethanol Storage
Fuel Ethanol
Stillage Decanter
DDGS Drying
Thermal Oxidizer
Heat Recovery Steam Generator
DDGS
Stillage Evaporation

Thermal Oxidizer

        Ethanol plants such as ours may produce odors in the production of ethanol and its primary by-product, distillers dried grains with solubles, which some people may find to be unpleasant. We intend to eliminate odors by routing dryer emissions through thermal oxidizers. We expect thermal oxidation to significantly reduce any unpleasant odors caused by the ethanol and distillers grains manufacturing process. We expect thermal oxidation, which burns emissions, will eliminate a significant amount of the volatile organic carbon compounds in emissions that cause odor in the drying process and allow us to meet the applicable permitting requirements. We also expect this addition to the ethanol plant to reduce the risk of possible nuisance claims and any related negative public reaction against us.

By-Products

        The principal by-product of the ethanol production process is distillers grains, a high protein, high-energy animal feed supplement primarily marketed to the dairy and beef industry. Distillers grains contain bypass protein that is superior to other protein supplements such as cottonseed meal and soybean meal. According to a 1986 study by the University of Nebraska reported in "Nebraska Company Extension Study MP51—Distillers Grains," bypass proteins are more digestible to the animal, thus generating greater lactation in milk cows and greater weight gain in beef cattle. Dry mill ethanol processing creates three forms of distillers grains: distillers wet grains with solubles ("distillers wet grains"), distillers modified wet grains with solubles ("distillers modified wet grains") and distillers dry grains. Distillers wet grains is processed corn mash that contains approximately 70% moisture and has a shelf life of approximately 3 days. Therefore, it can be sold only to farms within the immediate vicinity of an ethanol plant. Distillers modified wet grains are distillers wet grains that have been dried to approximately 50% moisture. It has a slightly longer shelf life of approximately 3 weeks and is often sold to nearby markets. Distillers dried grains are distillers wet grains that have been dried to 10% moisture. Distillers dried grains has an almost indefinite shelf life and may be sold and shipped to any market regardless of its proximity to an ethanol plant. We entered into a Distillers Grains Marketing Agreement with United Bio Energy Ingredients, LLC pursuant to which United Bio Energy Ingredients, LLC shall have the exclusive right to market the wet and dry distillers grains we produce at the plant. See "Construction and Operation of the Plant—Material Contracts" on page 44.

        In addition, the plant is expected to produce approximately 92,000 tons annually of raw carbon dioxide as another by-product of the ethanol production process. We plan to market and distribute the carbon dioxide that will be produced at the plant as a by-product of our ethanol production. The terms of our letter of intent with BOC Group, Inc. provide that it will market and distribute a substantial quantity of our raw carbon dioxide gas and will construct a carbon dioxide liquefaction plant. See "Construction and Operation of the Plant—Material Contracts" on page 44.

Corn and Milo Feedstock Supply

        We anticipate that our plant will need approximately 13 million bushels of grain per year for its dry milling process. The grain supply for our plant will be obtained pursuant to our Raw Grains Agreement with United Bio Energy Ingredients, LLC. Under the Raw Grains Agreement, United Bio Energy Ingredients, LLC will sell to us and we must buy all of the raw grains we need for our production of ethanol. We will depend heavily on the performance of United Bio Energy Ingredients, LLC for our grain inputs. See "Construction and Operation of the Plant—Material Contracts" on page 44.

        We will be dependent on the availability and price of corn and milo. Pursuant to the Raw Grains Agreement, the price at which we will purchase grain from United Bio Energy Ingredients, LLC will depend on prevailing market prices. Although the area surrounding the plant produces a significant amount of corn and we do not anticipate problems sourcing grain, there is no assurance that a shortage will not develop, particularly if there is an extended drought or other production problem. In addition, our financial projections assume that we can purchase grain for prices near the ten-year average for corn in the area of the plant. We have determined that the average price of corn in Kansas over the last 10 years has been $2.37 per bushel. We have also determined that the average price of milo in Kansas over the last 10 years has been $2.11 per bushel.

        Grain prices are primarily dependent on world feedstuffs supply and demand and on U.S. and global corn crop production, which can be volatile as a result of a number of factors, the most important of which are weather, current and anticipated stocks and prices, export prices and supports and the government's current and anticipated agricultural policy. The price of grain has fluctuated significantly in the past and may fluctuate significantly in the future. Because the market price of ethanol is not related to grain prices, ethanol producers are generally not able to compensate for increases in the cost of grain feedstock through adjustments in prices charged for their ethanol. We therefore anticipate that our plant's profitability will be negatively impacted during periods of high corn prices.

Risk Management and Grain Origination Services

        We have entered an agreement providing for risk management services with United Bio Energy Trading, LLC. United Bio Energy Trading, LLC may develop price volatility protection through the use of hedging strategies. We expect that United Bio Energy Ingredients, LLC will ensure the consistent scheduling of grain deliveries, establish and fill forward contracts through the grain elevators, and coordinate grain deliveries between the railroad and the participating elevators. We expect to be very dependent upon these companies after we begin operations. As a result, any agreements negotiated will not be arms-length transactions and may not be as favorable as those negotiated with an independent third party. See "Construction and Operation of the Plant—Material Contracts" on page 44.

        Due to the fluctuations in the price of corn, we anticipate that United Bio Energy Trading, LLC will utilize forward contracting and hedging strategies to manage our commodity risk exposure and optimize finished product pricing on our behalf. We anticipate that most of our grain will be acquired in this manner. We intend to do this to help guard against price movements that often occur in corn markets. Hedging means protecting the price at which we buy corn and the price at which we will sell our products in the future. It is a way to attempt to reduce the risk caused by price fluctuation. The effectiveness of such hedging activities is dependent upon, among other things, the cost of corn and our ability to sell sufficient amounts of ethanol and distillers dried grains. Although we will attempt to link hedging activities to sales plans and pricing activities, such hedging activities themselves can result in costs because price movements in corn contracts are highly volatile and are influenced by many factors that are beyond our control. We may incur such costs and they may be significant.

Ethanol Markets

        Ethanol has important applications. Primarily, ethanol can be used as an oxygenate capable of reducing air pollution and improving automobile performance. The ethanol industry is heavily dependent on several economic incentives to produce ethanol. We have entered into an Ethanol Agreement with United Bio Energy Fuels, LLC pursuant to which we expect that United Bio Energy Fuels, LLC will market all of the fuel-grade ethanol we produce. We will be heavily dependent upon the efforts of United Bio Energy Fuels, LLC for these services.

Local Ethanol Markets

        Local markets will be limited and must be evaluated on a case-by-case basis. Although local markets will be the easiest to service, they may be oversold, which depresses the ethanol price.

Regional Ethanol Markets

        Typically a regional market is one that is outside of the local market, yet within the neighboring states. This market will likely be serviced by rail, and is within a 450-mile radius of the ethanol plant. The regional markets for our plant in Garnett, Kansas would include Omaha, Kansas City, Denver, Fort Collins, Colorado Springs, and perhaps St. Louis.

        We purchased approximately 19 acres of land in Anderson County, Kansas to allow the placement of a railroad spur from the site of the ethanol plant to the existing Union Pacific Railroad track in Garnett, Kansas so that we may reach regional and national markets with our products. Because ethanol use results in less air pollution than regular gasoline, regional markets typically include large cities that are subject to anti-smog measures as either carbon monoxide or ozone non-attainment areas, such as Kansas City, Chicago, St. Louis, Denver, Las Vegas, and may extend to Phoenix and most of California.

        Generally, the regional market is good business to develop. The freight is reasonable, the competition, while aggressive, is not too severe, and the turn-around time on rail cars is favorable. In addition, it is often easier to obtain letters of intent to purchase product from regional buyers than from national buyers. These letters, while not binding, tend to raise the comfort level of the financial lending institutions. In a regional market, letters of intent to purchase are taken quite seriously by the buyer.

        Regional pricing tends to follow national pricing less the freight difference. As with national markets, the use of a group-marketing program or a broker is advantageous, especially in the first one to three years of operation.

        In addition to rail, we may try to service this market by truck. Occasionally there are opportunities to obtain backhaul rates from local trucking companies. These are rates that are reduced since the truck is loaded both ways. Normally the trucks drive to the refined fuels terminals empty and load gasoline product for delivery. A backhaul is the opportunity to load the truck with ethanol to return to the terminal.

National Ethanol Markets

        Recently, California has been the focus of a major ethanol campaign. Due to concerns about ground water contamination California banned the use of MTBE beginning January 1, 2004. MTBE is a commonly used oxygenate used in fuels for compliance with Federal Clean Air Act mandates, and is a major competitor of ethanol. Ethanol is the most readily available substitute for MTBE in this market and as of January 1, 2004, all of California's reformulated gasoline now contains ethanol, resulting in a market of more than 700 million gallons per year. California represents a market of about 950 million gallons annually due to the oxygenate requirement for reformulated gasoline ("RFG"). In June of 2001, California requested a waiver from the RFG oxygenate requirement under the Clean Air Act. The Environmental Protection Agency ("EPA") initially denied the request. However, the U.S. Court of Appeals for the Ninth Circuit's July 2003 decision overturned that denial and remanding the decision back to the EPA for further review. Since the Court's decision, California has reissued its appeal to the EPA. As of November 2004, the EPA has yet to deliver a decision on the California waiver request. In addition, New York and Georgia have since filed requests for waiver of the oxygenate requirement. On September 30, 2004, Georgia's request was denied. As of December 2004, New York's request was still pending.

        While there is a great deal of focus on California, according to the Renewable Fuels Association, another emerging ethanol market is the Northeast. As in California, the primary motivations are the health and water concerns surrounding the use of MTBE. For example, the state legislatures of New York and Connecticut also banned the use of MTBE beginning on January 1, 2004. We expect ethanol to replace MTBE as the oxygenate in the RFG program and the Renewable Fuels Association estimates the generation of markets totaling approximately 450 million gallons per year in New York and Connecticut. However, other MTBE replacements may capture a portion or all of these potential markets. The ultimate size of the California and Northeast markets will depend on how the RFG oxygenate and MTBE debate plays out in the political arena.

General Demand

        Ethanol demand is expected to continue at a very aggressive pace. Today's demand of more than 3.3 billion gallons per year is expected to grow to 4 billion gallons per year by the year 2012 under current law according to the National Corn Growers Association. If the use of MTBE is phased out on a national level in the next few years and the RFG oxygenate requirement remains unchanged, the anticipated growth may yield a doubling of ethanol demand much sooner.

        A bill (S. 791, 108th Cong.) including provisions known as the Renewable Fuels Standard ("RFS") was introduced in the United States Senate during the 108th Session, which ended in 2004. If passed, it would have served as a catalyst for investment in renewable fuel processing fuels and new technologies. The proposed legislation would determine the specific baseline volume of ethanol to be used in gasoline on a nationwide basis. The bill anticipated that volumes would begin in the year 2003 at 2.3 billion gallons and grow at a rate of approximately 300 million gallons per year to a volume of 5 billion gallons in 2012. Consideration of the bill is currently under deliberation as a component in the Senate Energy Bill (S. 2095) and the House Energy Bill (H.R. 4503). While this legislation will expire in 2004, similar legislation is expected to be introduced in the 109th Congress.

        Under both S. 2095 and H.R. 4503, MTBE would be banned for 4 years after enactment of the RFS, provided that individual states could choose to continue to allow the use of MTBE by notifying the administrator of the EPA. The RFS would eliminate a requirement under current law for motor fuel to contain oxygenates and would require that all motor fuels sold by a refiner, blender, or importer contain a minimum volume of renewable fuels. The required volume of renewable fuel would start at 3.1 billion gallons in 2005 and increase to 5 billion gallons by 2012. This renewable fuels standard would largely be met by adding ethanol to gasoline. H.R. 4503 passed in the House on June 16, 2004 and has been received by the Senate. S. 2095 has been placed on the Senate calendar. It is unlikely that either bill will receive further action in the 108th Congress.

        We anticipate that the forecasted increased future demand for ethanol will assist our plant's entry in this industry. The dramatic rise in ethanol utilization in the coming years predicted by the NCGA is expected to substantially increase present ethanol production capacity to supply this demand.

Source: United Bio Energy, LLC

Source: United Bio Energy, LLC

Ethanol Pricing

        Historical ethanol, corn and gasoline prices are shown in the following chart. Ethanol prices tend to track the wholesale gasoline price plus the federal tax incentive of 52 cents per gallon.

Wholesale Gasoline Data Source: DOE U.S. Refiner Prices of Petroleum Products for Resale
Corn and Sorghum Data Source: USDA
Ethanol Data Source: Hart's Oxy-Fuel News

Federal Ethanol Supports

        Ethanol sales have been favorably affected by the Clean Air Act amendments of 1990, particularly the Federal Oxygen Program which became effective November 1, 1992. The Federal Oxygen Program requires the sale of oxygenated motor fuels during the winter months in certain major metropolitan areas to reduce carbon monoxide pollution. Ethanol use has increased due to a second Clean Air Act program, the Reformulated Gasoline Program. This program became effective January 1, 1995, and required the sale of reformulated gasoline in nine major urban areas to reduce pollutants, including those that contribute to ground level ozone, better known as smog. Reformulated gasoline is currently used in 17 states and the District of Columbia. Approximately 30% of gasoline sold in the United States is reformulated. Increasingly stricter EPA regulations are expected to increase the number of metropolitan areas deemed in non-compliance with Clean Air Standards, which could increase the demand for ethanol.

        Federal laws that require the use of oxygenated gasoline encourage ethanol production and use. Ethanol contains 35% oxygen by weight. When combined with gasoline, ethanol acts as an oxygenate. As a result, the gasoline burns cleaner, and releases less carbon monoxide and other exhaust emissions into the atmosphere. The federal government encourages the use of oxygenated gasoline as a measure to protect the environment. Oxygenated gasoline is commonly referred to as reformulated gasoline. According to the Renewable Fuels Association, the production capacity of currently operating ethanol plants exceeds 3.4 billion gallons. Additional plants are under construction that will bring total domestic ethanol production capacity to approximately 4.1 billion gallons by 2005. Accordingly, fuel ethanol production may exceed required volumes under the proposed legislation in its early stages. If the Renewable Fuels Standard bill or similar legislation is adopted, it may initially yield a lesser demand for our ethanol, but would provide for a substantial long-term market for our ethanol.

        The government's regulation of the environment changes constantly. It is possible that more stringent federal or state environmental rules or regulations could be adopted, which could increase our operating costs and expenses. It also is possible that federal or state environmental rules or regulations could be adopted that could have an adverse effect on the use of ethanol. For example, changes in the environmental regulations regarding the required oxygen content of automobile emissions could have an adverse effect on the ethanol industry. Furthermore, plant operations likely will be governed by the Occupational Safety and Health Administration ("OSHA"). OSHA regulations may change such that the costs of the operation of the plant may increase. Any of these regulatory factors may result in higher costs or other materially adverse conditions effecting our operations, cash flows and financial performance.

        The use of ethanol as an oxygenate to blend with fuel to comply with federal mandates also has been aided by federal tax policy. The Energy Tax Act of 1978 exempted ethanol blended gasoline from the federal gas tax as a means of stimulating the development of a domestic ethanol industry and mitigating the country's dependence on foreign oil. As amended, the federal tax exemption currently allows the market price of ethanol to compete with the price of domestic gasoline. The exemption for a 10% ethanol blend is the equivalent of providing a per gallon "equalization" payment that allows blenders to pay more for ethanol than the wholesale price of gasoline and still retain profit margins equal to those received upon the sale of gasoline that is not blended with ethanol. Under current legislation, the federal gasoline tax exemption for a 10% ethanol blend is 5.2 cents per gallon. The exemption will gradually drop to 5.1 cents per gallon in 2005. This federal tax incentive is scheduled to expire in 2010 pursuant to H.R. 4520, as discussed below.

        On October 22, 2004, President Bush signed H.R. 4520, which contained the Volumetric Ethanol Excise Tax Credit ("VEETC") and amended the federal excise tax structure effective as of January 1, 2005. Currently, ethanol-blended fuel is taxed at a lower rate than regular gasoline (13.2 cents on a 10% blend). Under VEETC, the existing ethanol excise tax exemption is eliminated, thereby allowing the full federal excise tax of 18.4 cents per gallon of gasoline to be collected on all gasoline and allocated to the highway trust fund. This would add approximately $1.4 billion to the highway trust fund revenue annually. In place of the current exemption, the bill creates a new volumetric ethanol excise tax credit of 5.2 cents per gallon of ethanol blended at 10%. Refiners and gasoline blenders would apply for this credit on the same tax form as before only it would be a credit from general revenue, not the highway trust fund. Based on volume, the VEETC is expected to allow much greater refinery flexibility in blending ethanol.

Project Location and Proximity to Markets

        We are building our plant in Garnett, Kansas, in east central Kansas. The actual site is located in the Golden Prairie Industrial Park on the edge of Garnett. We selected Garnett because of its location relative to existing grain production, accessibility to road and rail transportation, and its proximity to major population centers. It is near a rail line service by the Union Pacific Railroad Company. In addition, it is also in close proximity to major highways that connect to major population centers such as Kansas City, Missouri; Wichita, Kansas; Tulsa, Oklahoma; and St. Louis, Missouri.

        There can be no assurance that we will not encounter hazardous conditions at the plant site. We are relying on ICM, Inc. and Fagen, Inc. to determine the adequacy of the sites for construction of the ethanol plant. We may encounter hazardous conditions at the chosen site that may delay the construction of the ethanol plant. ICM, Inc. is not responsible for any hazardous conditions encountered at the site. Upon encountering a hazardous condition, ICM, Inc. may suspend work in the affected area. If we receive notice of a hazardous condition, we may be required to correct the condition prior to continuing construction. The presence of a hazardous condition will likely delay construction of the ethanol plant and may require significant expenditure of our resources to correct the condition. In addition, it is anticipated that ICM, Inc. will be entitled to an adjustment in price if it has been adversely affected by the hazardous condition. If we encounter any hazardous conditions during construction that require time or money to correct, such event may have a material adverse effect on our operations, cash flows and financial performance.

Transportation and Delivery

        The plant will have the facilities to receive grain by truck and rail and to load ethanol and distillers grains onto trucks and rail cars. We expect that the Union Pacific Railroad will provide rail service directly to the proposed site. In terms of freight rates, rail is considerably more cost effective than is truck transportation to the more distant markets.

Utilities

        The production of ethanol is a very energy intensive process that uses significant amounts of electricity and natural gas. Water supply and quality are also important considerations. We plan to enter into agreements with local gas, electric, and water utilities to provide our needed energy and water. There can be no assurance that those utilities will be able to reliably supply the gas, electricity, and water that we need.

        If there is an interruption in the supply of energy or water for any reason, such as supply, delivery, or mechanical problems, we may be required to halt production. If production is halted for an extended period of time, it may have a material adverse effect on our operations, cash flows, and financial performance.

Natural Gas

        The plant will produce process steam from its own boiler system and dry the distillers dried grains by-product via a direct gas-fired dryer. According to engineering specifications produced by the plant designer, ICM, Inc., we anticipate that our plant will require a natural gas supply of approximately 4,000 MMBtu per day when drying. If the direct gas-fired dryer operates 100% of the time for an entire year, the plant could consume 1,440,000 MMBtu per year.

        To access sufficient supplies of natural gas to operate the plant, an interconnection will be completed with Southern Star Central Gas Pipeline's facilities, an interstate natural gas pipeline located on plant property. We have entered into a letter of agreement with Southern Star Central Gas Pipeline to estimate the construction costs to design and build a measurement station capable of flowing natural gas in sufficient hourly quantities to meet the total daily requirements indicated above. The design specifications requested by the Company were 4,000 MMBtu per day (167 Mcf per hour) at a minimum of 60 PSIG at the outlet of Southern Star Central Pipeline's measurement station.

        The plant will need natural gas odorization equipment, regulation equipment, and 1,000 feet or less of natural gas fuel line immediately downstream of Southern Star Central Gas Pipeline's measurement station. We have no current agreement with a third party to construct such facilities, however we anticipate entering into an agreement with a "design, build, and operate" engineering firm for the construction of these facilities on or before February 1, 2005. U.S. Energy Services will conduct a request for proposal process and will work with the Company to select a reputable engineering firm to complete and operate these facilities.

        Much of Southern Star Central Gas Pipeline's pipeline capacity is fully subscribed, which means that the space within their pipeline is under contract with other parties. U.S. Energy Services is working closely with Southern Star Central Gas Pipeline's business development staff to ensure that if an existing capacity contract should come up for renewal, we will have an opportunity to bid on the contract. Despite the current fully subscribed situation, there are alternative means in which to deliver natural gas to the plant using Southern Star Central Gas Pipeline pipeline. U.S. Energy will utilize one or a combination of those means until capacity becomes available to us. However, there can be no assurance that we will be able to obtain a sufficient supply of natural gas or that we will be able to procure alternative sources of natural gas on acceptable terms.

Electricity

        Based on engineering specifications produced by ICM, Inc., the proposed plant will require approximately 20,000,000 kilowatt hours per year for an estimated price of $0.45 per kilowatt-hour. We anticipate entering into agreements with Kansas City Power and Light to provide for our electricity needs. The price at which we will be able to purchase electric services has not yet been determined.

Water

        We will require a significant supply of water. Based upon the results from water quality tests performed by U.S. Water Services/Utility Chemicals, Inc., our plant water requirements are approximately 243 gallons per minute. That is approximately 349,298 gallons per day.

        Much of the water used in an ethanol plant is recycled back into the process. There are, however, certain areas of production where fresh water is needed. Those areas include boiler makeup water and cooling tower water. Boiler makeup water is treated on-site to minimize all elements that will harm the boiler and recycled water cannot be used for this process. Cooling tower water is deemed non-contact water because it does not come in contact with the mash, and therefore, can be regenerated back into the cooling tower process. The makeup water requirements for the cooling tower are primarily a result of evaporation. Depending on the type of technology utilized in the plant design, much of the water can be recycled back into the process, which will minimize the discharge water. This will have long-term effect of lowering wastewater treatment costs. Many new plants today are zero or near zero effluent facilities. At most, there should be no more than 56 gallons per minute (80,471 gallons per day) of non-contact cooling water effluent. We anticipate that the City of Garnett will supply our water requirements at a cost of $0.50 per thousand gallons.

Our Primary Competition

        We will be in direct competition with numerous other ethanol producers, many of whom have greater resources than we do. We also expect that additional ethanol producers will enter the market if the demand for ethanol continues to increase. Our plant will compete with other ethanol producers on the basis of price, and to a lesser extent, delivery service. We believe that we can compete favorably with other ethanol producers due to our proximity to ample grain supplies at favorable prices.

        According to the Renewable Fuels Association, during the last 20 years, ethanol production capacity in the United States has grown from almost nothing to an estimated 3.45 billion gallons per year. Plans to construct new plants or to expand existing plants have been announced which would increase capacity by approximately 750 million gallons per year. This increase in capacity may continue in the future. We cannot determine the effect of this type of an increase upon the demand or price of ethanol.

        The ethanol industry has grown to over 90 production facilities in the United States. The largest ethanol producers include Abengoa Bioenergy Corp., Archer Daniels Midland, Aventine Renewable Energy, Inc., Cargill, Inc., New Energy Corp., and VeraSun Energy Corporation, all of which are capable of producing more ethanol than we expect to produce. In addition, there are several regional entities recently formed, or in the process of formation, of similar size and with similar resources to ours.

        The following table identifies most of the producers in the United States along with their production capacities.

U.S. FUEL ETHANOL PRODUCTION CAPACITY
million gallons per year (mmgy)

Company	Location	Feedstock	Current Capacity (mmgy)	Under Construction/ Expansions (mmgy)
Abengoa Bioenergy Corp.	York, NE Colwich, KS Portales, NM	Corn/milo	50 20 15
ACE Ethanol, LLC	Stanley, WI	Corn	30
Adkins Energy, LLC*	Lena, IL	Corn	40
AGP*	Hastings, NE	Corn	52
Agra Resources Coop. d.b.a EXOL*	Albert Lea, MN	Corn	38
Agri-Energy, LLC*	Luverne, MN	Corn	21
Alchem Ltd. LLLP	Grafton, ND	Corn	10.5
Al-Corn Clean Fuel*	Claremont, MN	Corn	30
Amaizing Energy, LLC*^	Denison, IA	Corn		40

Archer Daniels Midland	Decatur, IL Cedar Rapids, IA Clinton, IA Columbus, NE Marshall, MN Peoria, IL Wallhalla, ND	Corn Corn Corn Corn Corn Corn Corn/barley	1070
Aventine Renewable Energy, Inc.	Pekin, IL Aurora, NE	Corn Corn	100 40
Badger State Ethanol, LLC*	Monroe, WI	Corn	48
Big River Resources, LLC *	West Burlington, IA	Corn	40
Broin Enterprises, Inc.	Scotland, SD	Corn	9
Bushmills Ethanol*^	Atwater, MN	Corn		40
Cargill, Inc.	Blair, NE Eddyville, IA	Corn Corn	83 35
Central Iowa Renewable Energy, LLC*^	Goldfield, IA	Corn		50
Central MN Ethanol Coop*	Little Falls, MN	Corn	20
Central Wisconsin Alcohol	Plover, WI	Seed corn	4
Chief Ethanol	Hastings, NE	Corn	62
Chippewa Valley Ethanol Co.*	Benson, MN	Corn	42
Commonwealth Agri-Energy, LLC*	Hopkinsville, KY	Corn	20
Corn Plus, LLP*	Winnebago, MN	Corn	44
Dakota Ethanol, LLC*	Wentworth, SD	Corn	48
DENCO, LLC*	Morris, MN	Corn	21.5
East Kansas Agri-Energy, LLC*^	Garnett, KS	Corn		35
ESE Alcohol Inc.	Leoti, KS	Seed corn	1.5
Ethanol2000, LLP*	Bingham Lake, MN	Corn	30
Glacial Lakes Energy, LLC*	Watertown, SD	Corn	48
Golden Cheese Company of California*	Corona, CA	Cheese whey	5
Golden Grain Energy L.L.C.*^	Mason City, IA	Corn		40
Golden Triangle Energy, LLC*	Craig, MO	Corn	20
Gopher State Ethanol	St. Paul. MN	Corn/Beverage Waste	15
Grain Processing Corp.	Muscatine, IA	Corn	10
Granite Falls Energy, LLC^	Granite Falls, MN	Corn		45
Great Plains Ethanol, LLC*	Chancellor, SD	Corn	42
Hawkeye Renewables, LLC	Iowa Falls, IA	Corn	45
Heartland Corn Products*	Winthrop, MN	Corn	36
Heartland Grain Fuels, LP*	Aberdeen, SD Huron, SD	Corn Corn	8 14
Husker Ag, LLC*	Plainview, NE	Corn	23
Iowa Ethanol, LLC*	Hanlontown, IA	Corn	45
Illinois River Enrgy, LLC^	Rochelle, IL	Corn		50
James Valley Ethanol, LLC	Groton, SD	Corn	45
J.R. Simplot	Caldwell, ID	Potato waste	4
KAAPA Ethanol, LLC*	Minden, NE	Corn	40
Land O' Lakes*	Melrose, MN	Cheese whey	2.6
Lincolnland Agri-Energy, LLC*	Palestine, IL	Corn	40
Liquid Resources of Ohio^	Medina, OH	Waste beverage		4
Little Sioux Corn Processors, LP*	Marcus, IA	Corn	46
Merrick/Coors	Golden, CO	Waste beer	1.5
Michigan Ethanol, LLC	Caro, MI	Corn	45
MGP Ingredients, Inc.	Pekin, IL Atchison, KS	Corn/wheat starch	78

Mid-Missouri Energy, Inc.*^	Malta Bend, MO	Corn		40
Midwest Grain Processors*	Lakota, IA	Corn	50	45
Midwest Renewable Energy, LLC	Sutherland, NE	Corn	15
Miller Brewing Co.	Olympia, WA	Brewery waste	0.7
Minnesota Energy*	Buffalo Lake, MN	Corn	18
New Energy Corp.	South Bend, IN	Corn	95
Northeast Missouri Grain, LLC*	Macon, MO	Corn	40
Northern Lights Ethanol, LLC*	Big Stone City, SD	Corn	45
Northstar Ethanol, LLC^	Lake Crystal, MN	Corn		50
Otter Creek Ethanol, LLC*	Ashton, IA	Corn	45
Panhandle Energies of Dumas, LP^	Dumas, TX	Corn/Grain Sorghum		30
Parallel Products	Louisville, KY R. Cucamonga, CA	Beverage Waste	5.4
Permeate Refining	Hopkinton, IA	Sugars & starches	1.5
Pine Lake Corn Processors, LLC*^	Steamboat Rock, IA	Corn		20
Platte Valley Fuel Ethanol, L.L.C.	Central City, NE	Corn	40
Pro-Corn, LLC*	Preston, MN	Corn	40
Quad-County Corn Processors*	Galva, IA	Corn	23
Reeve Agri-Energy	Garden City, KS	Corn/milo	12
Siouxland Energy & Livestock Coop*	Sioux Center, IA	Corn	18
Sioux River Ethanol, LLC*	Hudson, SD	Corn	45
Tall Corn Ethanol, LLC*	Coon Rapids, IA	Corn	45
Tate & Lyle	Loudon, TN	Corn	65
Trenton Agri Products, LLC	Trenton, NE	Corn	30
Tri-State Ethanol Co., LLC*	Rosholt, SD	Corn	18
United WI Grain Producers, L.L.C.*^	Friesland, WI	Corn		40
U.S. Energy Partners, LLC	Russell, KS	Milo/wheat starch	40
Utica Energy, LLC	Oshkosh, WI	Corn	24	26
VeraSun Energy Corporation	Aurora, SD	Corn	100
VeraSun Fort Dodge, LLC^	Ft. Dodge, IA	Corn		110
Voyager Ethanol, LLC*^	Emmetsburg, IA	Corn		50
Western Plains Energy, LLC*	Campus, KS	Corn	30
Western Wisconsin Renewable Energy, LLC*^	Boyceville, WI	Corn		40
Wyoming Ethanol	Torrington, WY	Corn	5
Total Existing Capacity			3488.2

Total Under Construction/ Expansions				755.0

Total Capacity			4243.2

* farmer-owned ^ under construction		Renewable Fuels Association Last Updated: December 2004

Competition from Alternative Fuel Additives

        Alternative fuels, gasoline oxygenates and ethanol production methods are continually under development by ethanol and oil companies with far greater resources. New ethanol products or methods of ethanol production developed by larger and better-financed competitors could provide them competitive advantages and harm our business.

        We will also compete with producers of other gasoline additives having similar octane and oxygenate values as ethanol. Ethers are composed of isobutylene, which is a product of the refining industry, and ethanol or methanol. The products are ethyl tertiary butyl ether ("ETBE"), or methyl tertiary butyl ether ("MTBE"). We expect to compete with producers of MTBE, a petrochemical derived from methanol that costs less to produce than ethanol. MTBE is a commonly used oxygenate used in fuels for compliance with Federal Clean Air Act mandates, and is a major competitor of ethanol. Many major oil companies produce MTBE and because it is petroleum-based, its use is strongly supported by major oil companies. Alternative fuels, gasoline oxygenates and alternative ethanol production methods are also continually under development. The major oil companies have significantly greater resources than we have to market MTBE, to develop alternative products, and to influence legislation and public perception of MTBE and ethanol. Despite this fact, the use of MTBE may become legally restricted as a pollutant in several, and possibly most, states, according to study prepared by the Renewable Fuels Association entitled, "Infrastructure Requirements for an Expanded Ethanol Industry." California already banned the use of MTBE as of January 1, 2004. Sixteen other states have banned MTBE.

        California asked for a waiver of federal standards requiring oxygenates in reformulated gasoline, but the waiver was initially denied by the Environmental Protection Agency. This means that rather than using ethanol as an alternative oxygenate to MTBE, California is seeking to be released from federal requirements to use any oxygenates at all. Similarly, New York and Connecticut banned the use of MTBE beginning January 1, 2004. Demand for ethanol is expected to rise, as ethanol is the most readily available substitute for MTBE in these markets. Additional ethanol production capacity would need to come from existing plant expansions and new plant construction. Furthermore, the United States petroleum industry is pursuing a repeal of all federal oxygenated fuel requirements. Under such circumstances, whether limited to or expanded beyond California, the demand for ethanol would not increase and could diminish. These companies also have sufficient resources to begin production of ethanol should they choose to do so. Competition from these companies may have a material adverse effect on our operations, cash flows and financial performance.

        ETBE's advantages over ethanol in a blend include its low affinity for water and low vapor pressure. Because petroleum pipelines and storage tanks contain water in various amounts, ETBE's low affinity for water allows it to be distributed through existing pipeline systems, as contrasted with ethanol, which is best shipped via transport truck or rail car. In addition, blending ETBE with gasoline reduces the overall vapor pressure of the blend thereby reducing the normal volatile organic compound evaporative emissions. ETBE is not widely commercially available yet, and it may suffer from the same negative environmental effects as MTBE. Scientific research to better define the properties of ETBE as it relates to the environment is underway.

        The following tables set forth the historical domestic production of ethanol, storage supplies of ethanol, and the domestic production of MTBE:

Employees

        Prior to completion of the plant construction and commencement of operations, we intend to hire approximately 31 full-time employees. Approximately 3 of our employees will be involved primarily in management and administration and the remainder will be involved primarily in plant operations. We expect that United Bio Energy Management, LLC will also employ and provide our general manager pursuant to the Management Agreement. Accordingly, we expect approximately 32 full-time personnel at the ethanol plant, including the general manager.

        The following table represents some of the anticipated positions within the plant and the minimum number of individuals we expect will be full-time personnel:

Position	# Full-Time Personnel
General Manager	1
Plant Manager	1
Commodities Manager	1
Controller	1
Lab Manager	1
Lab Technician	2
Secretary/Clerical	4
Shift Supervisors	4
Maintenance Supervisor	1
Maintenance Craftsmen	4
Plant Operators	12

TOTAL	32

        The position, titles, job responsibilities and number allocated to each position may differ when we begin to employ individuals for each position.

        We intend to enter into written confidentiality and assignment agreements with our officers and employees. Among other things, these agreements will require such officers and employees to keep all proprietary information developed or used by us in the course of our business strictly confidential.

        Our success will depend in part on our ability to attract and retain qualified personnel at a competitive wage and benefit level. We must hire qualified managers, accounting, human resources and other personnel. We operate in a rural area with low unemployment. There is no assurance that we will be successful in attracting and retaining qualified personnel at a wage and benefit structure at or below those we have assumed in our project. If we are unsuccessful in this regard, such event may have a material adverse effect on our operations, cash flows, and financial performance.

Strategic Partners and Development Services Team

        We entered into a design/build agreement with ICM, Inc. on August 9, 2004 in connection with the design, construction, and operation of the proposed plant. We expect Fagen, Inc. to serve as our primary subcontractor.

ICM, Inc.

        ICM, Inc. is a full-service engineering, manufacturing, and merchandising firm based in Colwich, Kansas. It has been involved in the construction of many ethanol plants, generally serving as the principal subcontractor. ICM, Inc. is providing two services for this project. First, ICM, Inc. is acting as general contractor for the project. We have relied on ICM, Inc. to provide us with general guidance, such as providing lists of prospective ethanol and distillers dried grains marketers, rail engineers, and supplying us with the names of resource groups that provide knowledge and services on required air, water, and environmental permitting and other requirements. Second, ICM, Inc. will provide the process engineering operations for the project. ICM, Inc.'s merchandising operation currently procures and markets various grain products.

        ICM, Inc. personnel have over 60 years of combined dry and wet mill operation and design experience. They have been involved in the research, design, and construction of ethanol plants for many years. Principals of

ICM, Inc. have over 20 years of experience in the ethanol industry and have been involved in the design, fabrication, and operations of many ethanol plants.

        We will depend on ICM, Inc. to provide us with guidance and training. ICM, Inc. has extensive experience with ethanol plant construction and commencement of operations, particularly with producer-owned facilities.

Fagen, Inc.

        Fagen, Inc. has been involved in the construction of more ethanol plants than any company in the industry and is expected to be our primary subcontractor.

        Fagen, Inc.'s understanding of operational efficiencies and integration are essential to our success. Fagen, Inc. also has knowledge and support to assist our management team in executing a successful start-up. Fagen, Inc. is a meaningful project participant because of its investment and desire to facilitate the project's successful transition from start-up to day-to-day profitable operation.

        We have no control over ICM, Inc. or Fagen, Inc., nor do we have knowledge of how many ethanol plants they can simultaneously construct. If ICM, Inc. agrees to construct more ethanol plants at the time it is constructing our plant than it can construct either timely or successfully, then the construction of our plant may be either substantially delayed or cancelled.

United Bio Energy Management, LLC; United Bio Energy Ingredients, LLC; United Bio Energy Trading, LLC; and United Bio Energy Fuels, LLC

        We have entered into operating contracts regarding the management of our plant, purchase of raw grains, ethanol marketing, distillers marketing, and risk management services with the above-listed United Bio Energy entities. All of the United Bio Energy entities are wholly owned by affiliates of our general contractor, ICM, Inc. and of our primary subcontractor, Fagen, Inc. Each of the agreements is described in detail in the section entitled "DESCRIPTION OF BUSINESS—CONSTRUCTION AND OPERATION OF THE PLANT—MATERIAL CONTRACTS" on page 44 of this prospectus.

BOC Group, Inc.

        On January 28, 2004, we entered into a letter of intent with BOC Group, Inc. of Murray Hill, New Jersey to market and distribute the carbon dioxide that will be produced by the plant as a byproduct of our ethanol production. The letter of intent provides that BOC Group, Inc. will purchase a substantial quantity of our raw carbon dioxide gas annually and for the construction of a carbon dioxide liquefaction plant. The letter of intent has been extended to December 31, 2004. We expect to lease a parcel of land adjacent to our ethanol plant to BOC Group, Inc. for construction of the liquefaction plant.

Construction and Operation of the Project—Material Contracts

Design/Build Agreement

        On August 9, 2004, we executed a design/build agreement with ICM, Inc. for various design and construction services.

General Terms and Conditions

        We expect to pay ICM, Inc. up to an anticipated maximum of $35,900,000 to design and construct the plant. All drawings, specifications, and other construction-related documents will belong to ICM, Inc. We will be granted a limited license to use such drawings, specifications, and related documents in connection with our occupancy of the plant.

        If ICM, Inc. encounters "differing site conditions," it will expect to be entitled to an adjustment in the contract price and time of performance, if such conditions adversely affect its costs and performance time. By "differing site conditions," we mean any concealed physical conditions at the site that:

  •
  Materially differ from the conditions indicated in our geotechnical report; or

  •
  Any unusual conditions which differ materially from the conditions ordinarily encountered in similar work.

        On September 28, 2004, we instructed ICM, Inc. to commence construction and made a progress payment in the amount of $4,000,000. Pursuant to the agreement, ICM, Inc. warrants that the plant will be substantially complete no later than 345 calendar days after this date. By "substantial completion," we mean when the plant is ready for us to occupy and use the plant to produce ethanol.

        In addition to providing the general contracting services, pursuant to the design/build agreement, ICM, Inc. is also responsible for the following:

    •
    Providing all necessary engineering and design services, consistent with applicable law and provided by licensed design professionals;

    •
    Performing all work in accordance with legal requirements;

    •
    Performing its responsibilities in a safe manner so as to prevent damage, injury, or loss;

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    Providing us a warranty that the work performed for us is of good quality, conforms to all contract and construction documents, and is free of defect in materials and workmanship;

    •
    Providing assistance in connection with the start-up, testing, refining, and adjusting of any equipment and training staff to operate and maintain the equipment and facility;

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    Correcting any defects in materials and equipment and commencing construction of defects within seven days of receipt of notice from us that the work performed was defective for a period of one year after substantial completion;

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    Obtaining and providing us with a certificate of insurance covering claims arising from worker's compensation or disability; claims for bodily injury, sickness, death, or disease, regardless or whether the person injured was an employee of ICM, Inc.; claims for damage or destruction of tangible personal property; claims for damages arising from personal injury, death or property damage resulting from ownership, use, and maintenance of any motor vehicles; claims for professional errors or omissions; or claims pursuant to any duty to indemnify. Such insurance must be maintained through the development and construction of the plant; and

    •
    Indemnifying, defending, holding us, our officers, directors, agents, and employees harmless against any claims, losses, damages, liabilities, including attorney's fees and expenses, if such arises from the fault of ICM, Inc., its consultants, agents, or employees.

        We expect to be responsible for the following:

    •
    Obtaining and maintaining liability insurance to protect us from any claim that may arise from performance of our responsibilities;

    •
    Obtaining and maintaining property insurance for the full insurable value of the plant, including physical loss and damage to the facility, temporary buildings, falsework, all materials and equipment in transit, professional fees and all other expenses incurred to replace or repair the ethanol plant;

    •
    Indemnifying, defending, and holding ICM, Inc., its officers, directors, agents, and employees harmless against any claims, losses, damages, liabilities, including attorney's fees and expenses, caused by us, our agents, or employees;

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    Rough grading the construction site to the specifications of ICM, Inc.;

    •
    Providing at least one access road of sufficient quality to withstand semi-truck traffic;

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    Obtaining all permits and licenses related to the construction and operation of the plant, except that ICM, Inc. will be responsible for obtaining building permits, paying all governmental charges and inspection fees necessary for the construction of the plant, and paying for utility connection fees;

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    Procuring an Air Pollution Construction and Operation permit;

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    Obtaining the necessary Kansas air and water discharge permits;

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    Maintaining $250,000 in the budget to cover unforeseen government regulation changes until we have satisfactorily complied with atmospheric emissions regulations;

    •
    Providing a continuous supply of natural gas of at least 1.3 billion cubic feet per year and supply meter and regulators to provide burner tip pressures as specified by ICM, Inc.;

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    Providing a continuous supply of electricity of 12,000 kVA, 12,400 volt electrical energy, a high voltage switch, a substation, if required, and meter as specified by the electric company; and

    •
    Providing rail tracks, ties, and ballast to the plant at grades specified by ICM, Inc.

        ICM, Inc. will have the right to stop or postpone the work and to reasonably adjust the time for completion of the plant if any of the following occurs:

    •
    We do not provide reasonable evidence indicating that we have adequate funds to fulfill all our contractual obligations or do not pay amounts properly due according to the progress payments, and we do not cure within seven days after we receive notice from ICM, Inc. and work on the plant has stopped;

    •
    Any acts, omissions, conditions, events, or circumstances beyond its control, if the act or omission was not caused by ICM, Inc. or anyone for whom they are responsible. If ICM, Inc.'s delay in performance is caused by us or those under our control, then the contract price may be appropriately adjusted;

    •
    The presence of any hazardous conditions at the construction site. Upon receiving notice of a hazardous condition, we must immediately proceed to correct the condition. After the condition is corrected and all necessary governmental approvals have been obtained, ICM, Inc. should resume work in the effected area. ICM, Inc. may be entitled to an adjustment in price and time for completion of the plant if its price and time for performance has been adversely affected by the hazardous condition;

    •
    Work on the plant has stopped for 90 days, because of any order from us or a court or governmental authority, if such stoppage is not because of any act or omission of ICM, Inc. or because we failed to provide ICM, Inc. with information, permits, or approvals for which we will be responsible; or

    •
    We fail to act on application for payment within 30 days after it is submitted or we fail to pay ICM, Inc. within 30 days after any sum is determined to be due.

        We have the right to terminate the design/build agreement without cause prior to the date on which the concrete is first poured upon providing ICM, Inc. with 20 days prior written notice. In addition, we expect to be required to pay ICM, Inc. for the following:

    •
    Completed and acceptable work including fair and reasonable amounts for overhead and profit;

    •
    Expenses incurred prior to the date of termination in performing services and furnishing labor and materials; and

    •
    Reasonable costs and expenses attributable to the termination, including amounts due to settle terminated contracts with subcontractors and consultants.

        We have the right to terminate the design/build agreement for cause at any time. The following events justify our termination of ICM, Inc. for cause:

    •
    Failing to perform work in accordance with the agreement;

    •
    Intentionally disregarding laws or regulations;

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    Materially breaching any provision of the agreement;

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    Failing to pay its consultants or subcontractors undisputed amounts;

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    Becoming financially insolvent or filing for bankruptcy.

        There is no assurance that defects in materials and/or workmanship in the plant will not occur. Under the terms of the design/build agreement, ICM, Inc. would warrant that the material and equipment furnished to build the plant would be new, of good quality, and free from material defects in the material and workmanship at the time of delivery. Though the agreement requires ICM, Inc. to correct all defects in material or workmanship for a period of one year after substantial completion of the plant, material defects in the material or workmanship may still occur. Such defects could cause us to delay the commencement of operations of the plant, or, if such defects are discovered after operations have commenced, to halt or discontinue the plant's operation. Any such event may have a material adverse effect on our operations, cash flows, and financial performance.

Dispute Resolution

        The design/build agreement provides that disputes would first be resolved through submitting the matter to non-binding mediation. In the event that the dispute is not settled through mediation, the matter must be resolved by arbitration in accordance with the Construction Industry Arbitration Rules of the American Arbitration Association, unless the parties agree otherwise. The determination of the arbitrator is expected to be final and may not be appealed to any court. The prevailing party in any arbitration proceeding is entitled to recover reasonable attorneys' fees and expenses incurred.

Limitation of Consequential Damages

        The design/build agreement provides that the maximum amount of damages we may recover from ICM, Inc. for defective construction is $2,500,000.

Management Agreement

        On November 12, 2004 we entered into a Management Agreement with United Bio Energy Management, LLC in which United Bio Energy Management, LLC will supervise and direct the general operations of the plant for an anticipated period of at least 5 years. United Bio Energy Management, LLC will provide the services of a full-time general manager to the plant. United Bio Energy Management, LLC is owned by UBE, LLC which is in turn owned by affiliates of ICM, Inc. and Fagen, Inc. Accordingly, we may not be able to negotiate any further transactions at arms' length, as we would be able to do with an independent party.

        United Bio Energy Management, LLC will be responsible for the following duties, among others:

    •
    Hiring, paying, supervising, and discharging all plant employees;

    •
    Contracting for the purchase of all services, grains, supplies, and other materials necessary for the production of ethanol;

    •
    Contracting for the purchase of all fixtures, furnishings, equipment, supplies, tools, vermin extermination, and other services as the manager deems necessary or advisable (excluding electricity, natural gas, water, and waste water);

    •
    Preparing or overseeing the preparation of an annual operating budget;

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    Setting up and maintaining accurate and adequate accounting and financial records for the plant;

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    Handling our accounts payable and accounts receivable;

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    Maintaining insurance policies on the plant; and

    •
    Cooperating with our attorneys and accountants in the preparation of disclosures required by the Securities Act of 1933, the Securities Exchange Act of 1934, and any other securities laws or regulations.

        We have agreed to compensate United Bio Energy Management, LLC an annual fee for these services, plus an incentive bonus based on the attainment of certain financial benchmarks.

        United Bio Energy Management, LLC will appoint a general manager to be based on site at our plant, and to work exclusively for us. It is anticipated that the general manager will be responsible for the following duties, among others:

    •
    Managing all business operations, plant operations, purchasing operations, marketing operations, personnel operations, safety, and any and all other items relating to the plant operations and profitability;

    •
    Administering our wage and benefit package per our approval;

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    Arranging repairs and replacement of chemicals, enzymes, supplies, and other items necessary for plant operations;

    •
    Reviewing invoices for repairs and replacement of items;

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    Minimizing operational costs;

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    Administering the purchase of grains and the marketing of ethanol and by-products to ensure the best pricing scenarios; and

    •
    Performing any and all other duties assigned by United Bio Energy Management, LLC or us.

        The Management Agreement provides that we will first attempt to amicably settle any dispute or difference privately between United Bio Energy Management, LLC and us. If we cannot resolve the dispute as a result of the discussions, then we must submit the matter to non-binding mediation. In the event that the dispute is not settled through mediation, the matter must be resolved by non-appealable arbitration in accordance with the rules of the American Arbitration Association as applicable in the state of Kansas. The determination of the arbitrator is expected to be final and may not be appealed to any court. The prevailing party in any arbitration proceeding is entitled to recover reasonable attorneys' fees and expenses incurred.

Raw Grains Agreement

        On November 12, 2004 we entered into a Raw Grains Agreement with United Bio Energy Ingredients, LLC. The Raw Grains Agreement. The Raw Grains Agreement provides for our purchase of all raw grains necessary for ethanol production from United Bio Energy Ingredients, LLC for a period of at least 5 years. Pursuant to the agreement, United Bio Energy Ingredients, LLC will use its best efforts to arrange for the purchase of grain at the lowest price available under prevailing market conditions. For its service, we will pay United Bio Energy Ingredients, LLC the actual cash procurement price and all reasonable and necessary expenses to get the grain to the plant plus a per bushel fee. We will supply all labor and equipment necessary to load or unload trucks or rail cars. The title, risk of loss, and responsibility for the quality of grain will transfer to us when we unload the grain at the plant. Prior to that time, United Bio Energy Ingredients, LLC will bear the risk of loss. All grain delivered to the plant shall meet certain quality standards and we will have the options to reduce the price we pay or fully reject any delivery that fails to conform to these standards, depending upon the severity of the noncompliance.

Distillers Grains Marketing Agreement

        On November 12, 2004 we entered into a Distillers Grains Marketing Agreement with United Bio Energy Ingredients, LLC pursuant to which United Bio Energy Ingredients, LLC will purchase all dried and wet distillers grains produced at the plant for a term of 5 years at a price of a percentage of the price United Bio Energy Ingredients, LLC charges its buyers of dried distillers grains, and a percentage of the price United Bio Energy Ingredients, LLC charges its buyers of wet distillers grains. United Bio Energy Ingredients, LLC has the duty to use its best efforts to obtain the highest prices for our distillers grains that are available under prevailing market conditions. We are responsible for supplying all labor and equipment to load or unload trucks or rail cars without charge to United Bio Energy Ingredients, LLC. We are also required to provide storage for at least 10 days production of wet and dry distillers grains. In addition, our distillers grains must meet quality requirements so that they will meet current industry standards for primary animal feed ingredients. If we fail to supply distillers grains that comply with industry standards, United Bio Energy Ingredients, LLC may reject them.

Trading Agreement

        On November 12, 2004 we entered into a Trading Agreement with United Bio Energy Trading, LLC in which United Bio Energy Trading, LLC will provide market information and hedging consulting services for us. We anticipate that the term of the agreement will be for at least 5 years. For these services, we will pay United Bio Energy Trading, LLC a monthly fee.

Ethanol Agreement

        On November 12, 2004, we entered into an Ethanol Agreement with United Bio Energy Fuels, LLC. . The terms of the agreement provide that United Bio Energy Fuels, LLC will market all fuel-grade ethanol produced at our plant. In exchange, we agreed to pay United Bio Energy Fuels, LLC a fee for each gallon of ethanol produced at our plant during the term of the agreement. We expect that the term of the agreement will be at least 5 years. United Bio Energy Fuels, LLC also agreed to use its best efforts to obtain the highest price for ethanol available under prevailing market conditions.

Purchase and Sale of Carbon Dioxide

        We also plan to market and distribute the carbon dioxide that will be produced at the plant as a by-product of our ethanol production. On January 28, 2004, we entered in to a letter of intent with BOC Group, Inc. of Murray Hill, New Jersey. The terms of the letter of intent provide that we will make available to BOC Group, Inc. for purchase all of the carbon dioxide produced at the plant. The letter of intent contemplates that BOC Group, Inc. will purchase a substantial quantity of our raw carbon dioxide gas annually and will construct a carbon dioxide liquefaction plant. We expect to lease a parcel of our land adjacent to our ethanol plant to BOC Group, Inc. for construction of the liquefaction plant. The letter of intent was scheduled to expire by its terms on March 31, 2004, but was extended to July 31, 2004. It was then extended to September 30, 2004, and now has been extended again to December 31, 2004. We are currently negotiating a legally binding contract with BOC Group, Inc. However, there is no guarantee that a final contract will be executed or that it will be executed upon terms as favorable as those currently anticipated.

Regulatory Permits

        We will be subject to extensive air, water, and other environmental regulation and we will need to obtain a number of environmental permits to construct and operate the plant. In addition, it is likely that our senior debt financing will be contingent on our ability to obtain the various required environmental permits. We have engaged the environmental consulting firm of Natural Resource Group of Minneapolis, Minnesota to coordinate and assist us with obtaining construction and operation permits, and to advise us on general environmental compliance.

        The information below is based in part on information provided by the manufacturers of the equipment and other components used in the construction of the plant. We will also need to obtain various other environmental, construction, and operating permits, as discussed below. Pursuant to the design/build agreement, ICM, Inc. is responsible for all necessary construction permits. Of the permits described below, we must obtain the Air Emission Source Construction Permit and the Construction Storm Water Discharge Permit prior to starting construction. We obtained these permits on August 5, 2004 and July 21, 2003 respectively. The remaining permits will be required before or shortly after we can begin to operate the plant. The remaining permits are expected to cost less than $20,000.

        Ethanol production involves the emission of various airborne pollutants, including particulate ("PM10"), carbon monoxide ("CO"), oxides of nitrogen ("NOx"), and volatile organic compounds ("VOCs"). As a result, we will need to obtain an air quality permit from the Kansas Department of Health and Environment ("KDHE"). We obtained the Air Emission Source Construction Permit on August 5, 2004 and gained coverage under the construction storm water general permit program on July 21, 2003. We also applied for a water withdrawal permit, public water supply permit, and a water discharge permit. If for any reason any of these permits are not granted, construction costs for the plant may increase, or the plant may not be constructed at all. In addition, the KDHE and the United States Environmental Protection Agency ("EPA") could impose conditions or other restrictions in the permits that are detrimental to us or which increase permit requirements or the testing protocols and methods necessary to obtain a permit either before, during, or after the permitting process. The KDHE and the EPA could also modify the requirements for obtaining a permit. Any such event would likely have a material adverse impact on our operations, cash flows, and financial performance.

        Even if we receive all required permits from the KDHE, we may also be subject to regulations on emissions from the EPA. Currently, the EPA's statutes and rules do not require us to obtain separate EPA approval in connection with the construction and operation of the proposed plant. Additionally, environmental laws and regulations, both at the federal and state level, are subject to change and changes can be made retroactively. Consequently, even if we have the proper permits at the present time, we may be required to invest or spend considerable resources to comply with future environmental regulations or new or modified interpretations of those regulations to the detriment of our financial performance.

Air Emission Source Construction Permit

        Our preliminary estimates indicate that this facility will be considered a minor source of regulated air pollutants. There are a number of emission sources that are expected to require permitting. These sources include the boiler, ethanol process equipment, storage tanks, scrubbers, and baghouses. The types of regulated pollutants that are expected to be emitted from our plant include PM10, CO, NOx, and VOCs. The activities and emissions mean that we are expected to obtain an air emission source construction permit for the facility emissions. Because of regulatory requirements, we anticipate that we will agree to limit production levels to a certain amount, which may be slightly higher than the production levels described in this document (currently projected at 35 million gallons per year at the nominal rate with the permit at a slightly higher rate) in order to avoid having to obtain Title V air permits. These production limitations will be a part of the air emission source construction permit. If we exceed these production limitations, we could be subjected to very expensive fines, penalties, injunctive relief, and civil or criminal law enforcement actions. Exceeding these production limitations could also require us to pursue a Title V air permit. There is also a risk that further analysis prior to construction, a change in design assumptions, or a change in the interpretation of regulations may require us to file for a Title V air permit. If we must file to obtain a Title V air permit, then we will experience significantly increased expenses and a significant delay in obtaining a subsequently sought Title V air permit. There is also a risk that the KDHE might reject a Title V air permit application and request additional information, further delaying startup and increasing expenses. Even if we obtain an air pollution construction permit prior to construction, the air quality standards may change, thus forcing us to later apply for a Title V air permit. There is also a risk that the area in which the plant is situated may be determined to be a nonattainment area for a particular pollutant. In this event, the threshold standards that require a Title V permit may be changed, thus requiring us to file for and obtain a Title V air permit. The cost of complying and documenting compliance should a Title V air permit be required is also higher. It is also possible that in order to comply with applicable air regulations or to avoid having to obtain a Title V permit, we would have to install additional air pollution control equipment such as additional or different scrubbers. We modified our application for the permit based on plans for a 35 million gallon ethanol plant on July 22, 2004 with the KDHE, and received it on August 5, 2004. The permit will be valid until the plant is modified or until there is a process change that changes air emissions.

Air Pollution Standard

        There are a number of standards which may effect the construction and operation of the plant going forward. The Prevention of Significant Deterioration ("PSD") regulation creates more stringent and complicated permit review procedures for construction permits. It is possible but not expected that the plant may exceed applicable PSD levels for NOx, CO, and VOCs.

National Pollutant Discharge Elimination System Permit (Individual NPDES Permit)

        We expect that we will use water to cool our closed circuit systems in the proposed plant. Although the water in the cooling system will be re-circulated to decrease facility water demands, a certain amount of water will be continuously replaced to make-up for evaporation and to maintain a high quality of water in the cooling tower. In addition, there will be occasional blowdown water that will have to be discharged. It is anticipated that the facility will also require a reverse osmosis system and water softeners to provide makeup water for the boiler. Reject water from the reverse osmosis system and water softener regeneration water will also be discharged. Depending on the water quality and atmospheric conditions, approximately 164,000 gallons of water per day could potentially be discharged. This figure represents peak water discharge for the facility. An application for an individual NPDES permit was submitted to the KDHE on April 28, 2004.

Storm Water Discharge Permit and Storm Water Pollution Prevention Program (General NPDES Permits)

        On April 30, 2004, we submitted a notice of intent to obtain coverage under the KDHE's construction storm water permit ("General Permit No. 2"). To comply with permit conditions, Natural Resource Group developed a Construction Storm Water Pollution Prevention Plan for the proposed facility. The plan outlines various measures that will be developed for the proposed facility, which outlines various measures that will be implemented during construction to mitigate erosion and minimize storm water pollution. A separate application will be required for storm water discharges from the facility during operations. It is anticipated that the facility will gain coverage under KDHE General Permit No. 1 for industrial storm water discharges; however, an individual industrial storm water permit could be required by the KDHE, stipulating additional permit requirements not identified in the general permit. The application for the General Permit No. 1 must be filed 24 hours prior to the start of operations. We anticipate that we will be able to obtain a General Permit No. 1 storm water discharge permit, but there can be no assurances of this. In either case, an Industrial Storm Water Pollution Prevention Plan will be required for plant operation.

New Source Performance Standards

        The plant will be subject to New Source Performance Standards for both the ethanol plant's distillation processes, and the storage of volatile organic compounds used in the denaturing process. These duties include initial notification, emissions limits, compliance, and monitoring requirements, and record keeping requirements.

Spill Prevention, Control, and Countermeasures Plan

        Before we can begin operations, we must prepare and implement a Spill Prevention Control and Countermeasure ("SPCC") plan in accordance with the guidelines contained in 40 CFR § 112. This plan will address oil pollution prevention regulations and must be reviewed and certified by a professional engineer. The SPCC must be reviewed and updated every three years.

Bureau of Alcohol, Tobacco, and Firearms Requirements

        Before we can begin operations, we must comply with applicable Bureau of Alcohol, Tobacco, and Firearms regulations. These regulations require that we first make application for and obtain an alcohol fuel producer's permit. 27 CFR § 19.915. The application must include information identifying the principal persons involved in our venture and a statement as to whether any of them have ever been convicted of a felony or misdemeanor under federal or state law. The term of the permit is indefinite until terminated, revoked, or suspended. The permit also requires that we maintain certain security measures. We must also secure an operations bond pursuant to 27 CFR § 19.957. There are other taxation requirements related to special occupational tax and a special stamp tax.

Risk Management Plan

        We are currently in the process of determining whether anhydrous ammonia or aqueous ammonia will be used in our production process. Pursuant to § 112(r)(7) of the Clean Air Act, stationary sources with processes that contain more than a threshold quantity of a regulated substance are required to prepare and implement a Risk Management Plan. If we use anhydrous ammonia, we must establish a plan to prevent spills or leaks of the ammonia and an emergency response program in the event of spills, leaks, explosions, or other events that may lead to the release of the ammonia into the surrounding area. The same requirement may also be true for denaturant. This determination will be made as soon as the exact chemical makeup of the denaturant is obtained. We will need to conduct a hazardous assessment and prepare models to assess the impact of an ammonia and/or denaturant release into the surrounding area. The program will be presented at one or more public meetings. However, if we use aqueous ammonia, the risk management program will only be needed for the denaturant. In addition, it is likely that we will have to comply with the prevention requirements under OSHA's Process Safety Management Standard. These requirements are similar to the Risk Management Plan requirements. The Risk Management Plan should be filed before use.

Environmental Protection Agency

        Even if we receive all Kansas environmental permits for construction and operation of the plant, we will also be subject to oversight activities by the EPA. There is always a risk that the EPA may enforce certain rules and regulations differently than Kansas's environmental administrators. Kansas or EPA rules and regulations are subject to change, and any such changes may result in greater regulatory burdens.

Nuisance

        Ethanol production has been known to produce an odor to which surrounding residents could object. Ethanol production may also increase dust in the area due to operations and the transportation of grain to the plant and ethanol and distillers dried grains from the plant. Such activities may subject us to nuisance, trespass, or similar claims by employees or property owners or residents in the vicinity of the plant. To help minimize the risk of nuisance claims based on odors related to the production of ethanol and its by-products, we intend to install a thermal oxidizer in the plant. See "DESCRIPTION OF BUSINESS—Thermal Oxidizer" on page 29 for additional information. Nonetheless, any such claims or increased costs to address complaints may have a material adverse effect on us, our operations, cash flows, and financial performance.

        We are not currently involved in any litigation involving nuisance or any other claims.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

        Our operating agreement provides that the initial board of directors will be comprised of no fewer than 7 and no more than 11 members. The board of directors was elected at the first annual meeting of members by the affirmative vote of members holding a majority of the outstanding membership units. At a special meeting of the members held on September 16, 2004, the members voted to approve amendments to our operating agreement to provide that ICM, Inc. and Fagen, Inc. shall appoint 3 of the directors upon their purchase of an additional combined 6,250 units.

        The initial board of directors will serve until one year after substantial completion of the ethanol plant plus the time that it takes to elect a successor director provided that the directors appointed by ICM and Fagen shall serve at the pleasure of ICM and Fagen until we redeem the units. We anticipate that we will commence operations in the summer of 2005. The operating agreement further provides for a staggered board of directors, where, upon the expiration of the initial term ending in 2005, the first group of directors shall serve for one year, the second group shall serve for two years, and the third group shall serve for three years. The successors for each group of directors shall be elected for a 3-year term and at that point, one-third of the total number of directors will be elected by the members each year. The directors shall be placed into groups by resolution of the board of directors prior to the expiration of the initial term. Because the determination of which directors will serve in each respective class will take place at a later date, each director's group is not known at this time.

Identification of Directors, Executive Officers and Significant Employees

        The following table shows the directors and officers of East Kansas Agri-Energy, L.L.C. as of the date of this prospectus:

Board Member	Role
William R. Pracht	Director and Chairman/President
Roger Brummel	Director and Vice Chairman/Vice President
Jill A. Zimmerman	Director and Treasurer
Daniel V. Morgan	Director and Secretary
Scott A. Burkdoll	Director
Glenn A. Caldwell	Director
Daniel L. Guetterman	Director
Donald S. Meats	Director
Douglas L. Strickler	Director
James A. Westagard	Director

        All of our directors have held their positions since the formation of the Company. All officers have been elected to serve until the next succeeding annual meeting following substantial completion of the plant and until their successors have been elected and qualified.

Business Experience of Directors and Officers

        The following is a brief description of the business experience and background of our officers and directors.

        William R. Pracht, Director, Chairman, and President, Age 47—20477 SW Florida Rd., Westphailia, Kansas 66093

        Mr. Pracht is a farmer/rancher working near Westphalia, Kansas and is one of the community leaders of the Cherry Mound 4-H Club as well as a member of the Anderson County Fair Board. He has served on the Kansas Livestock Association Board of Directors and Chairman of the Tax Committee.

        Mr. Pracht has served as a director since our inception. Pursuant to our operating agreement, he will serve until 1 year after substantial completion of the construction of the ethanol plant and until a successor is elected and qualified, or until the earlier death, resignation, removal or disqualification of such director.

        Roger Brummel, Director, Vice Chairman, and Vice President, Age 45—802 S. Oak, Garnett, Kansas 66032

        Mr. Brummel has been the manager of the family owned business, Brummel Farm Service, since 1995.

        Mr. Brummel, has served as a director since our inception. Pursuant to our operating agreement, he will serve until 1 year after substantial completion of the construction of the ethanol plant and until a successor is elected and qualified, or until the earlier death, resignation, removal or disqualification of such director.

        Jill A. Zimmerman, Director and Treasurer, Age 31—420 S. Cottonwood, Garnett, Kansas 66032

        Ms. Zimmerman has been employed as our equity drive coordinator since February 10, 2003. Previously, she was the Director of Value-Added Programs for the Kansas Corn Growers Association in Garnett since January 2002. From May 1996 to January 2002, Ms. Zimmerman was the County Extension Agent, Agriculture for Kansas State Research and Extension, Anderson County. In addition, Ms. Zimmerman is a partner with her brother in Zimmerman Farms, a small grain farming operation consisting of wheat and grain sorghum in Sumner County, Kansas.

        Ms. Zimmerman has served as a director since our inception. Pursuant to our operating agreement, she will serve until 1 year after substantial completion of the construction of the ethanol plant and until a successor is elected and qualified, or until the earlier death, resignation, removal or disqualification of such director.

        Daniel V. Morgan, Director and Secretary, Age 33—196 Texas Rd., Greeley, Kansas 66033

        Mr. Morgan is co-owner of H&M Angus Farms, Inc., a registered Angus seedstock producer in eastern Kansas. He is also a certified crop advisor and shares a Pioneer Seed dealership with his father. He is a director of United Cooperatives and currently is its board secretary.

        Mr. Morgan has served as a director since our inception. Pursuant to our operating agreement, he will serve until 1 year after substantial completion of the construction of the ethanol plant and until a successor is elected and qualified, or until the earlier death, resignation, removal or disqualification of such director.

        Scott A. Burkdoll, Director, Age 48—3939 Ellis Rd., Rantoul, Kansas 66079

        Mr. Burkdoll, is an owner and operator of Burkdoll Bros., Inc. a Kansas family farm corporation. Mr. Burkdoll has served as Vice President for this company since 1978. He is part owner and has served since 1989 as Secretary/Treasurer of Sunflower Pork, Inc., which produces 75,000 head of market hogs annually. Mr. Burkdoll has been President of BG-5, an oil and gas production company in east central Kansas, since 1994. Mr. Burkdoll is an owner and has served since 1998 as managing member of J-6 Cattle Ranch LLC. He is also an owner and managing member of Sunflower Central, LLC.

        Mr. Burkdoll has served as a director since our inception. Pursuant to our operating agreement, he will serve until 1 year after substantial completion of the construction of the ethanol plant and until a successor is elected and qualified, or until the earlier death, resignation, removal or disqualification of such director.

        Glenn A. Caldwell, Jr., Director, Age 57—P.O. Box 181, Garnett, Kansas 66032

        Mr. Caldwell has been the Vice-President of Caldwell Enterprises Inc. since 1980 and, in that capacity, oversees the operation of crude oil production on several oil leases in two counties. In 1982, he became President of Caldwell Farms, Inc. operating several thousand tillable acres in 3 counties.

        Mr. Caldwell has served as a director since our inception. Pursuant to our operating agreement, he will serve until 1 year after substantial completion of the construction of the ethanol plant and until a successor is elected and qualified, or until the earlier death, resignation, removal or disqualification of such director.

        Daniel L. Guetterman, Director, Age 53—P.O. Box 32, Bucyrus, Kansas 66013

        Mr. Guetterman has been farming in northeast Kansas since 1969 and has been the owner/operator of DKG Farms, Inc. since 1999. In 1978, he formed Guetterman Brothers Elevator and built a grain elevator in Bucyrus. Some of his duties consisted of buying and selling grain, fertilizer, seed and chemicals. Mr. Guetterman served 9 years on the board of the Kansas Soybean Association and is currently serving his fourth year on the Kansas Corn Commission as treasurer.

        Mr. Guetterman has served as a director since our inception. Pursuant to our operating agreement, he will serve until 1 year after substantial completion of the construction of the ethanol plant and until a successor is elected and qualified, or until the earlier death, resignation, removal or disqualification of such director.

        Donald S. Meats, Director, Age 61—1724 2nd Rd. S.E., Neosho Falls, Kansas 66758

        Mr. Meats lives on a farm near LeRoy, Kansas and operates a stocker program. He retired in 2001 from the LeRoy Coop after 36 years of employment; 33 years as general manager. He is currently employed by the First National Bank of LeRoy as an Agriculture Loan Officer.

        Mr. Meats has served as a director since our inception. Pursuant to our operating agreement, he will serve until 1 year after substantial completion of the construction of the ethanol plant and until a successor is elected and qualified, or until the earlier death, resignation, removal or disqualification of such director.

        Douglas L. Strickler, Director, Age 44—218 Cardinal Dr., Iola, Kansas 66749

        Mr. Strickler is a third generation farmer from Iola, Kansas who has been farming since 1984. Mr. Strickler has served on several boards of directors including the local electric cooperative, water district, farm bureau and church board.

        Mr. Strickler has served as a director since our inception. Pursuant to our operating agreement, he will serve until 1 year after substantial completion of the construction of the ethanol plant and until a successor is elected and qualified, or until the earlier death, resignation, removal or disqualification of such director.

        James A. Westagard, Director, Age 42—32376 N.W. Idaho Rd., Richmond, Kansas 66080

        Mr. Westagard started farming in 1986 and presently farms approximately 3,000 acres, raising corn, grain sorghum, soybeans, and winter wheat. Mr. Westagard handles all management and day-to-day operations. He and his wife also have a commercial cattle operation. Mr. Westagard has served on the United Cooperative Board of Directors for the past 12 years.

        Mr. Westagard has served as a director since our inception. Pursuant to our operating agreement, he will serve until 1 year after substantial completion of the construction of the ethanol plant and until a successor is elected and qualified, or until the earlier death, resignation, removal or disqualification of such director.

Involvement in Certain Legal Proceedings

        One of our directors, Donald Meats, is subject to a continuing Cease and Desist Order originally entered by the State of Kansas Securities Commissioner on November 27, 1996. This order required him to cease and desist from the sale of unregistered securities. Mr. Meats, along with others, was found to have participated in a program several years before his involvement with our organization which was determined to have violated the securities laws of the State of Kansas as it constituted the unlawful sale of unregistered securities. Mr. Meats cooperated in the investigation of this matter and no further action was taken against him. Mr. Meats did not participate in the sale of our membership units during our original offering and will not participate in the sale of our membership units for this offering.

Significant Employees

General Manager

        Pursuant to the Management Agreement we entered into with United Bio Energy Management, LLC dated effective as of November 12, 2004, United Bio Energy Management, LLC will supervise and direct the general operations of the plant, including providing the services of a full-time general manager, who will be based on site at our plant, and who will work exclusively for us. Accordingly, the general manager will not be an employee of ours. At the current time, no general manager has been appointed. For more information about the Management Agreement, see page 47.

EXECUTIVE COMPENSATION

        William Pracht is currently serving as our President and Roger Brummel is currently serving as our Vice President. Jill Zimmerman is our Treasurer, and Daniel Morgan is our Secretary. Jill Zimmerman has also been hired as our equity drive coordinator.

        As of January 2003, each board member began accruing compensation in the amount of $100 per month for their service on our board. We have not yet compensated our directors, but we are keeping record of it, and will make a payment to the directors in the discretion of our board. Jill Zimmerman also receives compensation from us pursuant to a written employment contract.

        The table below summarizes the accrued compensation of our President, William Pracht.

2002	2003	2004
$0	$1,200	$2,400

Employment Agreements

        Other than the employment agreement we entered into with Jill Zimmerman, we have no employment agreements with any executive officer or director. Other than our directors, we have no promoters, as that term is defined in Rule 405 of Regulation C of the Securities Act of 1933. In the future, we may enter into employment agreements with our executive officers or other employees that we may hire.

Reimbursement of Expenses

        We reimburse our officers and directors for expenses incurred in connection with their service. Our reimbursement policy is to reimburse our officers and directors for out-of-pocket expenses.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

        Our operating agreement provides that none of our directors or members will be liable to us for any breach of their duty of care. This could prevent both us and our unit holders from bringing an action against any director for monetary damages arising out of a breach of that director's duty of care or grossly negligent business decisions. This provision does not affect possible injunctive or other equitable remedies to enforce a director's duty of loyalty for acts or omissions not taken in good faith, involving willful misconduct or a knowing violation of the law, or for any transaction from which the director derived an improper financial benefit. It also does not eliminate or limit a director's liability for participating in unlawful payments or distributions or redemptions, or for violations of state or federal securities laws. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is contrary to public policy as expressed in the Securities Act of 1933, and is therefore unenforceable.

        Under Kansas law, no member or director will be liable for any of our debts, obligations, or liabilities merely because he or she is a member or director. In addition, Kansas law permits and our operating agreement contains extensive indemnification provisions which require us to indemnify any officer or director who was or is party, or who is threatened to be made a party to a current or potential legal action because he or she is our director or officer. We must also indemnify against expenses, including attorneys' fees, judgments, claims, costs, and liabilities actually and reasonably incurred by these individuals in connection with any legal proceedings, including legal proceedings based upon violations of the Securities Act of 1933 or state securities laws. Our indemnification obligations may include criminal or other proceedings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

        On August 9, 2004, we executed a design/build agreement with ICM, Inc. to design and build our ethanol plant using Fagen, Inc. as principal subcontractor. ICM, Inc. is majority owned and controlled by Dave Vander Griend and Fagen, Inc. is owned and controlled by Ron Fagen. Dave Vander Griend and Ron Fagen each currently own 14% of our outstanding units. In addition, they are expected to contribute additional capital through their respective companies under the terms of the Unit Purchase and Redemption Agreement, resulting in each of them owning 24.5% of our outstanding units. See "Security Ownership of Certain Beneficial Owners" on page 18. Pursuant to the terms of the design/build agreement, we will pay ICM, Inc. $35,900,000 to design and build our ethanol plant and we expect a significant portion of the contract price to be paid by ICM, Inc. to Fagen, Inc. for its work as our principal subcontractor.

        We have entered into several operating contracts with various companies owned by United Bio Energy, LLC, of Wichita, Kansas. United Bio Energy, LLC is majority owned by Dave Vander Griend through ICM Marketing, Inc. and by Ron Fagen through Fagen Management, LLC. See "Security Ownership of Certain Beneficial Owners" on page 18. Under the terms of these agreements, we will be paying subsidiaries of United Bio Energy, LLC a significant amount in fees for the management of our plant, marketing of our ethanol and distillers grains and overall risk management services. See "MANAGEMENT'S DISCUSSION AND ANALYSIS AND PLAN OF OPERATIONS—Plan of Operations for the Next 12 Months—Startup of Plant Operations" on page 27.

        On October 11, 2004, we executed a Unit Purchase and Redemption Agreement with ICM, Inc. and Fagen, Inc. in which we agreed to issue a total of 6,250 units to them in exchange for their combined capital contribution of $6,250,000. In connection with this capital contribution, we amended our operating agreement to allow ICM, Inc. and Fagen, Inc. to appoint a total of 3 directors to our board of directors, subject to our ability to terminate one of their director positions for every $2,000,000 in redemption payments made to either or both of ICM, Inc. and Fagen, Inc. We have agreed to redeem all 6,250 units from ICM, Inc. and Fagen, Inc. using the proceeds from the sales of units registered in this offering or, to the extent this offering is unsuccessful, from net cash flow generated by operations subject to certain loan covenants, restrictions and tax distributions. The redemption price will be $1,100 per unit if we are able to raise at least $6,875,000 in this offering. Otherwise, the redemption price will be based on the current fair market value of the units.

DESCRIPTION OF MEMBERSHIP UNITS

        An investor in us is both a holder of units and a member of the limited liability company at the time of acceptance of the investment. As a unit holder, an investor will be entitled to certain rights, such as the right to the distributions that accompany the units. As a member of the limited liability company, an investor will be entitled to certain other rights, such as the right to vote at our member meetings. Although an investor will usually play both the role of member and unit holder, these roles may be separated upon termination of membership in the limited liability company. The separation of such roles includes the loss of certain rights, such as voting rights.

Membership Units

        Ownership rights in us are evidenced by units. There is one class of membership unit in our Company. Each unit represents a pro rata ownership interest in our capital, profits, losses, and distributions and the right to vote and participate in our management as provided in the operating agreement. We maintain a membership register at our principal office setting forth the name, address, capital contribution and number of units held by each member.

Restrictive Legend on Membership Certificate

        We will place restrictive legends on your membership certificate or any other document evidencing ownership of our units. The language of the legend will be similar to the following:

    The transferability of the units represented by this certificate is restricted. Such units may not be sold, assigned, or transferred, nor will any assignee, vendee, transferee, or endorsee thereof be recognized as having acquired any such units for any purposes, unless and to the extent such sale, transfer, hypothecation or assignment is permitted by, and is completed in strict accordance with, applicable state and federal law and the terms and conditions set forth in the Amended and Restated Operating Agreement and agreed to by each member.

    The securities represented by this certificate may not be sold, offered for sale, or transferred in the absence of an effective registration under the Securities Act of 1933, as amended, and under applicable state securities laws, or an opinion of counsel satisfactory to the Company that such transaction is exempt from registration under the Securities Act of 1933, as amended, and under applicable state securities laws.

Maximum Ownership Percentage

        Under our operating agreement, no member may own more than 25% of the total issued and outstanding units of the Company. The calculation of a 25% limitation includes the number of units owned by the investor and his or her spouse, children, parents, brothers and sisters, and any units owned by any corporation, partnership, or other entity in which the investor or his/her family members owns or controls a majority of the voting power. The maximum ownership percentage serves to delay or prevent a change in control of the Company.

Voting Limitations

        Each member is entitled to one vote per unit owned. Members may vote units in person or by proxy at a meeting of the unit holders, on all matters coming before a member vote. Members do not have cumulative voting or pre-emptive rights.

Separable Interests

        Although we are managed by our directors, our operating agreement provides that certain transactions, such as amending our operating agreement or dissolving the Company, require member approval. Each member has the following rights:

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    To receive a share of our profits and losses;

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    To receive distributions of our assets, if and when declared by our directors;

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    To participate in the distribution of our assets in the event we are dissolved or liquidated;

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    To access information concerning our business and affairs at our place of business; and

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    To vote on matters coming before a vote of the members.

        Our operating agreement provides that if your membership is terminated, regardless of whether you transfer your units or we submit a substitute member, then you will lose all your rights to vote your units and the right to access information concerning our business and affairs at our place of business. Under our operating agreement, information that will be available exclusively to members includes state and federal tax returns and a current list of the names, addresses, and capital account information of each member and unit holder. This information is available upon request by a member for purposes reasonably related to that person's interest as a member. In addition, a member's use of this information is subject to certain safety, security, and confidentiality procedures established by us.

        Unit holders who are not members will continue to have the right to a share of our profits and losses and the right to receive distributions of our assets and to participate in the distribution of our assets in the event we are dissolved or liquidated. Unit holders will also have access to company information that is periodically submitted to the Securities and Exchange Commission. See DESCRIPTION OF BUSINESS on page 27.

        Your membership interest in the Company may be terminated if you:

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    Voluntarily withdraw from the Company;

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    Assign your units for the benefit of creditors;

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    Assign your units, and the individual or entity to which you assigned your units is admitted as a member;

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    File a voluntary petition in bankruptcy;

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    Become subject to an order for relief under the federal bankruptcy laws;

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    File a petition or answer seeking reorganization, liquidation, dissolution, or similar relief;

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    Seek or consent to the appointment of a trustee or receiver over all or substantially all of your property;

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    Are subject to an involuntary proceeding seeking reorganization, liquidation, dissolution, or other similar relief and at least 120 days has elapsed since such proceeding was commenced; or

    •
    Are subject to an involuntary appointment, by a court, of a trustee or receiver over all or substantially all of your property and at least 120 days has passed since such appointment and such appointment has not been postponed or vacated.

        In addition, if you are an individual, you will cease to be a member upon your death or if you have been declared incompetent by a court of law. If you are a corporation, trust, limited liability company, or partnership, you will cease to be a member at the time your existence is terminated. If you are an estate, then your membership will terminate when the fiduciary of the estate distributes all of your units. Accordingly, it is possible to be a unit holder of the Company, but not a member.

        If you transfer your units, and the transfer is permitted by the operating agreement, or has been approved by the board of directors, then the transferee will be admitted as a new member of the Company only if the transferee:

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    Agrees to be bound by our operating agreement;

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    Pays or reimburses us for legal, filing, and publication costs that we incur relating to admitting such transferee as a new member, if any;

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    Delivers, upon our request, any evidence of the authority such person or entity has to become a member of the Company; and

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    Delivers, upon our request, any other materials needed to complete transferee's transfer.

        The board of directors, in its discretion, may prohibit the transferee from becoming a member if he or she does not comply with these requirements.

Distributions

        Distributions are payable at the discretion of our board of directors, subject to the provisions of the Kansas Revised Limited Liability Act, our operating agreement, our obligation to redeem units from ICM, Inc. and Fagen, Inc., and the requirements of our creditors. The Board has no obligation to distribute profits, if any, to members. We have not declared or paid any distributions on our units.

        Unit holders are entitled to receive distributions of cash or property if and when a distribution is declared by our directors. Distributions will be made to investors in proportion to the number of units investors own as compared to all of our units that are then issued and outstanding. Our directors have the sole authority to authorize distributions based on available cash (after payment of expenses and resources), however, we will attempt to distribute an amount approximating the additional federal and state income tax attributable to investors as a result of profits allocated to investors.

        To the extent that we obtain proceeds exceeding the minimum offering amount but less than $6,875,000, we are required to redeem units from ICM, Inc. and Fagen, Inc. through a distribution of our net cash flow from operations at a redemption price equal to the fair market value of the units as of the date of the redemption. The amount of yearly net cash flow available for redemption will be subject to a reduction due to distributions to our members (including ICM, Inc. and Fagen, Inc.) in an aggregate amount equal to 40% of our net income for the purpose of paying income taxes related to the ownership of our units. The amount of yearly net cash flow available for redemption will be further reduced by an amount equal to the greater of 75% of any Commodity Credit Corporation Bio Energy program payments we receive during such year or 25% of our free cash flow. Any redemption of the units is further subject to the terms and conditions of our debt financing agreements.

        We will not generate revenues until the proposed ethanol plant is operational, which we expect will occur in summer of 2005. After operation of the proposed ethanol plant begins, we anticipate, subject to any loan covenants or restrictions with our senior and subordinated lenders, distributing a portion of our available cash to our members in proportion to the units held and in accordance with our operating agreement. By net cash flow, we mean our gross cash proceeds received, less any portion, as determined by our directors in their sole discretion, used to pay or establish reserves for our expenses, debt payments, capital improvements, replacements and contingencies. If our financial performance and loan covenants permit, our directors will try to make cash distributions at times and in amounts that will permit unit holders to make income tax payments. However, we may not ever be able to make any cash distributions. Any distributions are to be made as the board of directors determines are appropriate. The board of directions has complete discretion whether to make any payments at all, and for various reasons, distributions may never occur. As a result, you could owe more in taxes due to your share of the Company's profits, than cash distributions received by you from us in any taxable year. The board may elect to retain future profits to provide operational financing for the plant, debt retirement and possible plant expansion.

        We do not know the amount of cash that we will generate, if any, once we begin operations. At the start, we will generate no revenues and do not expect to generate any operating revenue until the proposed ethanol plant is operating fully. Cash distributions are not assured, and we may never be in a position to make distributions. Whether we will be able to generate sufficient cash flow from our business to make distributions to members will depend on numerous factors, including:

    •
    Successful and timely completion of construction since we will not generate any revenue until our plant is constructed and operational;

    •
    Required principal and interest payments on any debt and compliance with applicable loan covenants which will reduce the amount of cash available for distributions;

    •
    Our obligation to redeem units from ICM, Inc. and Fagen, Inc.;

    •
    Our ability to operate our plant at full capacity which directly impacts our revenues;

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    Adjustments and amounts of cash set aside for reserves and unforeseen expenses; and

    •
    State and federal regulations and subsidies, and support for ethanol generally which can impact our profitability and the cash available for distributions.

Capital Accounts and Contributions

        The purchase price paid for our units constitutes a capital contribution for purposes of becoming a unit holder and will be credited to your capital account. As a unit holder, your capital account will be increased according to your share of our profits and other applicable items of income or gain specially allocated to you pursuant to the special allocation rules described below. In addition, we will increase your capital account for the amount of any of our liabilities that are assumed by you or are secured by any property which we distribute to you. We will decrease your capital account for your share of our losses and other applicable items of expenses or losses specially allocated to you pursuant to the special allocation rules described below. We will also decrease your capital account in an amount equal to the value of any property we distribute to you. In addition, we will decrease your capital account for the amount of any of your liabilities that are assumed by us or are secured by property you have contributed to us. In the event you transfer your units and we have approved such transfer, then your capital account, to the extent it relates to the units transferred, will be transferred to the transferee. Our operating agreement does not require you to make additional capital contributions to us. Interest will not accrue on your capital contributions, and you have no right to withdraw or be repaid your capital contributions made to us.

Allocation of Profits and Losses

        Except as otherwise provided in the special allocation rules described below, profits and losses that we recognize will be allocated to you in proportion to the number of units you hold. Our profits and losses will be determined by our directors on either a daily, monthly, quarterly or other basis permitted under the Internal Revenue Code, as amended, and corresponding Treasury Regulations.

Special Allocation Rules

        The amount of profits and losses that we allocate to you is subject to a number of exceptions referred to as special allocations. These include special allocations required by the Internal Revenue Code and Treasury Regulations aimed at highly leveraged limited liability companies that allocate taxable losses in excess of a unit holder's actual capital contributions. Our operating agreement also requires that our directors make offsetting special allocations in any manner they deem appropriate that, after such offsetting allocations are made, each Unit holder's capital account balance is equal to the capital account balance that that unit holder would have had if special allocations required by the Internal Revenue Code and Treasury Regulations were not made to that unit holder's capital account.

Restrictions on Transfers of Units

        The units will be subject to certain restrictions on transfers pursuant to our operating agreement. In addition, transfers of the units may be restricted by state securities laws. As a result, investors may not be able to liquidate their investments in the units and therefore may be required to assume the risks of investing in us for an indefinite period of time. Investment in us should be undertaken only by those investors who can afford an illiquid investment. See "SUMMARY OF OUR OPERATING AGREEMENT" on page 61.

        We have restricted the ability to transfer units to ensure that the Company is not deemed a "publicly traded partnership" and thus taxed as a corporation. Under the operating agreement, no transfer may occur without the approval of the board of directors. The board of directors will only permit transfers that fall within "safe harbors" contained in the publicly traded partnership rules under the Internal Revenue Code, to include the following:

    •
    Transfers by gift to the member's descendants;

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    Transfers upon the death of a member;

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    Certain other transfers provided that for the applicable tax year, the transfers in the aggregate do not exceed 2% of the total outstanding units.

        Any transfer in violation of the publicly traded partnership requirements or our operating agreement will be null and void. Furthermore, there is no public or other market for these securities. We do not anticipate such a market will develop.

        The units are unsecured equity interests in the Company and are subordinate in right of payment to all of our current and future debt. In the event of our insolvency, liquidation, dissolution, or other winding up of our affairs, all of our debts, including winding-up expenses, must be paid in full before any payment is made to the unit holders. There is no assurance that there would be any remaining funds for distribution to the unit holders, after the payment of all of our debts.

SUMMARY OF OUR OPERATING AGREEMENT

Binding Nature of the Agreement

        We will be governed primarily according to the provisions of our operating agreement and the Kansas Revised Limited Liability Company Act. Among other items, our operating agreement contains provisions relating to the election of directors, restrictions on transfers, unit holder voting, and other Company governance matters. If you invest in the Company, you will be bound by the terms of this agreement. Its provisions may not be amended without the approval of the holders of a majority of the units.

        Statements contained in this section of the prospectus regarding the contents of the operating agreement are not necessarily complete, and reference is made to the copy of the operating agreement filed as exhibit B to this prospectus.

Management

        At least 7, but no more than 11 directors will manage the Company. This means that you will not have any direct control over the management or operation of our business. The current directors and their business experience are set out in full detail in "DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS" on page 52.

        No matter may be submitted to unit holders for approval without the prior approval of the board of directors. This means that the board of directors controls virtually all of our affairs. We do not expect to develop a vacancy on the board of directors until one year after substantial completion of the plant.

        Our operating agreement is unlike the articles of incorporation or bylaws of typical public companies whose shares trade on NASDAQ or a stock exchange. Our units do not trade on an exchange and we are not governed by the rules of NASDAQ or a stock exchange concerning company governance.

        The directors must elect a chairman who will preside over any meeting of the board of directors, and a vice-chairman who shall assume the chairman's duties in the event the chairman is unable to act.

        According to our operating agreement, the directors may not take the following actions without the unanimous consent of the members:

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    Cause or permit the Company to engage in any activity that is inconsistent with our purposes;

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    Knowingly act in contravention or the operating agreement or act in a manner that would make it impossible for us to carry on our ordinary business, except as otherwise provided in the operating agreement;

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    Possess our property or assign rights in specific Company property other than for the Company's purpose; or

    •
    Cause us to voluntarily take any action that would cause our bankruptcy.

        In addition, without the consent of a majority of the membership voting interests the directors do not have the authority to cause the Company to:

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    Merge, consolidate, exchange, or otherwise dispose of at one time, all or substantially all of our property, except for a liquidating sale of the property in connection with our dissolution;

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    Confess a judgment against us in an amount in excess of $500,000;

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    Issue units at a purchase price of less than $500 per unit;

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    Issue more than 40,000 units;

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    Elect to dissolve the Company; or

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    Cause the Company to acquire any equity or debt securities of any director or any of his or her affiliates, or otherwise make loans to any director or his or her affiliates.

Replacement of Directors

        Our board or directors is presently controlled by our founders, and replacing the directors may be difficult to accomplish under our operating agreement. Pursuant to the operating agreement, the present members of the board of directors are to serve until one year after substantial completion of the plant. Thus, their initial terms of service may not expire until the 2006 meeting of the Company's members.

        Our operating agreement defines a procedure to replace the board in staggered terms. These procedures provide that replacement directors may be nominated either by the board of directors or by the unit holders upon timely delivery of a petition signed by investors holding at least 5% of the outstanding units, provided that the unit holders also meet other requirements, all of which are described in our operating agreement. In order for a petition to be considered timely, it must be delivered to the secretary of the Company not more than 90 days, nor less than 30 days prior to the annual meeting of our members.

        Pursuant to the Unit Purchase and Redemption Agreement we entered into with ICM, Inc. and Fagen, Inc., ICM, Inc. and Fagen, Inc. will have the right to appoint a maximum of 3 directors to the board of directors. Those directors will serve at the pleasure of ICM, Inc. and Fagen, Inc., acting jointly for as long as they own units. In addition, for each $2,000,000 in units that we redeem from Fagen, Inc. and ICM, Inc., they will have the right to appoint one less director. The 3,125 units that ICM, Inc. will purchase, and the 3,125 units that Fagen, Inc. will purchase shall not be voted in the election of the remainder of directors to the Company's board of directors. ICM, Inc. and Fagen, Inc. will otherwise have the same rights as other unit holders.

Unit Holders

        There will be an annual meeting of members at which the board of directors will give our annual Company report. Members will address any appropriate business including the election of directors to those director seats becoming vacant under the then adopted staggered term format. In addition, the investors owning an aggregate of 30% of the units may demand in writing that the board call a special meeting of members for the purpose of addressing appropriate member business. The board of directors may also call a special meeting of members at any time.

        Member meetings shall be at the place designated by the board. Members of record will be given notice of member meeting neither more than 60 days nor less than 10 days in advance of such meetings.

        Unit holders do not have dissenter's rights. This means that in the event we merge, consolidate, exchange, or otherwise dispose of all or substantially all of our property, unit holders do not have the right to dissent and seek payment for their units.

        We will maintain our books, accountings, and records at our principal office. A unit holder may inspect them during normal business hours. Our books and accountings will be maintained in accordance with generally accepted accounting principles.

Dissolution

        Our operating agreement provides that a voluntary dissolution of the Company may be affected only upon the prior approval of a 75% majority of all units entitled to vote.

PLAN OF DISTRIBUTION

        Before purchasing any units, an investor must execute a subscription agreement, a promissory note and security agreement, and sign our operating agreement. The subscription agreement will contain, among other provisions, an acknowledgement that the investor received a prospectus, such as this, and that the investor agrees to be bound by our operating agreement. All subscriptions are subject to approval by our directors and we reserve the right to reject any subscription agreement.

The Offering

        We are hereby offering, on a best efforts basis, a maximum of 9,091 units and a minimum of 1,819 units at an offering price of $1,100 per unit. The offering price for the units was determined arbitrarily by our board of directors, without any consultation with third parties. There is no underwriter for the offering or for establishing an offering price. The offering price of the units is not, therefore, based on customary valuation or pricing techniques for new issuances. The units will be sold by our directors who are listed on page 4 of this prospectus,. We will not pay commissions to our directors for these sales. We intend to use the proceeds of this offering to redeem units from ICM, Inc. and Fagen, Inc. who contributed additional equity to help fund expansion of our plant.

        We require a minimum purchase of 10 units for a minimum investment of $11,000. You may purchase any number of additional units. The price of the units is $1,100 per unit. Our minimum offering amount is $2,000,900 and our maximum offering amount is $10,000,100. The offering will close upon the earliest occurrence of (1) our acceptance of subscriptions for units equaling the maximum amount of $10,000,100; (2) our redemption of 3,125 units from ICM, Inc. and 3,125 units from Fagen, Inc. at $1,100 per unit; or (3) on [one year from the effective date of this prospectus] . However, at any time after the acceptance of subscriptions for units equaling the minimum amount of $2,000,900 we may release the funds from escrow. After the offering, there will be 30,048 units issued and outstanding if we sell the maximum number of units offered in this offering and 22,776 units issued and outstanding if we sell the minimum number of units offered in this offering. This includes the 6,250 units issued to ICM, Inc. and Fagen, Inc.

        Our directors and officers will be allowed to purchase the units that are being offered, subject to the limitation in our operating agreement that no member can own more than 25% of the total issued and outstanding units. Our current members may also purchase units on the same terms as other investors. These units may be purchased for the purpose of satisfying the minimum amount of units required to close the offering. Units purchased by these individuals and entities will be subject to the same restrictions regarding transferability as described in this prospectus and our operating agreement, and will, therefore, be purchased for investment, rather than resale.

        Investors should not assume that we will sell the $2,000,900 minimum only to unaffiliated third party investors. We may sell units to affiliated or institutional investors that may acquire enough units to influence the manner in which the Company is managed. These investors may influence the business in a manner more beneficial to them than to other investors.

        We plan to register the offering only with the Kansas and Missouri state securities regulatory bodies. We may also offer or sell our units in other states in reliance on exemptions from the registration requirements of the laws of those other states. However, generally we may not solicit investors in any jurisdictions other than Kansas and Missouri. This limitation may result in the offering being unsuccessful.

        We are expecting to incur offering expenses in the amount of approximately $160,000 to complete this offering.

Suitability of Investors

        Investing in the units offered hereby involves a high degree of risk. Accordingly, the purchase of units is suitable only for persons of substantial financial means that have no need for liquidity in their investments and can bear the economic risk of loss of any investment in the units. Units will be sold only to persons that meet these and other requirements. You cannot invest in this offering unless you meet one of the following 5 suitability tests: (1) You participate in physical labor, operations or management of a farming operation and file a Schedule F as part of your annual Form 1040 or 1041 filing with the Internal Revenue Service; (2) You are a duly authorized officer of a family farm corporation, member or manager of a family farm limited liability company, general manager of a family farm limited partnership or trustee of a family trust actively engaged in farming; (3) You own agricultural land and receive, as rent, a share of the crops or the animals raised on the land; (4) You have annual income from whatever source of at least $45,000; or (5) You have a net worth of at least $150,000 exclusive of home, furnishings and automobiles. No investor may invest more than 10% of his or her net worth (exclusive of home, furnishings or automobiles) in our units. For married persons, the tests will be applied on a joint husband and wife basis regardless of whether the purchase is made by one spouse or the husband and wife jointly. Even if you represent that you meet the suitability standards set forth above, the board of directors reserves the right to reject any subscription for any reason, including if the board determines that the units are not a suitable investment for you.

        Each subscriber must make written representations that:

    •
    He is purchasing such units for the purpose of investment and not for resale;

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    He has been encouraged to rely upon the advice of his legal counsel and accountants or other financial advisers with respect to the tax and other considerations relating to the purchase of units; and

    •
    The units being acquired will be acquired for his own account without a view to public distribution or resale and that he has no contract, undertaking, agreement or arrangement to sell or otherwise transfer or dispose of any units or any portion thereof to any other person.

Subscription Period

        The offering will close upon the earliest occurrence of (1) our acceptance of subscriptions for units equaling the maximum amount of $10,000,100; (2) our redemption of 3,125 units from ICM, Inc. and 3,125 units from Fagen, Inc. at $1,100 per unit; or (3) [one year from the effective date of this prospectus]. We will admit to the Company as members and continue to offer any remaining units to reach the maximum number to be sold until the offering closes. We reserve the right to cancel or modify the offering, to reject subscriptions for units in whole or in part and to waive conditions to the purchase of units. Additionally, in our sole discretion, we may also determine that it is not necessary to sell all available units.

        This offering may be terminated for a variety of reasons, most of which are discussed in detail in the section entitled "RISK FACTORS" on page 5. In the event of termination of this offering prior to its successful closing, funds invested with us will be returned with interest, less escrow fees. We intend to return those funds by the close of the next business day or as soon as possible after the termination of the offering.

Subscription Procedures

        Before purchasing any units, investors must complete the subscription agreement included as exhibit C to this prospectus, draft a check payable to "Home Federal Savings Bank, Escrow Agent for East Kansas Agri-Energy, L.L.C." in the amount of not less than 10% of the amount due for the units for which subscription is sought, which amount will be deposited in the escrow account; sign a full recourse promissory note and security agreement; and deliver to us these items and an executed copy of the signature page of our operating agreement. In the subscription application, an investor must make representations to us concerning, among other things, that he or she has received our prospectus and any supplements, agrees to be bound by the operating agreement and understands that the units are subject to significant transfer restrictions. The subscription application also requires information about the nature of your desired ownership, your state of residence, and your taxpayer identification or social security number. We encourage you to read the subscription agreement carefully.

        The promissory note and security agreement will obligate the investor to pay the balance of the amount due for the units within 20 days of the Company's written demand for payment. It will also grant the Company a security interest in the investor's units. Once we receive subscriptions for the minimum amount of the offering, we will give investors written notice by mail that payment is due. Investors that participate in the offering after this event will, upon acceptance of the subscription application, be given notice that full payment is due upon subscription.

        All subscriptions are subject to approval by our directors and we reserve the right to reject any subscription agreement. The initial closing date for the offering will be [one year from the effective date of this prospectus] unless sooner completed upon our acceptance of subscriptions for units equaling the maximum amount of $10,000,100, or our redemption of 3,125 units from ICM, Inc. and 3,125 units from Fagen, Inc. at $1,100 per unit. We are offering units to investors without an underwriter and on a best efforts basis.

        We might not consider acceptance or rejection of your application until after we have received applications totaling at least $2,000,900 from investors or until a future date near the end of this offering. Upon acceptance of a subscription by the directors, the funds accompanying the request will be deposited in an escrow account and credited to the investor's capital account in accordance with the terms of this prospectus. If we accept your application, we will issue a certificate signifying your membership units and send you notice of such issuance, but, pursuant to the security agreement, we will retain the certificate as collateral until the amount due on the promissory note is satisfied. The certificate will be the exclusive collateral for the note, but we may take recourse against you or your assets for nonperformance. If we reject your subscription, we will return your application, check, and signature page within 30 days of rejection.

        Funds submitted in satisfaction of the promissory notes will be deposited in the escrow account until those funds are released from escrow. Amounts due under the promissory note that are not timely paid will accrue interest at a rate of 12% per year, and each investor will agree to reimburse the Company for amounts expended in collecting these amounts. In the event that a subscriber defaults on the promissory note, we intend to pursue that defaulting subscriber for payments of the amount due by any legal means, including, but not limited to, retention of the initial 10% payment and acquisition of a judgment against the subscriber.

        If we acquire sufficient equity proceeds to release funds from escrow prior to your initial investment, you must complete the subscription agreement, draft a check payable to East Kansas Agri-Energy, L.L.C. for the full amount due for the units for which subscription is sought, and deliver to us these items and an executed copy of the signature page to our operating agreement to participate in the offering.

        Changes in the offering's material terms after the Registration Statement's effectiveness will terminate the original offer and subscribers would then be entitled to a refund. Material changes include the following: (1) extension of the offering beyond the year currently contemplated; (2) change in the offering price other than that disclosed in this prospectus; (3) change in the minimum purchase required of investors; (4) change in the amount of proceeds necessary to release the proceeds in escrow; and (5) material change in the application of proceeds.

        Investors who are deemed the beneficial owners of 5% or more of our issued and outstanding units may have reporting obligations under Section 13 and Section 16 of the Securities and Exchange Act. A beneficial owner of 5% or more of our outstanding units should consult legal counsel to determine what filing and reporting obligations may be required under the federal securities laws.

Escrow Procedures

        Proceeds from subscriptions for the units will be deposited in an interest-bearing escrow account that we have established with Home Federal Savings Bank, as escrow agent under a written escrow agreement. We will not release funds from the escrow account until specific conditions are satisfied. Those conditions are (1) the subscription proceeds in the escrow account equals or exceeds $2,000,900, exclusive of interest; (2) we elect, in writing, to terminate the escrow agreement; and (3) release is approved by the Kansas Securities Commission and the Missouri Securities Division.

        We will invest the escrow funds in short-term certificates of deposit issued by a bank, short-term securities issued by the United States government, money market funds, or other financial vehicles including those available through the escrow agent. Even if we are successful in releasing funds from escrow, we intend to allow the offering to continue until [one year from date of effectiveness of this prospectus] or some earlier date, at our discretion. We may terminate the offering prior to closing the offering in which event we will return your investment, with interest, less escrow fees, by the close of the next business day or as soon as possible after the termination of the offering under the following scenarios:

    •
    If we determine in our sole discretion to terminate the offering prior to [one year from effective date of this prospectus]

    •
    If we do not raise the $2,000,900 minimum by [one year from effective date of this prospectus]

Delivery of Certificates

        If we satisfy all offering conditions, upon releasing funds from escrow, we will issue certificates for the units subscribed in the offering. Unless otherwise specifically provided in the subscription agreement, we will issue certificates for any subscription signed by more than one subscriber as joint tenants with full rights of survivorship. We will imprint the certificates with a conspicuous legend referring to the restrictions on transferability and sale of the units. See "DESCRIPTION OF MEMBERSHIP UNITS—Restrictive Legend on Membership Certificates" on page 57

Summary of Promotional and Sales Material

        In addition to and apart from this prospectus, we may use certain sales material in connection with this offering. The material may include a brochure, question-and-answer booklet, speech for public seminars, invitations to seminars, news articles, public advertisements, and audio-visual materials. In certain jurisdictions, such sales materials may not be available. This offering is made only by means of this prospectus and other than as described herein, we have not authorized the use of any other sales material. Although the information contained in such sales materials does not conflict with any of the information contained in this prospectus, such material does not purport to be complete and should not be considered as a part of this prospectus or of the registration statement of which this prospectus is a part, or as incorporated in this prospectus or the registration statement by reference.

FEDERAL INCOME TAX CONSEQUENCES OF OWNING OUR UNITS

        This section of the prospectus describes some of the more important federal income tax risks and consequences of your participation in our company. No information regarding state and local taxes is provided. EACH PROSPECTIVE MEMBER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR CONCERNING THE IMPACT THAT HIS OR HER INVESTMENT IN THE COMPANY MAY HAVE ON HIS OR HER FEDERAL INCOME TAX LIABILITY AND THE APPLICATION OF STATE AND LOCAL INCOME AND OTHER TAX LAWS TO HIS OR HER INVESTMENT IN THE COMPANY. Although we will furnish unit holders with such information regarding the Company as is required for income tax purposes, each unit holder will be responsible for preparing and filing his or her own tax returns.

        The following summary of the tax aspects is based on the Internal Revenue Code of 1986, as amended (the "Code"), existing Treasury Department regulations ("Regulations"), and administrative rulings and judicial decisions interpreting the Code. Significant uncertainty exists regarding certain tax aspects of limited liability companies. Such uncertainty is due, in part, to continuing changes in federal tax law that have not been fully interpreted through regulations or judicial decisions. Tax legislation may be enacted in the future that will affect the company and a unit holder's investment in the company. Additionally, the interpretation of existing law and regulations described here may be challenged by the Internal Revenue Service during an audit of our information return. If successful, such a challenge likely would result in adjustment of a unit holder's individual return.

        The tax opinion contained in this section and the opinion attached as Exhibit 8.1 to the registration statement constitutes the opinion of our tax counsel, Brown, Winick, Graves, Gross, Baskerville & Schoenebaum, P.L.C., regarding our classification for federal income tax purposes. An opinion of legal counsel represents an expression of legal counsel's professional judgment regarding the subject matter of the opinion. It is neither a guarantee of any indicated result nor an undertaking to defend any indicated result should that result be challenged by the Internal Revenue Service. This opinion is in no way binding on the Internal Revenue Service or on any court of law.

        In the opinion attached as Exhibit 8.1 to the registration statement, our tax counsel has also confirmed as correct their representation to us that the statements and legal conclusions contained in this section regarding general federal income tax consequences of owning our units as a result of our partnership tax classification are accurate in all material respects. The tax consequences to us and our members are highly dependent on matters of fact that may occur at a future date and are not addressed in our tax counsel's opinion. With the exception of our tax counsel's opinion that we will be treated as a partnership for federal income tax purposes, this section represents an expression of our tax counsel's professional judgment regarding general federal income tax consequences of owning our units, insofar as it relates to matters of law and legal conclusions. This section is based on the assumptions and qualifications stated or referenced in this section. It is neither a guarantee of the indicated result nor an undertaking to defend the indicated result should it be challenged by the Internal Revenue Service. No rulings have been or will be requested from the IRS concerning any of the tax matters we describe. Accordingly, you should know that the opinion of our tax counsel does not assure the intended tax consequences because it is in no way binding on the Internal Revenue Service or any court of law. The IRS or a court may disagree with the following discussion or with any of the positions taken by us for federal income tax reporting purposes, and the opinion of our tax counsel may not be sufficient for an investor to use for the purpose of avoiding penalties relating to a substantial understatement of income tax under Section 6662(d). See "FEDERAL INCOME TAX CONSEQUENCES OF OWNING OUR UNITS—Interest on Underpayment of Taxes; Accuracy-Related Penalties; Negligence Penalties" below.

        Investors are urged to consult their own tax advisors with specific reference to their own tax and financial situations, including the application and effect of state, local, and other tax laws, and any possible changes in the tax laws after the date of this prospectus. This section is not to be constructed as a substitute for careful tax planning.

Partnership Status

        Our tax counsel has opined that, assuming we do not elect to be treated as a corporation, we will be treated as a partnership for federal income tax purposes. This means that we will not pay any federal income tax and the unit holders will pay tax on their shares of our net income. Under recently revised Treasury regulations, known as "check-the-box" regulations, an unincorporated entity such as a limited liability company will be taxed as partnership unless the entity is considered a publicly traded limited partnership or the entity affirmatively elects to be taxed as a corporation.

        We will not elect to be taxed as a corporation and will endeavor to take steps as are feasible and advisable to avoid classification as a publicly traded limited partnership. Congress has shown no inclination to adopt legislation that would jeopardize the tax classification of the many entities that have acted in reliance on the check-the-box regulations.

        As a partnership, if we fail to qualify for partnership taxation, we would be treated as a "C corporation" for federal income tax purposes. As a C corporation, we would be taxed on our taxable income at corporate rates, currently at a maximum rate of 35%. Distributions would generally be taxed again to unit holders as corporate dividends. In addition, unit holders would not be required to report their shares of our income, gains, losses, or deductions on their tax returns until such are distributed. Because a tax would be imposed upon us as a corporate entity, the cash available for distribution to unit holders would be reduced by the amount of tax paid, in which case the value of the units would be reduced.

Publicly Traded Partnership Rules

        To qualify for taxation as a partnership, we cannot be a publicly traded partnership under Section 7704 of the Internal Revenue Code. Generally, Section 7704 provides that a publicly traded partnership will be taxed as a corporation if its interests are:

    •
    Traded on an established securities market; or

    •
    Readily tradable on a secondary market or the substantial equivalent.

        Although there is no legal authority on whether a limited liability company is subject to these rules, in the opinion of our counsel, it is probable that we are subject to the publicly traded partnership rules because we elected to be classified and taxed as a partnership.

        We will seek to avoid being treated as a publicly traded partnership. Under Section 1.7704-1(d) of the Treasury Regulations, interests in a partnership are not considered traded on an established securities market or readily tradable on a secondary market unless the partnership participates in the establishment of the market or the inclusion of its interests in a market, or the partnership recognizes any transfers made on the market by redeeming the transferor partner or admitting transferee as a partner.

        We do not intend to list the units on the New York Stock Exchange, or the NASDAQ Stock Market, or any other stock exchange. In addition, our operating agreement prohibits any transfer of units without the approval of our directors. Our directors intend to approve transfers that fall within safe harbor provisions of the Treasury Regulations, so that we will not be classified as a publicly traded partnership. These safe harbor provisions generally provide that the units will not be treated as readily tradable on a secondary market, or the substantial equivalent, if the interests are transferred:

    •
    In "private" transfers;

    •
    Pursuant to a qualified matching service; or

    •
    In limited amounts that satisfy a 2% test.

        Private transfers include, among others:

    •
    Transfers by gifts in which the transferee's tax basis in the units is determined by reference to the transferor's tax basis in the interests transferred;

    •
    Transfers at death, including transfers from an estate or testamentary trust;

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    Transfers between members of a family as defined in Section 267(c)(4) of the Internal Revenue Code;

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    Transfers from retirement plans qualified under Section 401(a) of the Internal Revenue Code or an IRA; and

    •
    "Block transfers." A block transfer is a transfer by a unit holder and any related persons as defined in the Internal Revenue Code in one or more transactions during any thirty-calendar-day period of units that in the aggregate represents more than 2% of the total interests in partnership capital or profits.

        Transfers through a qualified matching service are also disregarded in determining whether interests are readily tradable. A matching service is qualified only if:

    •
    It consists of a computerized or printed system that lists customers' bid and/or ask prices in order to match unit holders who want to sell with persons who want to buy;

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    Matching occurs either by matching the list of interested buyers with the list of interested sellers or through a bid and ask process that allows interested buyers to bid on the listed interest;

    •
    The seller cannot enter into a binding agreement to sell the interest until the 15th calendar day after his interest is listed, which time period must be confirmable by maintenance of contemporaneous records;

    •
    The closing of a sale effectuated through the matching service does not occur prior to the 45th calendar day after the interest is listed;

    •
    The matching service displays only quotes that do not commit any person to buy or sell an interest at the quoted price (nonfirm price quotes), or quotes that express an interest in acquiring an interest without an accompanying price (nonbinding indications of interest), and does not display quotes at which any person is committed to buy or sell an interest at the quoted price;

    •
    The seller's information is removed within 120 days of its listing and is not reentered into the system for at least 60 days after its deletion; and

    •
    The sum of the percentage interests transferred during the entity's tax year, excluding private transfers, cannot exceed 10% of the total interests in partnership capital or profits.

        In addition, interests are not treated as readily tradable if the sum of the percentage of the interests transferred during the entity's tax year, excluding private transfers, do not exceed 2% of the total interests in partnership capital or profits. We expect to use a combination of these safe harbor provisions to avoid being treated as a publicly traded partnership.

Tax Treatment of our Operation Flow-Through Taxable Income and Loss; Use of Calendar Year

        We will pay no federal income tax. Instead, as unit holders, investors will be required to report on their income tax return their allocable share of the income, gains, losses, and deductions we have recognized without regard to whether they receive cash distributions.

        Because we will be taxed as a partnership, we will have our own taxable year that is separate from the taxable years of our unit holders. Unless a business purpose can be established to support a different taxable year, a partnership must use the "majority interest taxable year" which is the taxable year that conforms to the taxable year of the holders of more than 50% of its interests. In this case, the majority interest taxable year is the calendar year.

Tax Consequences to Our Unit Holders

        As a unit holder, for your taxable year with which or within which our taxable year ends you will be required to report on your own income tax return, your distributive share of our income, gains, losses and deductions regardless of whether you receive any cash distributions. To illustrate, a unit holder reporting on a calendar year basis will include his or her share of our 2004 taxable income or loss on his or her 2004 income tax return. A unit holder with a June 30 fiscal year will report his share of our 2004 taxable income or loss on his income tax return for the fiscal year ending June 30, 2005. We will provide each unit holder with an annual Schedule K-1 indicating such holder's share of our income, loss and separately stated components.

Tax Treatment of Distributions

        Distributions made by us to a unit holder generally will not be taxable to the unit holder for federal income tax purposes as long as distributions do not exceed the unit holder's basis in his units immediately before the distribution. Cash distributions in excess of unit basis, which is unlikely to occur, are treated as gain from the sale or exchange of the units under the rules described below for unit dispositions.

Initial Tax Basis of Units and Periodic Basis Adjustments

        Under Section 722 of the Internal Revenue Code, investors' initial basis in the units investors purchase will be equal to the sum of the amount of money investors paid for investors' units. Here, an investor's initial basis in each unit purchased will be $1,100.

        An investor's' initial basis in the units will be increased to reflect the investor's distributive share of our taxable income, tax-exempt income, gains, and any increase in the investor's share of recourse and qualified non-recourse indebtedness. If the investor makes additional capital contributions at any time, the adjusted basis of the investor's units will be increased by the amount of any cash contributed or the adjusted basis in any property contributed if additional units are not distributed to investors.

        The basis of an investor's units will be decreased, but not below zero, by:

    •
    The amount of any cash we distribute to the investors;

    •
    The basis of any other property distributed to the investor; and

    •
    The investor's distributive share of losses and nondeductible expenditures that are "not properly chargeable to capital account"; and

    •
    Any reduction in the investor's share of certain items of Company debt.

        The unit basis calculations are complex. A member is only required to compute unit basis if the computation is necessary to determine his tax liability, but accurate records should be maintained. Typically, basis computations are necessary at the following times:

    •
    The end of a taxable year during which we suffered a loss, for the purpose of determining the deductibility of the member's share of the loss;

    •
    Upon the liquidation or disposition of a member's interest, or

    •
    Upon the non-liquidating distribution of cash or property to an investor, in order to ascertain the basis of distributed property or the taxability of cash distributed.

        Except in the case of a taxable sale of a unit or the Company's liquidation, exact computations usually are not necessary. For example, a unit holder who regularly receives cash distributions that are less than or equal to his or her share of our taxable income will have a positive unit basis at all times. Consequently, no computations are necessary to demonstrate that cash distributions are not taxable under Section 731(a)(1) of the Internal Revenue Code. The purpose of the basis adjustments is to keep track of a member's tax investment in us, with a view toward preventing double taxation or exclusion from taxation of income items upon ultimate disposition of the units.

Tax Credits to Unit Holders

  Small Ethanol Producer Tax Credit

        "Small Ethanol Producers" are allowed a 10-cents-per-gallon production income tax credit on up to 15 million gallons of production annually. Under current law, small ethanol producers are those ethanol producers producing less than 30 million gallons per year. Based upon the opinion of our counsel, we do not expect to be classified as a small ethanol producer for purposes of the tax credit because we expect to produce approximately 35 million gallons of ethanol per year.

        Although we do not qualify to receive the credit under current law, federal tax legislation has been introduced, which, if enacted, would change the definition of a "Small Ethanol Producer." Specifically, producers producing up to 60 million gallons of ethanol per year would become eligible to receive the credit. If the tax legislation were enacted, we would expect to become able to receive the credit for our first 15 million gallons of annual production. If we do become eligible to receive the credit, because we expect to be classified as a partnership for tax purposes, we would expect to pass the tax credits through to our unit holders. Unit holders would then be able to report and utilize the tax credits on their own income tax returns. However, there is no assurance that the tax legislation will be passed by the Congress or enacted into law by the President.

        Under current law, the small ethanol producer tax credit is a "passive" credit. This means that unit holders will be able to utilize the tax credits only to reduce the tax on passive activity income. See "FEDERAL INCOME TAX CONSEQUENCES OF OWNING OUR UNITS—Passive Activity Income" on page 72. Although we would generate passive income for our unit holders, there can be no assurance when, if ever, we will generate passive income allowing the use of credits. Further, each unit holder may have other sources of passive activity income or loss that will affect the ability to utilize the credits. Unused credits may be carried forward to offset tax on passive activity income in future years. However, if the proposed tax legislation were enacted, unit holders would be allowed to utilize the tax credits to reduce their tax on income from other than passive sources. However, there is no assurance that the tax legislation will be passed by the Congress or enacted into law by the President.

        Under current law, the small ethanol producer tax credit does not apply to reduce the alternative minimum tax, "AMT." As a result, although the tax credit may otherwise apply, certain unit holders may not realize the full benefit of the tax credit due to the application of the AMT. The American Jobs Creation Act of 2004 changed the tax law for tax years beginning after December 31, 2004 to allow the credit to reduce the AMT.

        Under current law, unit holders utilizing the small ethanol producer tax credit would be required to increase taxable income by the amount of the credit in their gross income before utilizing the credit to reduce any tax on their passive income. This means that although the credits may reduce the tax liability resulting from a unit holder's passive income, the net result would not reduce the unit holder's total tax liability on a dollar-for-dollar basis. Instead, the net-benefit would be a lesser amount. Unit holders in higher marginal income tax brackets generally would benefit less than unit holders in lower marginal tax brackets. The proposed tax legislation, if enacted, would repeal the present rule requiring the amount of the credit to be included in income. However, there is no assurance that the tax legislation will be passed by the Congress or enacted into law by the President.

        The small ethanol producers tax credit originally scheduled to expire in 2007 has been extended through 2010. Although Congress may further extend or make permanent the credit, there is no assurance that the tax credit will be extended beyond 2010.

Deductibility of Losses; At-Risk Passive Loss Limitations

        Generally, a unit holder may deduct losses allocated to him, subject to a number of restrictions. An investor's ability to deduct any losses we allocate to the investor is determined by applying the following three limitations dealing with basis, at-risk and passive losses:

    •
    Basis.    An investor may not deduct an amount exceeding the investor's adjusted basis in the investor's units pursuant to Internal Revenue Code Section 704(d). If the investor's share of the Company's losses exceed the investor's basis in the investor's units at the end of any taxable year, such excess losses, to the extent that they exceed the investor's adjusted basis, may be carried over indefinitely and deducted to the extent that at the end of any succeeding year the investor's adjusted basis in the investor's units exceeds zero.

    •
    At-Risk Rules.    Under the "at-risk" provisions of Section 465 of the Internal Revenue Code, if an investor is an individual taxpayer, including an individual partner in a partnership, or a closely-held corporation, the investor may deduct losses and tax credits from a trade or business activity, and thereby reduce the investor's taxable income from other sources, only to the extent the investor is considered "at risk" with respect to that particular activity. The amount an investor is considered to have "at risk" includes money contributed to the activity and certain amounts borrowed with respect to the activity for which the investor may be liable.

    •
    Passive Loss Rules.    Section 469 of the Internal Revenue Code may substantially restrict an investor's ability to deduct losses and tax credits from passive activities. Passive activities generally include activities conducted by pass-through entities, such as a limited liability company, certain partnerships, or S corporations, in which the taxpayer does not materially participate. Generally, losses from passive activities are deductible only to the extent of the taxpayer's income from other passive activities. Passive activity losses that are not deductible may be carried forward and deducted against future passive activity income or may be deducted in full upon disposition of a unit holder's entire interest in us to an unrelated party in a fully taxable transaction. It is important to note that "passive activities" do not include dividends and interest income that normally is considered to be "passive" in nature. For unit holders who borrow to purchase their units, interest expense attributable to the amount borrowed will be aggregated with other items of income and loss from passive activities and subjected to the passive activity loss limitation. To illustrate, if a unit holder's only passive activity is our limited liability company, and if we incur a net loss, no interest expense on the related borrowing would be deductible. If that unit holder's share of our taxable income were less than the related interest expense, the excess would be nondeductible. In both instances, the disallowed interest would be suspended and would be deductible against future passive activity income or upon disposition of the unit holder's entire interest in our limited liability company to an unrelated party in a fully taxable transaction.

Passive Activity Income

        If we are successful in achieving our investment and operating objectives, investors may be allocated taxable income from us. To the extent that an investor's share of our net income constitutes income from a passive activity, as described above, such income may generally be offset by the investor's net losses and credits from investments in other passive activities.

Alternative Minimum Tax

        If we adopt accelerated methods of depreciation, it is possible that taxable income for Alternative Minimum Tax purposes might exceed regular taxable income passed through to the unit holders. No decision has been made on this point, but we believe that most unit holders are unlikely to be adversely affected by excess alternative minimum taxable income.

Allocations of Income and Losses

        Your distributive share of our income, gain, loss, or deduction for federal income tax purposes generally is determined in accordance with our operating agreement. Under Section 704(b) of the Internal Revenue Code, however, the IRS will respect our allocation, or a portion of it, only if it either has "substantial economic effect" or is in accordance with the "partner's interest in the partnership." If the allocation or portion thereof contained in our operating agreement does not meet either test, the IRS may reallocate these items in accordance with its determination of each member's economic interest in us. Treasury Regulations contain guidelines as to whether partnership allocations have substantial economic effect. The allocations contained in the operating agreement are intended to comply with the Treasury Regulations' test for having substantial economic effect. New unit holders will be allocated a proportionate share of income or loss for the year in which they became unit holders. The operating agreement permits our directors to select any method and convention permissible under Internal Revenue Code Section 706(d) for the allocation of tax items during the time any person is admitted as a unit holder. In addition, the operating agreement provides that upon the transfer of all or a portion of a unit holder's units, other than at the end of the fiscal year, the entire year's net income or net loss allocable to the transferred units will be apportioned between the transferor and transferee.

Tax Consequences Upon Disposition of Units

        Gain or loss will be recognized on a sale of our units equal to the difference between the amount realized and the unit holder's basis in the units sold. The amount realized includes cash and the fair market value of any property received plus the member's share of our debt. Although unlikely, since debt is included in an investor's basis, it is possible that an investor could have a tax liability upon the sale of the investor's units that exceeds the proceeds of sale.

        Gain or loss recognized by a unit holder on the sale or exchange of a unit held for more than one year generally will be taxed as long-term capital gain or loss. A portion of this gain or loss, however, will be separately computed and taxed as ordinary income or loss under Internal Revenue Code Section 751 to the extent attributable to depreciation recapture or other "unrealized receivables" or "substantially appreciated inventory" owned by us. We will adopt conventions to assist those members that sell units in apportioning the gain among the various categories.

Effect of Tax Code Section 754 Election on Unit Transfers

        The adjusted basis of each unit holder in his units, "outside basis" initially will equal his proportionate share of our adjusted basis in our assets, "inside basis." Over time, however, it is probable that changes in unit values and cost recovery deductions will cause the value of a unit to differ materially from the unit holder's proportionate share of the inside basis. Section 754 of the Internal Revenue Code permits a partnership to make an election that allows a transferee who acquires units either by purchase or upon the death of a unit holder to adjust his share of the inside basis to fair market value as reflected by the unit price in the case of a purchase or the estate tax value of the unit in the case of an acquisition upon death of a unit holder. Once the amount of the transferee's basis adjustment is determined, it is allocated among our various assets pursuant to Section 755 of the Internal Revenue Code.

        A Section 754 election is beneficial to the transferee when his outside basis is greater than his proportionate share of the entity's inside basis. In this case, a special basis calculation is made solely for the benefit of the transferee that will determine his cost recovery deductions and his gain or loss on disposition of property by reference to his higher outside basis. The Section 754 election will be detrimental to the transferee if his outside basis is less than his proportionate share of inside basis.

        If we make a Section 754 election, Treasury regulations require us to make the basis adjustments. In addition, these regulations place the responsibility for reporting basis adjustments on us. We must report basis adjustments by attaching statements to our partnership returns. In addition, we are required to adjust specific partnership items in light of the basis adjustments. Consequently, amounts reported on the transferee's Schedule K-1 are adjusted amounts.

        Transferees are subject to an affirmative obligation to notify us of their bases in acquired interests. To accommodate concerns about the reliability of the information provided, we are entitled to rely on the written representations of transferees concerning either the amount paid for the partnership interest or the transferee's basis in the partnership interest under Section 1014 of the Internal Revenue Code, unless clearly erroneous.

        Our operating agreement provides our directors with authority to determine whether or not a Section 754 election will be made. Depending on the circumstances, the value of units may be affected positively or negatively by whether or not we make a Section 754 election. If we decide to make a Section 754 election, the election will be made on a timely filed partnership income tax return and is effective for transfers occurring in the taxable year of the return in which the election is made. Once made, the Section 754 election is irrevocable unless the Internal Revenue Service consents to its revocation.

Our Dissolution and Liquidation may be Taxable to Investors, Unless our Properties are Distributed In-Kind

        Our dissolution and liquidation will involve the distribution to investors of the assets, if any, remaining after payment of all of our debts and liabilities. Upon dissolution, investors' units may be liquidated by one or more distributions of cash or other property. If investors receive only cash upon the dissolution, gain would be recognized by investors to the extent, if any, that the amount of cash received exceeds investors' adjusted bases in investors' units. We will recognize no gain or loss if we distribute our own property in a dissolution. However, since our primary asset will likely be the ethanol plant, it is unlikely that we will make a distribution in kind.

Reporting Requirements

        The IRS requires a taxpayer who sells or exchanges a membership unit to notify the Company in writing within 30 days, or for transfers occurring on or after December 16 of any year, by January 15 of the following year. Although the IRS reporting requirement is limited to Section 751(a) exchanges, it is likely that any transfer of a Company membership unit will constitute a Section 751(a) exchange. The written notice required by the IRS must include the names and addresses of both parties to the exchange, the identifying numbers of the transferor, and if known, of the transferee, and the exchange date. Currently the IRS imposes a penalty of $50 for failure to file the written notice unless reasonable cause can be shown.

Tax Information to Members

        We will annually provide each member with a Schedule K-1 (or an authorized substitute). Each member's Schedule K-1 will set out the holder's distributive share of each item of income, gain, loss, deduction or credit to be separately stated. Each member must report all items consistently with Schedule K-1 or, if an inconsistent position is reported, must notify the IRS of any inconsistency by filing Form 8062 "Notice of Inconsistent Treatment or Administrative Adjustment Request" with the original or amended return in which the inconsistent position is taken.

Audit of Income Tax Returns

        The IRS may audit our income tax returns and may challenge positions taken by us for tax purposes and may seek to change our allocations of income, gain, loss, and deduction to investors. If the IRS were successful in challenging our allocations in a manner that reduces loss or increases income allocable to investors, investors may have additional tax liabilities. In addition, such an audit could lead to separate audits of an investor's tax returns, especially if adjustments are required, which could result in adjustments on an investors' tax returns. Any of these events could result in additional tax liabilities, penalties and interest to investors, and the cost of filing amended tax returns.

        Generally, investors are required to file their tax returns in a manner consistent with the information returns filed by us, such as Schedule K-1, or investors may be subject to possible penalties, unless they file a statement with their tax returns describing any inconsistency. In addition, we will select a "tax matters member" who will have certain responsibilities with respect to any IRS audit and any court litigation relating to us. Investors should consult their tax advisors as to the potential impact these procedural rules may have on them.

        Prior to 1982, regardless of the size of a partnership, adjustments to a partnership's items of income, gain, loss, deduction, or credit had to be made in separate proceedings with respect to each partner individually. Because a large partnership sometimes had many partners located in different audit districts, adjustments to items of income, gains, losses, deductions, or credits of the partnership had to be made in numerous actions in several jurisdictions, sometimes with conflicting outcomes. The Tax Equity and Fiscal Responsibility Act of 1982 ("TEFRA") established unified audit rules applicable to all but certain small partnerships. These rules require the tax treatment of all "partnership items" to be determined at the partnership, rather than the partner, level. Partnership items are those items that are more appropriately determined at the partnership level than at the partner level, as provided by regulations. Since we will be taxed as a partnership, the TEFRA rules are applicable to our members and us.

        The IRS may challenge the reporting position of a partnership by conducting a single administrative proceeding to resolve the issue with respect to all partners. But the IRS must still assess any resulting deficiency against each of the taxpayers who were partners in the year in which the understatement of tax liability arose. Any partner of a partnership can request an administrative adjustment or a refund for his own separate tax liability. Any partner also has the right to participate in partnership-level administrative proceedings. A settlement agreement with respect to partnership items binds all parties to the settlement. The TEFRA rules establish the "Tax Matters Member" as the primary representative of a partnership in dealings with the IRS. The Tax Matters Member must be a "member-manager" which is defined as a company member who, alone or together with others, is vested with the continuing exclusive authority to make the management decisions necessary to conduct the business for which the organization was formed. In our case, this would be a member of the board of directors who is also a unit holder of the company. Our operating agreement provides for board designation of the Tax Matters Member. Currently, William R. Pracht is serving as our Tax Matters Member. The IRS generally is required to give notice of the beginning of partnership-level administrative proceedings and any resulting administrative adjustment to all partners whose names and addresses are furnished to the IRS.

Interest on Underpayment of Taxes; Accuracy-Related Penalties; Negligence Penalties

        If we incorrectly report an investor's distributive share of our net income, such may cause the investor to underpay his taxes. If it is determined that the investor underpaid his taxes for any taxable year, the investor must pay the amount of taxes he underpaid plus interest on the underpayment and possibly penalties from the date the tax was originally due. Under recent law changes, the accrual of interest and penalties may be suspended for certain qualifying individual taxpayers if the IRS does not notify an investor of amounts owing within 18 months of the date the investor filed his income tax return. The suspension period ends 21 days after the IRS sends the required notice. The rate of interest is compounded daily and is adjusted quarterly.

        Under Section 6662 of the Internal Revenue Code, penalties may be imposed relating to the accuracy of tax returns that are filed. A 20% penalty is imposed with respect to any "substantial understatement of income tax" and with respect to the portion of any underpayment of tax attributable to a "substantial valuation misstatement" or to "negligence." All those penalties are subject to an exception to the extent a taxpayer had reasonable cause for a position and acted in good faith.

        The IRS may impose a 20% penalty with respect to any underpayment of tax attributable to negligence. An underpayment of taxes is attributable to negligence if such underpayment results from any failure to make a reasonable attempt to comply with the provisions of the Code, or any careless, reckless, or intentional disregard of the federal income tax rules or regulations. In addition, regulations provide that the failure by a taxpayer to include on a tax return any amount shown on an information return is strong evidence of negligence. The disclosure of a position on the taxpayer's return will not necessarily prevent the imposition of the negligence penalty.

State and Local Taxes

        In addition to the federal income tax consequences described above, investors should consider the state and local tax consequences of an investment in us. This prospectus makes no attempt to summarize the state and local tax consequences to an investor. Investors are urged to consult their own tax advisors regarding state and local tax obligations.

LEGAL MATTERS

        The validity of the issuance of the units offered will be passed upon for us by Brown, Winick, Graves, Gross, Baskerville & Schoenebaum, P.L.C.

        The Company is not a party to any pending legal proceedings.

ADDITIONAL INFORMATION

        We filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form SB-2 (the "Registration Statement") under the Securities Act, with respect to the offer and sale of membership units pursuant to this prospectus. This prospectus, filed as a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules thereto in accordance with the rules and regulations of the Commission and no reference is hereby made to such omitted information. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of the terms of such contracts, agreements or documents and are not necessarily complete. Reference is made to each such exhibit for a more complete description of the matters involved and such statements shall be deemed qualified in their entirety by such reference. The registration statement and the exhibits and schedules thereto filed with the Commission may be inspected, without charge, and copies may be obtained at prescribed rates, at the public reference facility maintained by the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

        We are required to file periodic reports with the Securities and Exchange Commission ("SEC") pursuant to Section 13 of the Securities Exchange Act of 1934. Our quarterly reports are made on Form 10-QSB, and our annual reports are made on Form 10-KSB. As of the date of this prospectus, our filings are made pursuant to Regulation S-B for small business filers. We also make current reports on Form 8-K. Except for our duty to deliver audited annual financial statements to our members pursuant to our operating agreement, we are not required to deliver an annual report to security holders and currently have no plan to do so. However, each filing we make with the SEC is immediately available to the public for inspection and copying at the Commission's public reference facilities and the web site of the Commission referred to above or by calling the SEC at 1-800-SEC-0330.

EAST KANSAS AGRI-ENERGY, LLC
FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND 2002

INDEPENDENT AUDITORS' REPORT

To the Board of Directors
 East Kansas Agri-Energy, LLC
Garnett, Kansas

We have audited the accompanying balance sheets of East Kansas Agri-Energy, LLC, (a development stage limited liability company) as of December 31, 2003 and 2002, and the related statements of operations, changes in members' equity and cash flows for the years ended December 31, 2003 and 2002 and the period from January 3, 2001 (inception) to December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of East Kansas Agri-Energy, LLC as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the periods then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Eide Bailly LLP

Minneapolis, Minnesota
March 22, 2004

EAST KANSAS AGRI-ENERGY, LLC
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS
DECEMBER 31, 2003 AND 2002

	2003	2002
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$42,587	$374,190
Grant receivable	27,059	—
Prepaid offering costs	262,869	140,148
Prepaid expense	1,419	—

Total current assets	333,934	514,338

PROPERTY, PLANT AND EQUIPMENT
Office equipment	16,490	6,600
Construction in progress	74,695	62,243

	91,185	68,843
Less accumulated depreciation	3,494	398

	87,691	68,445

OTHER ASSETS
Land option	10,000	5,000

Total assets	$431,625	$587,783

LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES
Current portion of long-term debt	$75,000	$75,000
Accounts payable
Trade	45,309	47,883
Related party	25,200	25,497
Accrued payroll, taxes, and withholdings	5,928	1,408
Accrued interest	813	—

Total current liabilities	152,250	149,788
MEMBERS' EQUITY
Capital contributions, 20,000 units authorized, 1,220 units issued and outstanding	1,220,000	1,220,000
Deficit accumulated during the development stage	(940,625)	(782,005)

Total members' equity	279,375	437,995

Total liabilities and equity	$431,625	$587,783

See Notes to Financial Statements

EAST KANSAS AGRI-ENERGY, LLC
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS

	Year Ended December 31, 2003	Year Ended December 31, 2002	From January 3, 2001 (Date of Inception) to December 31, 2003
REVENUE	$—	$—	$—
OPERATING EXPENSES
Organizational expenses	—	—	3,643
Start-up expenses	159,262	133,978	320,081

	159,262	133,978	323,724

OTHER INCOME (expense)
Interest income	1,773	4,855	6,628
Interest expense	(1,131)	—	(1,131)
Other income	—	2,000	2,000

	642	6,855	7,497

NET LOSS	$(158,620)	$(127,123)	$(316,227)

BASIC AND DILUTED LOSS PER UNIT	$(130)	$(113)

WEIGHTED AVERAGE UNITS OUTSTANDING, BASIC AND DILUTED	1,220	1,128

See Notes to Financial Statements

EAST KANSAS AGRI-ENERGY, LLC
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CHANGES IN MEMBERS' EQUITY

	Units	Contributed Capital	Deficit Accumulated During the Development Stage	Total
Balance, January 3, 2001 (Date of Inception)	—	$—	$—	$—
Net loss for the period ended December 31, 2001	—	—	(30,484)	(30,484)

Balance as of December 31, 2001	—	—	(30,484)	(30,484)
Units issued	1,220	610,000	—	610,000
Impact of units issued at a discount	—	610,000	(610,000)	—
Cost of raising capital	—	—	(14,398)	(14,398)
Net loss for the year ended December 31, 2002	—	—	(127,123)	(127,123)

Balance as of December 31, 2002	1,220	1,220,000	(782,005)	437,995
Net loss for the year ended December 31, 2003	—	—	(158,620)	(158,620)

Balance as of December 31, 2003	1,220	$1,220,000	$(940,625)	$279,375

See Notes to Financial Statements

EAST KANSAS AGRI-ENERGY, LLC
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2003	Year Ended December 31, 2002	From January 3, 2001 (Date of Inception) to December 31, 2003
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(158,620)	$(127,123)	$(316,227)
Adjustments to reconcile net loss to net cash
used in operating activities
Depreciation	3,096	398	3,494
Increase in current assets
Grant receivable	(27,059)	—	(27,059)
Prepaid expense	(1,419)	—	(37,173)
Increase (decrease) in current liabilities
Accounts payable	5,384	26,410	43,239
Accrued payroll, taxes, and withholdings	4,520	1,408	5,928
Accrued interest	813	—	813

Net cash (used in) operating activities	(173,285)	(98,907)	(326,985)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of equipment	(11,470)	(5,020)	(16,490)
Purchase of land option	(5,000)	(5,000)	(10,000)
Construction in process	(6,271)	(50,803)	(57,074)

Net cash (used in) investing activities	(22,741)	(60,823)	(83,564)

CASH FLOWS FROM FINANCING ACTIVITIES
Cost of raising capital	(135,577)	(81,889)	(231,864)
Proceeds from notes payable	—	—	137,000
Repayment of notes payable	—	(126,000)	(137,000)
Proceeds from long-term debt	—	—	75,000
Capital contributions	—	555,000	610,000

Net cash provided by financing activities	(135,577)	347,111	453,136

NET INCREASE IN CASH AND
CASH EQUIVALENTS	(331,603)	187,381	42,587
CASH AND CASH EQUIVALENTS,
BEGINNING OF PERIOD	374,190	186,809	—

CASH AND CASH EQUIVALENTS,
END OF PERIOD	$42,587	$374,190	$42,587

(continued on next page)

STATEMENTS OF CASH FLOWS—Page 2

	Year Ended December 31, 2003	Year Ended December 31, 2002	From January 3, 2001 (Date of Inception) to December 31, 2003
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$318	$—	$318
NON CASH INVESTING AND FINANCING ACTIVITIES
Prepaid expenses reclassified to deferred offering costs	$—	$35,754	$35,754

Deferred offering costs incurred	$9,649	$22,505	$9,649

Property, plant, and equipment costs incurred	$17,621	$13,020	$17,621

Cost of raising capital reclassified to members' equity	$—	$14,398	$14,398

Capital contributions issued at discount	$—	$610,000	$610,000

See Notes to Financial Statements

EAST KANSAS AGRI-ENERGY, LLC
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

        East Kansas Agri-Energy, LLC, (a development stage Kansas limited liability company) to be located in Garnett, Kansas, was organized to pool investors to build a 20 million gallon ethanol plant with distribution within the United States. East Kansas Agri-Energy, LLC (the Company) anticipates completing construction by the summer of 2005. As of December 31, 2003, the Company is in the development stage with its efforts being principally devoted to organizational, construction and financing activities.

        The Company was formally organized as a limited liability company as of October 16, 2001. Prior to that date the Company operated as a general partnership with no formal partnership agreement.

Basis of Accounting

        The Company uses the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America. This method recognizes revenues as earned and expenses as incurred.

Revenue Recognition

        Revenue from the production of ethanol and related products will be recorded upon delivery to customers. Interest income is recognized as earned.

Prepaid Offering Costs

        Costs incurred related to the sale of units are recorded as prepaid offering costs until the related units are issued. Upon issuance of units, offering costs are deducted from additional paid-in capital, with any remaining amount applied to retained earnings (deficit accumulated during the development stage). Offering costs include direct costs related to the offering such as legal fees, cost of meetings and materials and related costs associated with the Company's private offering and initial public offering.

Property and Equipment

        Property and equipment are stated at cost. Significant additions are capitalized, while expenditures for maintenance, repairs and minor renewals are charged to operations when incurred. Office equipment is depreciated over the estimated useful life of 5 to 10 years on a straight-line basis.

        Construction in progress consists of amounts incurred for the engineering and other construction planning costs of the ethanol plant, capitalized interest and other costs that meet capitalization criteria. As of December 31, 2003 and 2002, construction in progress consisted of engineering and permit application costs.

        The Company reviews its property and equipment for impairment whenever events indicate that the carrying amount of the asset may not be recoverable. An impairment loss is recorded when the sum of the future cash flows is less than the carrying amount of the asset. The amount of the loss is determined by comparing the fair market values of the asset to the carrying amount of the asset.

(continued on next page)

NOTES TO FINANCIAL STATEMENTS

Other Income

        Other income consists of amounts received from unaffiliated organizations to assist in the organization and development of the Company. Amounts are recorded as other income when there is no obligation to repay the organization.

Organizational and Start-up Costs

        Organizational and start-up costs are expensed as incurred. Organizational costs consist of amounts related to the formation of the company. Start-up costs consist of amounts incurred during the development stage related to the operation and management of the Company, which do not qualify as a capitalized cost.

Grants and Bargain Purchases

        Amounts received as grants are recorded as a reduction of the expense or cost for which the grant was provided. Amounts received as a bargain purchase are recorded as a reduction of the cost basis of the asset.

Estimates

        Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses. Actual results could differ from the significant estimates used.

Income Taxes

        The Company is organized as a limited liability company under state law and is treated as a partnership for income tax purposes. Under this type of organization, the Company's earnings pass through to the partners and are taxed at the partner level. Accordingly, no income tax provision has been calculated. Differences between financial statement basis of assets and tax basis of assets is related to capitalization and amortization of organization and start-up costs for tax purposes, whereas these costs are expensed for financial statement purposes.

Cash Equivalents

        For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Earnings Per Unit

        Earnings per unit are calculated based on the period of time units have been issued and outstanding. For purposes of calculating diluted earnings per capital unit, units subscribed for but not issued are included in the computation of outstanding capital units. As of December 31, 2003, there was not a difference between basic and diluted earnings per unit since calculation of diluted earnings per unit for the effect of units subscribed but not issued would have been anti-dilutive. There were no units subscribed as of December 31, 2002.

(continued on next page)

NOTES TO FINANCIAL STATEMENTS

NOTE 2—NOTES PAYABLE—UNSECURED CREDITORS

        During 2001, the Company borrowed $1,000 each from 137 unsecured creditors. The amounts were received from the creditors as investments at risk, with no guarantee of repayment and no interest due on repayment. During the year ended December 31, 2002, the Company repaid the remaining balance of these notes payable.

NOTE 3—LONG-TERM DEBT

        Long-term obligations of the Company are summarized as follows at December 31, 2003 and 2002, respectively.

	2003	2002
Note payable to Kansas Department of Commerce and Housing (KDOCH). Repayment is contingent on the escrow related to the Company's initial public offering being broken. If the escrow is broken by October 31, 2003, the Company will repay the amount within seven days. In the event escrow is broken after October 31, 2003, within seven days of that date, the Company will repay $75,000 plus 6.50% simple interest compounded annually from October 31, 2003.	$75,000	$75,000
Less: Current portion	75,000	75,000

Long-term portion	$—	$—

        If the Company transfers the project or project rights to a location or entity outside the state of Kansas, the Company shall pay KDOCH within thirty days $75,000 plus 10% simple interest from the date funds were disbursed and an ongoing royalty of 4% of gross sales for the life of the related product.

        If the Company, in exercising its best business judgment determines not to commercialize, sell, license or market its product, then no amounts shall be payable to KDOCH under this agreement in excess of the salvage or resale value of the equipment purchased.

        Subsequent to December 31, 2003, the Company amended the agreement to provide a maturity date of June 1, 2004. All remaining provisions of the original agreement remain in full force and effect.

        Management estimates that the fair value of the above debt instrument is approximately $75,000 and $71,600 at December 31, 2003 and 2002, respectively.

(continued on next page)

NOTES TO FINANCIAL STATEMENTS

NOTE 4—MEMBERS' EQUITY

        As specified in the Company's Operating Agreement, voting rights are one vote for each voting unit registered in the name of such Member as shown on the Membership Registration maintained by the Company. No Member shall directly or indirectly own or control more than 25% of the issued and outstanding voting membership interests of the Company at any time.

        Income and losses of the Company shall be allocated among the Members in proportion to each Member's respective percentage of Units when compared with the total Units issued.

        The Company's cash flow shall first be applied to the payment of the Company's operating expenses (including debt service) and then to maintenance of adequate cash reserves as determined by the Board of Directors. Any cash remaining after satisfaction of the preceding provision, as determined by the Board of Directors in its sole discretion, shall be distributed from time to time to the Members in proportion to their respective percentage of Units. No member has the right to demand and receive any distribution from the Company other than in cash. No distribution shall be made if, as a result thereof, the Company would be in violation of any loan agreement, or if the Company's total assets would be less than the sum of its total liabilities.

        Transfer, disposition or encumbrance of Capital Units is subject to certain restrictions, including approval by the Board of Directors.

        Initial investors purchased their units at $500 per unit subject to a private placement memorandum. As part of the Company's initial public offering, units have been offered at a minimum of $1,000 per unit. The difference has been reflected as a discount on the units and has been recorded as a distribution.

        The units issued in accordance with the private placement memorandum are not subject to repurchase in the event escrow related to the initial public offering is not broken.

        Upon completion of the private placement memorandum, costs related to the issuance of the units of $14,398 were charged to members' equity.

NOTE 5—GRANT INCOME

        The Company received grants as follows during the period ended December 31, 2001:

Kansas Grain Sorghum Commission	$5,000
Kansas Corn Commission	7,000
Kansas Cooperative Development Center	5,000

$17,000

        Each of the above grants was provided to the Company for purposes of funding a feasibility study. As of December 31, 2002, all of the above grants were received. Through December 31, 2002 and 2001, the grants have been deducted from the costs related to the feasibility study incurred and deducted from start-up expenses.

(continued on next page)

NOTES TO FINANCIAL STATEMENTS

NOTE 6—RELATED PARTY TRANSACTIONS

        The former project coordinator (Note 7) purchased membership units during the period ended December 31, 2002.

        Of the previously unsecured creditors (Note 2), 122 are members of record as of December 31, 2003, owning 10 units each.

NOTE 7—COMMITMENTS AND CONTINGENCIES

        The Company has entered into an option agreement to purchase approximately 10 acres of land. The option was originally purchased for $5,000 and provides for a purchase price of $9,000 per acre, plus the cost to replace boundary fencing and relocate an existing structure along with water and electric utilities. The option was extended to March 13, 2004, and the Company paid an additional $5,000 for the extension. Subsequent to December 31, 2003, the option was extended to July 1, 2004, and the Company paid an additional $5,000 for the extension. The purchase price of the land will be reduced by amounts previously paid for the option and extension.

        The Company has an agreement with its former project coordinator to defer a portion of fees earned until stock sales are authorized. The former project coordinator provides limited service on an ongoing basis. The deferred amount included in accounts payable—related party as of December 31, 2003 and 2002 was $15,000 and $25,160, respectively.

        On May 14, 2002, the Company entered into an option to purchase real property for the plant site with a fair value of approximately $172,500. The option is for the purchase of approximately 23 acres within the Golden Prairie Industrial Park of the City of Garnett, Kansas for $1. The option was extended and expires on June 1, 2004.

        The Company leases office space for $550 payable on the first of each month. The lease expired on November 30, 2003. The Company continues to rent the office space on a month-to-month basis. Rent expense for the years ended December 31, 2003 and 2002 was $6,600 and $3,949, respectively.

        The Company entered into an agreement for preliminary engineering for the proposed ethanol plant with Fagen Engineering LLC. The agreement obligates the Company for no more than $30,000, of which approximately $17,600 had been incurred as of December 31, 2003.

        During the year ended December 31, 2003, the Company terminated its agreement with Value Added Ventures, LLC (VAV). The Company has been notified by VAV requesting payment for services from the inception of the contract through the date of termination totaling $33,380. The Company and VAV are negotiating settlement of this contract. The Company has recorded a liability related to this agreement of $5,847 as of December 31, 2003.

        During the year ended December 31, 2003, the Company negotiated with a board member to perform certain consulting services which were to begin on October 1, 2003. The parties did not execute a contract for these services. Subsequent to December 31, 2003, the board member resigned and the Company received a claim for payment of approximately $50,000, consisting of approximately $2,000 and 48 Units of the Company. The Company contends that since a contract was not executed and services were not performed related to the proposed agreement, no liability exists. The Company intends to vigorously defend itself against the claim.

(continued on next page)

NOTES TO FINANCIAL STATEMENTS

        The Board of Directors approved a registration statement filed with the Securities and Exchange Commission for the sale of units in an initial public offering. A minimum of 9,000 units and a maximum of 18,000 units (exclusive of units issued prior to the initial public offering) will be offered for sale in the public offering at a price of $1,000 per unit. Each investor is required to purchase a minimum of 10 units. The minimum amount of the offering is $9,000,000, with a maximum potential amount raised of $18,000,000. In the event subscriptions for the minimum are not received and accepted or events occur that prevent the escrow from being broken (such as non-execution of debt financing agreements), amounts received from subscriptions will be returned to the purchaser with interest based on interest earned on the escrow account, less applicable fees. Subscriptions require submission of 10% of the offering price, with the remaining amount subject to call of the Board of Directors. In the event a subscriber does not pay for their units in full, all amounts previously collected are forfeited to the Company. As of December 31, 2003, the amount held in escrow totaled $779,400 representing subscriptions of $6,571,000 for 6,571 units. Amounts held in escrow are not included in the accompanying financial statements, as the Company does not have title to the proceeds of the subscriptions until the terms of the escrow agreement have been met and the subscriptions are released to the Company.

        The Company entered into an agreement with Garnett State Savings Bank to provide security for balances held in escrow related to subscriptions received as part of the Company's initial public offering. The Company has received subscriptions for the sale of 6,571 units. The company has collected $779,400 as a result of these subscriptions and is holding these funds in escrow in accordance with the agreement.

NOTE 8—CONCENTRATION OF CREDIT RISK

        The Company maintains cash balances at a financial institution in its trade area. The account is secured by the Federal Deposit Insurance Corporation up to $100,000. At times, the Company's bank balance may exceed $100,000.

        During 2003, the Company entered into an agreement with Garnett State Savings Bank to provide security for balances held in escrow related to subscriptions received as part of the Company's initial public offering.

NOTE 9—INCOME TAXES

        As of December 31, 2003, the tax basis of assets exceeded the book basis of assets by approximately $278,000. As of December 31, 2002, there were no significant differences between the book basis and tax basis of assets.

NOTE 10—VALUE ADDED GRANT

        During the year ended December 31, 2003, the Company received notification of award of a United States Department of Agriculture Value-Added Agricultural Product Market Development Grant (the Grant) for approximately $450,000. The Grant can be used to pay for certain organizational, offering and start-up costs related to the formation and capitalization of the Company. The Company qualified for reimbursement of $209,221 of costs, of which $60,193 related to cost of raising capital and $149,028 was recorded as a reduction of start-up costs for the year ended December 31, 2003. In addition, at December 31, 2003, the Company was entitled to a grant receivable of $27,059 for the reimbursement of start-up costs and cost of raising capital.

(continued on next page)

NOTES TO FINANCIAL STATEMENTS

NOTE 11—SUBSEQUENT EVENTS

        Subsequent to December 31, 2003, the Company signed a letter of intent for a carbon dioxide purchase agreement. The terms provide for the purchase of all the gaseous CO2 that will be produced. In addition, the Company will provide for nominal consideration, land suitable for erecting and operating the CO2 liquefaction plant. The contract shall commence on or before March 1, 2005, providing the product and site is available.

        Subsequent to December 31, 2003, the Company entered into a conditional loan commitment for approximately $20,000,000 of construction debt converting to term debt and a $1,000,000 line of credit. Terms of the proposed loan agreement include a minimum of $17,000,000 of equity, grants or subordinate debt, with at least $14,800,000 of equity and grants. Interest on the debt will be based on a variable rate structure of prime plus 1.5%, with a floor of 6%, with a maturity of up to 10 years on the term debt and the line of credit subject to renewal on an annual basis. The term debt also includes prepayment penalties and requires compliance with certain financial covenants, including limitation of distribution of earnings of the Company and requires prepayment of principal on an annual basis determined by a portion of free cash flow or 75% of amounts received from any CCC Bio Energy Program. Fees for origination of the loan are expected to be approximately $435,000, plus out of pocket costs related to completion of loan documentation. Collateral for the debt will include a mortgage of the property, assignment of certain agreements, and a security interest in all assets. The commitment is conditioned upon completion of terms and conditions in form and substance satisfactory to the lender, including participation by other financial institutions of $15,000,000 and receipt of a USDA loan guarantee on $5,000,000 of the debt.

        Subsequent to December 31, 2003, the Company received a commitment for subordinated debt of up to $2,000,000 from Fagen, Inc. The proposed terms include interest at 9%, and repayment over a term not to exceed 10 years. In addition, Fagen, Inc. has subscribed for units of the Company, and is also negotiating a contract for the construction of the ethanol plant with the Company.

        Subsequent to December 31, 2003 the Company completed its initial public offering. The Company received subscriptions for 13,457 units, which totals $13,457,000.

        Subsequent to December 31, 2003, the Company closed its escrow account related to the initial public offering, and transferred $150,000 to an operating account. The remaining proceeds were placed in a separate account with Garnett State Savings Bank and will be governed by a Master Repurchase Agreement executed with Garnett State Savings Bank.

EAST KANSAS AGRI-ENERGY, LLC
UNAUDITED FINANCIAL STATEMENTS
SEPTEMBER 30, 2004 AND 2003

EAST KANSAS AGRI-ENERGY, LLC
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET (UNAUDITED)
SEPTEMBER 30, 2004

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$9,093,646
Grant receivable	102,585
Interest receivable	30,846
Prepaid expense	11,160

Total current assets	9,238,237

PROPERTY, PLANT AND EQUIPMENT
Land	1
Office equipment	16,490
Construction in progress	4,170,751

4,187,242
Less accumulated depreciation	5,963

4,181,279

OTHER ASSETS
Financing costs	46,477
Land option	20,000

66,477

Total assets	$13,485,993

LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES
Current portion of long-term debt	$—
Accounts payable
Trade	87,172
Related party	31,692
Accrued expenses	5,692

Total current liabilities	124,556

MEMBERS' EQUITY
Capital contributions, 40,000 units authorized, 14,707 units issued and outstanding as of September 30, 2004	14,707,000
Deficit accumulated during the development stage	(1,345,563)

Total members' equity	13,361,437

Total liabilities and members' equity	$13,485,993

See Notes to Unaudited Financial Statements

EAST KANSAS AGRI-ENERGY, LLC
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS (UNAUDITED)

	Nine Months Ended September 30, 2004	Nine Months Ended September 30, 2003	From January 3, 2001 (Date of Inception) to September 30, 2004
REVENUE	$—	$—	$—
OPERATING EXPENSES
Organizational expenses	—	—	3,643
Start-up expenses	176,726	132,560	496,807

	176,726	132,560	500,450

OTHER INCOME (EXPENSE)
Interest income	39,573	1,643	46,200
Interest expense	(3,656)	—	(4,786)
Other income	—	—	2,000

	35,917	1,643	43,414

NET LOSS	$(140,809)	$(130,917)	$(457,036)

BASIC AND DILUTED LOSS PER UNIT	$(15)	$(107)

WEIGHTED AVERAGE UNITS OUTSTANDING, BASIC AND DILUTED	9,294	1,220

See Notes to Unaudited Financial Statements

EAST KANSAS AGRI-ENERGY, LLC
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CHANGES IN MEMBERS' EQUITY (UNAUDITED)

	Units	Contributed Capital	Deficit Accumulated During the Development Stage	Total
Balance, January 3, 2001 (Date of Inception)	—	$—	$—	$
Net loss for the period ended December 31, 2001	—	—	(30,484)		(30,484)

Balance as of December 31, 2001	—	—	(30,484)		(30,484)
Units issued	1,220	610,000	—		610,000
Impact of units issued at a discount	—	610,000	(610,000)		—
Cost of raising capital	—	—	(14,398)		(14,398)
Net loss for the nine months ended September 30, 2002	—	—	(101,906)		(101,906)

Balance as of September 30, 2002	1,220	1,220,000	(756,788)		463,212
Net loss for the three months ended December 31, 2002	—	—	(25,217)		(25,217)

Balance as of December 31, 2002	1,220	1,220,000	(782,005)		437,995
Net loss for the nine months ended September 30, 2003	—	—	(130,917)		(130,917)

Balance as of September 30, 2003	1,220	1,220,000	(912,922)		307,078
Net loss for the three months ended December 31, 2003	—	—	(27,703)		(27,703)

Balance as of December 31, 2003	1,220	1,220,000	(940,625)		279,375
Units issued	13,457	13,457,000	—		13,457,000
Units issued for compensation	30	30,000	—		30,000
Cost of raising capital	—	—	(264,129)		(264,129)
Net loss for the nine months ended September 30, 2004	—	—	(140,809)		(140,809)

Balance as of September 30, 2004	14,707	$14,707,000	$(1,345,563)		$13,361,437

See Notes to Unaudited Financial Statements

EAST KANSAS AGRI-ENERGY, LLC
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS (UNAUDITED)

	Nine Months Ended September 30, 2004	Nine Months Ended September 30, 2003	From January 3, 2001 (Date of Inception) to September 30, 2004
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(140,809)	$(130,917)	$(457,036)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	2,469	2,265	5,963
Non-cash compensation for capital units	30,000	—	30,000
Increase in current assets
Grants receivable	(75,526)	(25,853)	(102,585)
Interest receivable	(30,846)	—	(30,846)
Prepaid expense	(9,741)	(4,656)	(11,160)
Increase (decrease) in current liabilities
Accounts payable	1,685	(25,479)	72,194
Accrued expenses	(1,049)	5,236	5,692

Net cash (used in) operating activities	(223,817)	(179,404)	(487,778)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of equipment	—	(11,470)	(16,490)
Purchase of land	(1)	—	(1)
Purchase of land option	(10,000)	(5,000)	(20,000)
Construction in progress	(4,049,386)	(10,676)	(4,124,081)

Net cash (used in) investing activities	(4,059,387)	(27,146)	(4,160,572)

CASH FLOWS FROM FINANCING ACTIVITIES
Cost of raising capital	(1,260)	(108,663)	(278,527)
Payment of financing fees	(46,477)	—	(46,477)
Proceeds from notes payable	—	—	137,000
Repayment of notes payable	—	—	(137,000)
Proceeds from long-term debt	—	—	75,000
Repayment of long-term debt	(75,000)	—	(75,000)
Capital contributions	13,457,000	—	14,067,000

Net cash provided by (used in) financing activities	13,334,263	(108,663)	13,741,996

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	9,051,059	(315,213)	9,093,646
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	42,587	374,190	—

CASH AND CASH EQUIVALENTS, END OF PERIOD	$9,093,646	$58,977	$9,093,646

(continued on next page)

STATEMENTS OF CASH FLOWS (UNAUDITED)—page 2

	Nine Months Ended September 30, 2004	Nine Months Ended September 30, 2003	From January 3, 2001 (Date of Inception) to September 30, 2004
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest	$3,338	$—	$3,656

NON CASH INVESTING AND FINANCING ACTIVITIES
Prepaid expenses reclassified to deferred offering costs	$—	$—	$35,754

Property, plant and equipment costs incurred	$46,670	$—	$46,670

Cost of raising capital reclassified to members' equity	$264,129	$—	$278,527

Capital contributions issued at discount	$—	$—	$610,000

Capital contributions issued for compensation expensed during the nine months ended September 30, 2004	$15,000	$—	$15,000
Liability converted to capital units	15,000	—	15,000

	$30,000	$—	$30,000

See Notes to Unaudited Financial Statements

EAST KANSAS AGRI-ENERGY, LLC
(A DEVELOPMENT STAGE COMPANY)
NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

        East Kansas Agri-Energy, LLC, (a development stage Kansas limited liability company) to be located in Garnett, Kansas, was organized to pool investors to build a 20 million gallon ethanol plant with distribution within the United States. East Kansas Agri-Energy, LLC (the Company) anticipates completing construction by the summer of 2005. As of September 30, 2004, the Company is in the development stage with its efforts being principally devoted to financing and construction activities.

        The Company was formally organized as a limited liability company as of October 16, 2001. Prior to that date the Company operated as a general partnership with no formal partnership agreement.

Basis of Accounting

        The unaudited financial statements contained herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all the information and footnotes required by accounting principles generally accepted in the United States of America.

        In the opinion of management, all adjustments considered necessary for a fair presentation have been included in the accompanying financial statements. The results of operations for the nine months ended September 30, 2004 and 2003, are not necessarily indicative of the results expected for a full year.

        These financial statements should be read in conjunction with the financial statements and notes included in the Company's financial statements for the year ended December 31, 2003.

Estimates

        Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses. Actual results could differ from the estimates used.

Prepaid Offering Costs

        Costs incurred related to the sale of units are recorded as prepaid offering costs until the related units are issued. Upon issuance of units offering costs are deducted from additional paid-in capital, with any remaining amount applied to retained earnings (deficit accumulated during the development stage). Offering costs include direct costs related to the offering such as legal fees, cost of meetings and materials and related costs associated with the Company's private offering and initial public offering.

Financing Costs

        Costs incurred related to origination of debt financing are recorded as an asset and amortized to interest capitalized during construction or interest expense over the expected term of the debt.

EAST KANSAS AGRI-ENERGY, LLC
(A DEVELOPMENT STAGE COMPANY)
NOTES TO UNAUDITED FINANCIAL STATEMENTS

Earnings Per Unit

        Earnings per unit are calculated based on the period of time units have been issued and outstanding. For purposes of calculating diluted earnings per capital unit, units subscribed for but not issued are included in the computation of outstanding capital units. As of September 30, 2004, there were no units includable in diluted earnings per unit related to subscribed units as the calculation would have been antidilutive.

Stock Based Compensation

        The Company records stock based compensation based on the fair value of the units issued for the compensation.

NOTE 2—COMMITMENTS AND CONTINGENCIES

        The Company has entered into an option agreement to purchase approximately 10 acres of land. The option was originally purchased for $5,000, plus $5,000 for an extension during 2003, and provides for a purchase price of $9,000 per acre, plus the cost to replace boundary fencing and relocate an existing structure along with water and electric utilities. The option was extended to September 1, 2004 and the Company paid an additional $5,000 for the extension. On September 1, 2004, the option was extended until such time as closing on the property would occur. The purchase price of the land will be reduced by amounts previously paid for the option and extensions.

        On May 14, 2002, the Company entered into an option to purchase real property for the plant site with a fair value of approximately $172,500. The option is for the purchase of approximately 23 acres within the Golden Prairie Industrial Park of the City of Garnett, Kansas for $1. On May 27, 2004, the Company gave notice of exercise of the option, and received title to the property on September 1, 2004.

        The Company entered into an agreement for preliminary engineering for the proposed ethanol plant with Fagan Engineering LLC. As of September 30, 2004 approximately $22,000 had been incurred.

        During the year ended December 31, 2003, the Company terminated its agreement with Value Added Ventures, LLC (VAV). The Company has been notified by VAV requesting payment for services from the inception of the contract through the date of termination totaling $33,380. The Company and VAV are negotiating settlement of this contract. The Company has recorded a liability related to this agreement of $5,847 as of September 30, 2004.

        During the year ended December 31, 2003, the Company negotiated with a board member to perform certain consulting services which were to begin on October 1, 2003. The parties did not execute a contract for these services. Subsequent to December 31, 2003, the board member resigned and the Company received a claim for the payment of approximately $50,000, consisting of approximately $2,000 and 48 units of the Company. The company contends that since a contact was not executed and services were not performed related to the proposed agreement, no liability exists. The Company intends to vigorously defend itself against the claim.

        The Company completed its initial public offering and escrow was broken in March 2004. A total of 13,457 units were subscribed, with subscriptions receivable of $0 related remaining unpaid as of September 30, 2004.

        The Company entered into a repurchase agreement with Garnett State Savings Bank to provide security for cash balances held in anticipation of construction. The Company has approximately $9,065,000, included in cash and cash equivalents, under the repurchase agreement.

EAST KANSAS AGRI-ENERGY, LLC
(A DEVELOPMENT STAGE COMPANY)
NOTES TO UNAUDITED FINANCIAL STATEMENTS

        The Company has increased its expected annual production of fuel grade ethanol from 25 million gallons to 35 million gallons. Based on the increased capacity of the ethanol plant, the Company expects that the project will cost approximately $48,000,000 instead of the $37,000,000 previously planned.

        Due to the increase of project cost and overall capitalization, the Company will need to increase debt and equity financing and is completing negotiations with Home Federal Savings Bank on its loan commitment. The Company expects that the new debt financing commitment, when it is received, will consist of term debt and/or a line of credit totaling approximately $26,000,000 and that the senior debt facility will be secured by substantially all of the assets. In addition to this debt, additional financing will be required, as discussed in Note 3.

        The Company has entered into a design-build contract with ICM, Inc. for a fixed price of $35,900,000 pursuant to an agreement for the construction of the 35 million gallon annual capacity ethanol plant.

NOTE 3—MEMBERS' EQUITY

        In addition to transactions discussed in Note 2, the Company issued during 2004 a total of 30 units for compensation. The former project coordinator received 15 units in exchange for amounts previously owed for services.

        The current project coordinator and treasurer (who are full time employees of the Company) received a total of 15 units as a bonus for their services related to the development and financing of the Company. Compensation expense related to this bonus totaled $15,000 for the nine months ended September 30, 2004.

        During September 2004, the Company amended its Operating Agreement whereby the number of authorized units was amended from 20,000 to 40,000 units. In addition, the amendments to the Operating Agreement provide for two classes of members of the Board of Directors, Class A and Class B. Class A members of the board of directors consist of previously existing members of the Board of Directors, prior to amendment. Up to three (3) Class B members of the Board of Directors may be appointed by Fagan, Inc., ICM, Inc., or both of these parties in conjunction with their agreement to purchase additional units.

        The Company has entered into a Unit Purchase and Redemption Agreement for membership units with Fagan, Inc. and ICM, Inc. The total number of units subject to the agreement shall not exceed 6,250 units at $1,000 per unit, for total proceeds of $6,250,000. The Company also has an obligation to repurchase the units from the proceeds of a proposed equity offering or from the cash flow provided by the operations of the ethanol plant, at a rate of $1,100 per unit, or a total $6,875,000. For each $2,000,000 of units related to this agreement, ICM, Inc. and Fagan, Inc., are entitled to one board member. As the units are repurchased by the Company, the number of Class B Board members is reduced by one for each $2,000,000 of units repurchased. The proceeds from the issuance of these units is scheduled to occur at such time as the proceeds from the initial public offering are expended for construction and related costs and the remaining balance of cash from the initial public offering is reduced to $1,000,000.

NOTE 4—CONCENTRATION OF CREDIT RISK

        The Company maintains cash balances at a financial institution in its trade area. The account is secured by the Federal Deposit Insurance Corporation up to $100,000. At times, the Company's bank balance may exceed $100,000.

EAST KANSAS AGRI-ENERGY, LLC
(A DEVELOPMENT STAGE COMPANY)
NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 5—VALUE ADDED GRANT

        During the year ended December 31, 2003, the Company received notification of award of a United States Department of Agriculture Value-Added Agricultural Product Market Development Grant (the Grant) for approximately $450,000. The Grant can be used to pay for certain organizational, offering and start-up costs related to the formation and capitalization of the Company. For the nine months ended September 30, 2004 and 2003, the Company qualified for reimbursement of $132,149 and $119,387, respectively, of which $1,409 and $34,240, respectively, related to cost of raising capital. For the period from inception though September 30, 2004, the Company qualified for reimbursement of $408,896 of costs, of which $61,602 related to cost of raising capital and $347,294 was recorded as a reduction of start-up costs.

NOTE 6—SUBSEQUENT EVENTS

        Subsequent to September 30, 2004, the Company entered into various agreements with related parties. The parties are related to the Company because the following companies are owned by Fagan, Inc., and ICM, Inc., or their affiliates. Fagan, Inc., ICM, Inc. or their affiliates, have an ownership interest in the Company. The agreements were executed on November 15, 2004, with an effective date of November 12, 2004.

  The Company entered into a Trading Agreement with United Bio Energy Trading, LLC in which United Bio Energy Trading, LLC will provide market information and consulting services for the Company for a monthly fee. The initial term of the agreement is for five years, and automatically renews for 1 year periods unless terminated 90 prior to the expiration of the agreement.

  The Company entered into a Distillers Grains Marketing Agreement with United Bio Energy Ingredients, LLC pursuant to which United Bio Energy Ingredients, LLC will purchase all dried and wet distillers grains produced at the plant at a percentage of the price United Bio Energy Ingredients, LLC charges its buyers of distillers grains. The Company is responsible for supplying all labor and equipment to load or unload trucks or rail cars without charge to United Bio Energy Ingredients, LLC and is required to provide storage for at least 10 days production of wet and dry distillers' grains. In addition, the distillers' grains must meet quality requirements so that they will meet current industry standards for primary animal feed ingredients. If the Company fails to supply distiller's grains that comply with industry standards, United Bio Energy Ingredients, LLC may reject them. The initial term of the agreement is five years, and is automatically renewed for one year terms. The agreement may be terminated at any time by the Company with 90 days notice. If the Company terminates the agreement during its initial term, United Bio Energy Ingredients, LLC will be due a payment of a termination fee equal to 3 times the average monthly fee for the previous six months. Upon termination of this agreement, any rail car leases entered into by United Bio Energy Ingredients, LLC on behalf of the Company shall be assigned to the Company for the remaining term of the leases.

  EAST KANSAS AGRI-ENERGY, LLC
  (A DEVELOPMENT STAGE COMPANY)
  NOTES TO UNAUDITED FINANCIAL STATEMENTS

  The Company entered into a Raw Grains Agreement with United Bio Energy Ingredients, LLC. The Raw Grains Agreement provides for the Company to purchase all raw grains necessary for ethanol production from United Bio Energy Ingredients, LLC. Pursuant to the agreement, United Bio Energy Ingredients, LLC will use its best efforts to arrange for the purchase of grain at the lowest price available under prevailing market conditions and the Company will supply all labor and equipment necessary to load or unload trucks or rail cars. For its service, the Company will pay United Bio Energy Ingredients, LLC the actual cash procurement price and all reasonable and necessary expenses to get the grain to the plant plus a per bushel fee. The title, risk of loss, and responsibility for the quality of grain will transfer to the Company when it unloads the grain at the plant. Prior to that time, United Bio Energy Ingredients, LLC will bear the risk of loss. All grain delivered to the plant shall meet certain quality standards and the Company will have the options to reduce the price the Company will pay or fully reject any delivery that fails to conform to these standards, depending upon the severity of the noncompliance. The initial term of the agreement is 5 years, and is automatically renewed for one year terms. The agreement may be terminated at any time by the Company with 90 days notice.

  The Company also entered into an Ethanol Agreement with United Bio Energy Fuels, LLC. The terms of the agreement provide that United Bio Energy Fuels, LLC will market all fuel-grade ethanol produced by the Company. In exchange, the Company agreed to pay United Bio Energy Fuels, LLC a fee for each gallon of ethanol produced at the Company's plant during the term of the agreement. The initial term of the agreement is 5 years, and is automatically renewed for one year terms. The agreement may be terminated at any time by the Company with 90 days notice. If the Company terminates the agreement during its initial term, United Bio Energy Fuels, LLC will be due a payment of a termination fee equal to 3 times the average monthly fee for the previous six months. Upon termination of this agreement, any rail car leases entered into by United Bio Energy Fuels, LLC on behalf of the Company shall be assigned to the Company for the remaining term of the leases. United Bio Energy Fuels, LLC also agreed to use its best efforts to obtain the highest price for ethanol available under prevailing market conditions.

  The Company entered into a Management Agreement with United Bio Energy Management, LLC, in which United Bio Energy Management, LLC will supervise and direct the general operations of the plant. United Bio Energy Management, LLC will provide the services of a full-time general manager to the plant. The Company has agreed to compensate United Bio Energy Management, LLC an annual fee of $250,000 for these services payable in monthly installments of $20,833, plus an incentive bonus based upon the attainment of certain financial benchmarks as defined by the agreement. United Bio Energy Management, LLC will appoint a general manager to be based on site at our plant, and shall work exclusively for the Company. The contract has an initial term of five years, and commences no later than January 1, 2005, and is automatically renewed for one year periods unless terminated 90 days prior to the expiration of the agreement. Upon termination of the agreement, the Company is obligated to pay a fee of $250,000 over a 2 year period as a license fee for the continued use of proprietary information.

The Company also entered into the following agreements with unrelated parties subsequent to September 30, 2004.

Exercise of Land Option

        On November 18, 2004, the Company exercised the land option and purchased approximately 19 acres of real estate in Anderson County, Kansas. The Company paid a total of $170,010, which excluded the cost to replace boundary fencing and relocate an existing structure along with water and electric utilities. Previous deposits totaling $20,000 were applied to the purchase price and a sum of $150,010 was paid at closing. The cost to relocate the existing structure is approximately $21,000.

EAST KANSAS AGRI-ENERGY, LLC
(A DEVELOPMENT STAGE COMPANY)
NOTES TO UNAUDITED FINANCIAL STATEMENTS

Credit Agreement

        On November 23, 2004, the Company entered into a Credit Agreement with Home Federal Savings Bank, establishing a construction loan facility for the construction of a 35 million gallon per year ethanol plant. The construction financing is in the amount of $26,000,000 consisting of a $21,000,000 conventional term loan and a $5,000,000 USDA 80% guaranteed loan, and is secured by substantially all of our assets.

        During the construction phase, the Company will make monthly payments of interest only at a variable interest rate equal to prime plus 1.75% with a floor of 6%. The construction phase shall end no later than September 1, 2005. Following construction completion, the loan will be segmented into two loans (1) a $5,000,000 USDA 80% guaranteed loan, and (2) a $21,000,000 conventional term loan. The $5,000,000 USDA guaranteed loan will have an amortization period and maturity date of 10 years. The Company will make monthly payments of principal and interest on the $5,000,000 loan at a variable interest rate of prime plus 1.25%. This variable rate will be adjusted quarterly. The $21,000,000 conventional loan will have an amortization period of ten years but will mature at the end of five years. The Company will make monthly payments of principal and interest on the $21,000,000 loan at a variable rate equal to prime plus 1.75% with a floor of 6%.

        The Company paid an origination fee of $367,750 to Home Federal Savings Bank and will pay an $80,000 origination fee for the USDA loan guarantee. The Company will also pay a $30,000 annual administration fee related to the credit facility. The credit facility is secured by a mortgage on our real property and a security interest in all personal and intangible assets of the Company, including assignment of all material contracts.

        During the construction phase, a 1% prepayment penalty of the total construction of $26,000,000 will be assessed if the loan is placed with a lender other than Home Federal Savings Bank. After the construction phase, the $5,000,000 USDA 80% guaranteed loan will impose a prepayment penalty depending on the year of refinancing starting with the 5% penalty in year one and decreasing to 1% in year five. With respect to the $21,000,000 conventional loan, a prepayment penalty will be imposed starting with a 3% penalty in year one and decreasing to 1% in year three.

        During the term of the loan, all deposit accounts related to the Company must be maintained at Home Federal Savings Bank. The Company will also be subject to certain financial loan covenants consisting of minimum working capital, minimum fixed coverage, minimum current ratio, minimum net worth and maximum debt/net worth covenants during the term of the loan. The Company will also be prohibited from making distributions to their members, however, the Company will be allowed to distribute 40% of our net income to their members after our lender has received audited financial statements for the fiscal year. The Company must be in compliance with all financial ratio requirements and loan covenants before and after any distributions to the members.

        After the construction phase, the Company will only be allowed to make annual capital expenditures up to $400,000 annually without the lender's prior approval. During the term of the loan, the Company is required to pay to the lender an annual amount equal to the greater of (1) 75% of any Commodity Credit Corporation Bio-Energy income payments received during the year or (2) 25% of the Company's free cash flow for each year. Payments consisting of USDA Commodity Credit Corporation Bio-Energy income must be paid to the lender within 15 days of receipt of any such payments. These payments will continue until an aggregate sum of $7,500,000 has been received by the lender.

EAST KANSAS AGRI-ENERGY, LLC
(A DEVELOPMENT STAGE COMPANY)
NOTES TO UNAUDITED FINANCIAL STATEMENTS

Natural Gas Distribution

        The Company has entered into a letter of agreement with Southern Star Central Gas Pipeline to estimate the construction costs to design and build a measurement station capable of flowing natural gas in sufficient hourly quantities to meet the total daily requirements, which the design specifications requested by the Company were 4,000 MMBtu per day (167 Mcf per hour) at a minimum of 60 PSIG at the outlet of Southern Star Central Pipeline's measurement station.

        The Company has paid a fee of $25,000 for the development of this analysis and agreed to pay an additional $15,000 prior to commencement of any work associated with the estimation along with an additional $5,000 per month for two months. The $25,000 payment for this analysis will be applied to the costs of constructing and installing the facilities if both parties agree to go forward with the natural gas pipeline.

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Directors and officers of East Kansas Agri-Energy, L.L.C. may be entitled to benefit from the indemnification provisions contained in the Company's operating agreement and the Kansas Revised Limited Liability Company Act. The general effect of these provisions is summarized below.

        Our operating agreement provides that to the maximum extend permitted under the Kansas Revised Limited Liability Company Act and any other applicable law, no member or director of the Company shall be personally liable for any debt, obligation, liability of the Company merely by reason of being a member or director or both. No director of the Company shall be personally liable to the Company or its members for monetary damages for a breach of fiduciary duty by such director; provided that the provision shall not eliminate or limit the liability of a director for the following: (1) receipt of an improper financial benefit to which the director is not entitled; (2) liability for receipt of distributions in violation of the articles of organization, operating agreement, or Section 17-76,110 of the Kansas Revised Limited Liability Company Act; (3) a knowing violation of law; or (4) acts or omissions involving fraud, bad faith, or willful misconduct. To the maximum extent permitted under the Kansas Revised Limited Liability Company Act and other applicable law, the Company, its receiver, or its trustee (however in the case of a receiver or trustee only to the extent of Company property) is required to indemnify, save, and hold harmless, and pay all judgments and claims against each director relating to any liability or damage incurred by reason of any act performed or omitted to be performed by such director or officer in connection with the business of the Company. The indemnification includes reasonable attorneys' fees incurred by a director or officer in connection with the defense of any action based on covered acts or omissions. Attorneys' fees may be paid as incurred, including those for liabilities under federal and state securities laws, as permitted by law. To the maximum extent permitted by law, in the event of an action by a unit holder against any director, including a derivative suit, we must indemnify, hold harmless, and pay all costs, liabilities, damages, and expenses of the director, including attorneys' fees incurred in the defense of the action. Notwithstanding the foregoing provisions, no director shall be indemnified by the Company in contradiction of the Kansas Revised Limited Liability Company Act. The Company may purchase and maintain insurance on behalf of any person in his or her official capacity against any liability asserted against and incurred by the person arising from the capacity, regardless of whether the Company would otherwise be required to indemnify the person against the liability.

        Generally, under Kansas law, a member or manager is not personally obligated for any debt or obligation of the Company solely because they are a member or manager of the Company. However, Kansas law allows a member or manager to agree to become personally liable for any or all debts, obligations, and liabilities if the operating agreement provides.

        The principles of law and equity supplement the Kansas Revised Limited Liability Company Act, unless displaced by particular provisions of the Act.

        There is no pending litigation or proceeding involving a director, officer, employee, or agent of the Company as to which indemnification is being sought. The Company is not aware of any other threatened litigation that may result in claims for indemnification by any director, officer, member, manager, employee, or agent.

ITEM 25.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

Securities and Exchange Commission registration fee	$849.01
Legal fees and expenses	105,000.00
Accounting fees	20,000.00
Blue Sky filing fees	2,500.00
Printing expenses	20,000.00
Miscellaneous expenses	11,650.99

Total	$160,000*

*
All of the above items except the registration fee and blue sky filing fees are estimated.

ITEM 26.    RECENT SALES OF UNREGISTERED SECURITIES

        During the time period beginning on Company's formation on October 16, 2001 and ending on February 1, 2002, we issued and sold 1,220 membership units to our seed capital investors at a purchase price of $500 per unit, without registering the units with the Securities and Exchange Commission. All sales were made pursuant to Rule 504 of Regulation D. Each of these sales was deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) and Rule 504 of the Securities Act of 1933 as transactions by an issuer not involving a public offering. No underwriting discounts or commissions were paid in these transactions and the Company conducted no general solicitation in connection with the offer or sale of the securities. The purchasers of the securities in each transaction made representations to us regarding their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof. Appropriate legends were affixed to unit certificates and instruments issued in such transactions. All purchasers (other than the original 10 directors) were provided a private placement memorandum containing all material information concerning the Company and the offering. All purchases were made with cash and the total amount of cash consideration for those securities was $610,000.

        On October 11, 2004 the Company entered into a Unit Purchase and Redemption Agreement with ICM, Inc. and Fagen, Inc. Pursuant to this agreement, the Company agreed to sell up to 3,125 of its units to ICM, Inc. and up to 3,125 of its units to Fagen, Inc. The closing of the purchase of these units by ICM, Inc. and Fagen, Inc. is conditioned on the cash proceeds of the Company's current equity raised from the sale of the Company's units during its initial registered offering or less. Once the cash proceeds of the initial equity funds are reduced to $1,000,000 or less, the Company is required to provide written notification to ICM, Inc. and Fagen, Inc. of this fact and request the closing of the purchase of the units. The purchase notification from the Company shall state the number of units to be purchased by ICM, Inc. and Fagen, Inc. (the actual of number of units to be sold is at the sole discretion of the Registrant). However, the Company may not sell more than a combined total of 6,250. Within 10 days after receipt of the purchase notification, ICM, Inc. and Fagen, Inc. are required to make a capital contribution (up to $3,125,000 each) payable in cash to the Company in exchange for the units. The amount of consideration received by the Company will be calculated by multiplying the number of units that the Company requests each party purchase by $1,000. Therefore, the amount of consideration received by the Company may be up to $6,250,000. ICM, Inc. and Fagen, Inc. each have total assets in excess of $5,000,000 and neither entity was formed for the purpose of acquiring the Company's units, therefore both companies are considered accredited investors. Because ICM, Inc. and Fagen, Inc. are both accredited investors, the Company is claiming an exemption from registration for these transactions under both Rule 506 of Regulation D and §4(2) of the Securities Act.

ITEM 27.    EXHIBITS.

3.1	Articles of Organization. Filed as Exhibit 3.1 to the registrant's original registration statement on From SB-2 (Commission File 333-96703) and incorporated by reference herein.
3.2.1
Amended and Restated Operating Agreement of the registrant. Filed as Exhibit 3.2 to the registrant's initial registration statement on Form SB-2 (Commission File 333-96703) and incorporated by reference herein.
3.2.2
First Amendment to Amended and Restated Operating Agreement of East Kansas Agri-Energy, L.L.C., dated September 16, 2004. Filed as Exhibit 3.2.1 to the registrant's quarterly report on Form 10-QSB dated September 30, 2004 and incorporated by reference herein.
4.1	Form of Membership Unit Certificate.
4.2	Form of Subscription Agreement of registrant.
4.3	Form of Escrow Agreement.
5.1	Form of Opinion of Brown, Winick, Graves, Gross, Baskerville & Schoenebaum, P.L.C. as to certain securities matters.
8.1	Form of Opinion of Brown, Winick, Graves, Gross, Baskerville & Schoenebaum, P.L.C. as to certain tax matters.

10.1
Option to Purchase Real Estate from City of Garnett, Kansas. Filed as Exhibit 10.3 to the registrant's initial registration statement on Form SB-2 (Commission File 333-96703) and incorporated by reference herein.
10.2	Memorandum of Extension from City of Garnett, Kansas. Filed as Exhibit 10.1 to the registrant's quarterly report dated March 31, 2003 on Form 10-QSB and incorporated by reference herein.
10.3
Option to Purchase Real Estate from Clarence L. White and Berniece F. White dated March 13, 2003. Filed as Exhibit 10.5 to the registrant's annual report dated December 31, 2003 on Form 10-KSB and incorporated by reference herein.
10.4
Employment Agreement dated February 10, 2003 between East Kansas Agri-Energy, LLC and Jill Zimmerman. Filed as Exhibit 10.6 to the registrant's annual report dated December 31, 2003 on Form 10-KSB and incorporated by reference herein.
10.5
Letter Agreement dated March 9, 2004 between East Kansas Agri-Energy, L.L.C. and U.S. Energy Services, Inc. Filed as Exhibit 10.7 to registrant's quarterly report dated March 31, 2004 on Form 10-QSB and incorporated by reference herein.
10.6
Letter Agreement dated March 9, 2004 between East Kansas Agri-Energy, L.L.C. and U.S. Energy Services, Inc. Filed as Exhibit 10.8 to registrant's quarterly report dated March 31, 2004 on Form 10-QSB and incorporated by reference herein
10.7
Option to Purchase Real Estate from Clarence L. White and Berniece F. White dated March 15, 2004. Filed as Exhibit 10.9 to registrant's quarterly report dated March 31, 2004 on Form 10-QSB and incorporated by reference herein.
10.8
Option to Purchase Real Estate from Clarence L. White and Berniece F. White dated July 1, 2004. Filed as Exhibit 10.10 to registrant's quarterly report dated June 30, 2004 on Form 10-QSB and incorporated by reference herein.
10.9
Agreement between Owner and Design/Builder on the Basis of a Stipulated Price dated August 9, 2004 between East Kansas Agri-Energy, L.L.C. and ICM, Inc. Filed as Exhibit 10.11 to registrant's quarterly report dated September 30, 2004 on Form 10-QSB and incorporated by reference herein.
10.10
Unit Purchase and Redemption Agreement dated October 11, 2004 between East Kansas Agri-Energy, L.L.C., ICM, Inc., and Fagen, Inc. Filed as Exhibit 10.12 to registrant's quarterly report dated September 30, 2004 on Form 10-QSB and incorporated by reference herein.
10.11	Management Agreement dated November 12, 2003 between East Kansas Agri-Energy, L.L.C. and United Bio Energy Management, LLC.*
10.12	Raw Grains Agreement dated November 12, 2003 between East Kansas Agri-Energy, L.L.C. and United Bio Energy Ingredients, LLC.*
10.13	Ethanol Agreement dated November 12, 2003 between East Kansas Agri-Energy, L.L.C. and United Bio Energy Fuels, LLC.*
10.14	Distillers Grains Marketing Agreement dated November 12, 2003 between East Kansas Agri-Energy, L.L.C. and United Bio Energy Ingredients, LLC.*
10.15	Trading Agreement dated November 12, 2003 between East Kansas Agri-Energy, L.L.C. and United Bio Energy Trading, LLC.*
10.16	Credit Agreement dated November 23, 2004 between East Kansas Agri-Energy, L.L.C. and Home Federal Savings Bank.
10.17	Disbursing Agreement dated November 23, 2004 between East Kansas Agri-Energy, L.L.C. and Home Federal Savings Bank.
10.18	Security Agreement dated November 23, 2004 between East Kansas Agri-Energy, L.L.C. and Home Federal Savings Bank.
10.19	Mortgage—Collateral Real Estate Mortgage dated November 23, 2004 between East Kansas Agri-Energy, L.L.C. and Home Federal Savings Bank.

23.1	Consent of Eide Bailly LLP.

*
Material has been omitted pursuant to a request for confidential treatment and such materials have been filed separately with the Securities and Exchange Commission.

ITEM 28.    UNDERTAKINGS.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i)
    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

    (ii)
    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2)   To deem, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the registered securities which remain unsold at the end of the offering.

SIGNATURES

        In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Garnett, State of Kansas on December 13, 2004.

EAST KANSAS AGRI-ENERGY, LLC
Date:	December 13, 2004	/s/ WILLIAM R. PRACHT William R. Pracht President (Principal Executive Officer)
Date:	December 13, 2004	/s/ JILL A. ZIMMERMAN Jill A. Zimmerman Treasurer (Principal Financial and Accounting Officer)

         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Date:	December 13, 2004	/s/ WILLIAM R. PRACHT William R. Pracht, President/Director
Date:	December 13, 2004	/s/ ROGER BRUMMEL Roger Brummel, Vice President/Director
Date:	December 13, 2004	/s/ JILL A. ZIMMERMAN Jill A. Zimmerman, Treasurer/Director
Date:	December 13, 2004	/s/ DANIEL V. MORGAN Daniel V. Morgan, Secretary/Director
Date:	December 13, 2004	/s/ SCOTT A. BURKDOLL Scott A. Burkdoll, Director
Date:	December 13, 2004	/s/ GLENN A. CALDWELL Glenn A. Caldwell, Director
Date:	December 13, 2004	/s/ DANIEL L. GUETTERMAN Daniel L. Guetterman, Director
Date:	December 13, 2004	/s/ DOUGLAS L. STRICKLER Douglas L. Strickler, Director

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TABLE OF CONTENTS
PROSPECTUS SUMMARY
RISK FACTORS
FORWARD LOOKING STATEMENTS
OFFERING PROCEEDS
USE OF PROCEEDS
DETERMINATION OF OFFERING PRICE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
UNITS BENEFICIALLY OWNED BY DIRECTORS AND OFFICERS
SELECTED FINANCIAL DATA
MANAGEMENT'S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION
USE OF FUNDS
DESCRIPTION OF BUSINESS
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
EXECUTIVE COMPENSATION
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
DESCRIPTION OF MEMBERSHIP UNITS
SUMMARY OF OUR OPERATING AGREEMENT
PLAN OF DISTRIBUTION
FEDERAL INCOME TAX CONSEQUENCES OF OWNING OUR UNITS
LEGAL MATTERS
ADDITIONAL INFORMATION
INDEPENDENT AUDITORS' REPORT
BALANCE SHEETS
STATEMENTS OF OPERATIONS
STATEMENTS OF CHANGES IN MEMBERS' EQUITY
STATEMENTS OF CASH FLOWS
NOTES TO FINANCIAL STATEMENTS
PART II—INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES